Exhibit 99.(h)(i)

Execution Version

TRANSFER AGENCY AND SHAREHOLDER SERVICES AGREEMENT

This Transfer Agency And Shareholder Services Agreement is made as of March 29, 2022 (“Effective Date”) by and between BNY Mellon Investment Servicing (US) Inc. (“BNYM”), and each investment company listed on the signature page to this Agreement (each, an “Investment Company” and collectively, the “Investment Companies”), each on its own behalf and on behalf of each Portfolio of each such Investment Company contained on Schedule B. Capitalized terms, and certain noncapitalized terms, not otherwise defined shall have the meanings set forth in Schedule A (Schedule A also contains an index of defined terms providing the location of all defined terms). The term “Agreement” shall mean this Transfer Agency And Shareholder Services Agreement as constituted on the Effective Date, and thereafter as it may be amended from time to time as provided for herein. All references to “Schedule B” herein mean Schedule B attached hereto as constituted on the Effective Date, and thereafter as it may be amended from time to time (deemed or in writing) pursuant to Section 16 or 19(l).

Background

Each Investment Company is either an open-end management investment company or a closed- end management investment company operating as an interval fund, in either case registered with the SEC under the 1940 Act. Each Investment Company wishes to retain BNYM to serve as its transfer agent, registrar, dividend disbursing agent and shareholder servicing agent, or, if applicable, to serve as the transfer agent, registrar, dividend disbursing agent and shareholder servicing agent for each of its Portfolios contained on Schedule B, and BNYM wishes to furnish such services. The term “Fund” as used hereinafter in this Agreement means, as applicable, a particular Investment Company, if no Portfolios of the particular Investment Company are contained on Schedule B, or a particular Investment Company and each Portfolio of such Investment Company contained on Schedule B, where an Investment Company has such Portfolios, all and each considered in its individual and separate capacity.

Terms

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Fund with respect to itself and BNYM, intending to be legally bound, hereby agree to the statements made in the preceding paragraphs and as follows:

1.  Appointment. The Fund hereby appoints BNYM to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund and BNYM accepts such appointments and agrees in connection with such appointments to furnish the services expressly set forth in Section 3. BNYM shall be under no duty to provide any service to or on behalf of the Fund except as specifically set forth in Section 3 or as BNYM and the Fund may specifically agree in a written amendment hereto. Unless otherwise agreed by the Fund and BNYM in a written amendment to this Agreement, BNYM shall not bear, or otherwise be responsible for, any fees, costs or expenses charged by any third party service providers engaged by the Fund or by any other third party service provider not engaged by BNYM. The Fund will provide such information and documentation as BNYM may reasonably request in connection with services provided by BNYM to the Fund pursuant to this Agreement.

2.  Records. Data pertaining to the Fund which the Fund is obligated to keep as its books and records pursuant to Section 31(a) of the 1940 Act and which is held in the BNYM System due to the services performed hereunder by BNYM pursuant to Section 3 (“Fund Data”) shall be the property of the Fund. Upon the reasonable request of the Fund, BNYM shall provide Authorized Persons with access to Fund Data at BNYM’s facilities during BNYM’s normal business hours in the format and on the equipment normally utilized by BNYM and if reasonably requested during such visit provide printed output of the Fund Data at the Fund’s expense.

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3.  Services. BNYM shall provide the services specified in subsections (a) through (d) below commencing on the Service Effective Date, the services specified in subsection (e) below commencing on the Effective Date, and the services specified in subsection (f) as of the dates specified therein:

(a) General Services:

(1) Services to be provided on an ongoing basis to the extent applicable to a particular Fund:

(i)	Accept, effect and post Share purchases, redemptions, exchanges and transfers;

(ii)	Review new share ownership and account applications and if not in good order correspond to a commercially reasonable extent with submitting persons to complete or correct information;

(iii)	Establish and maintain shareholder registrations for shares and shareholder accounts and accept, effect and post changes to such shareholder registrations;

(iv)	Direct payment processing of checks, ACH transfers and wire transfers;

(v)	Provide shareholders and potential investors with toll free telephone access to a shareholder liaison staff having on-line access to Fund Data for telephone inquiries, including transactions by shareholders and financial advisors;

(vi)	Mail duplicate confirmations to broker-dealers of their clients’ activity, whether executed through the broker-dealer or directly with BNYM, where appliable;

(vii)	As reasonably requested by the Fund: provide periodic shareholder lists and statistics to the Fund in standard BNYM System reports and certify shareholder lists;

(viii)	Issue new Shares in uncertificated form and cancel share certificates when requested in writing by a shareholder;

(ix)	Provide industry-appropriate detailed data for underwriter/broker confirmations;

(x)	Notify on a timely basis the Fund’s investment adviser, accounting agent, and custodian (“Fund Custodian”) of Share activity;

(xi)	Perform other participating broker-dealer shareholder services as may be agreed upon from time to time;

(xii)	Calculate 12b-1 payments and such other fees, commissions, concessions and intermediary payables as the Fund and BNYM shall reasonably agree;

(xiii)	Remediation Services, as required;

(xiv)	Record the issuance of Shares of the Funds and maintain a record of the total number of Shares of each Fund that are authorized, issued and outstanding; and

(xv)	Perform certain administrative and ministerial duties relating to opening, maintaining and

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processing transactions for shareholders or financial intermediaries that report transactions to the Funds through the NSCC.

(2)  Purchase of Shares. Subject to Schedule E with respect to the Fund if indicated as an interval fund on Schedule B (“I-Fund”), BNYM shall issue and credit an account of an investor, in the manner described in the Fund’s prospectus, once it receives:

(i)	A purchase order in completed proper form;

(ii)	Proper information to establish a shareholder account, if an account has not previously been established; and

(iii)	Confirmation of the receipt of funds by BNYM or the crediting of funds for such order to the Fund Custodian.

(3)  Redemption of Shares. Subject to Schedule E with respect to the Fund if it is an I-Fund, BNYM shall process instructions to redeem or transfer Shares in accordance with the following:

(i)	All instructions given to BNYM regarding the transfer of Shares, the redemption of Shares or the disposition of redemption proceeds must conform to the Fund’s prospectus, be accompanied by such documents as BNYM reasonably determines to be appropriate to the particular transaction and to the extent the Shares are certificated the Shares must be tendered in proper form.

(ii)	BNYM is authorized to delay or reject a transfer or redemption of Shares until it determines that the endorsement on the instructions is valid and genuine, that the requested transfer or redemption is legally authorized and otherwise complies with all applicable requirements in the Written Procedures, and that there is no basis to any adverse claims that may have been made regarding the Shares or the particular transfer or redemption, and BNYM shall incur no liability for delaying or rejecting transfers or redemptions in accordance with the foregoing authorization.

(iii)	When Shares are redeemed, BNYM shall deliver to the Fund Custodian and the Fund or its designee a notification setting forth the number of Shares redeemed. Such redeemed Shares shall be reflected on appropriate accounts maintained by BNYM reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

(iv)	BNYM shall, upon receipt of the monies provided to it by the Fund Custodian for the redemption of Shares, pay such monies as are received from the Fund Custodian, all in accordance with the Written Procedures.

(v)	BNYM shall not process or effect any redemption requests with respect to Shares of the Fund after receipt by BNYM or its agent of notification of the suspension of the determination of the net asset value of the Fund.

(4) Dividends and Distributions.

(A)  Upon receipt by BNYM of Written Instructions containing all requisite information that may be reasonably requested by BNYM, including payment directions and authorization, BNYM shall issue Shares in payment of the dividend or distribution, or, upon shareholder election, pay such dividend or distribution in cash.

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(B)  BNYM shall issue Shares or pay dividends or distributions as provided for in Section 3(a)(4)(A), and pay proceeds of Share redemption transactions as provided for in Section 3(a)(3), after it deducts and withholds all amounts it reasonably determines to be appropriate under any applicable tax laws, rules or regulations or other laws, rules or regulations.

(C)  BNYM shall (i) mail to the Fund’s shareholders such tax forms and other information, or permissible substitute forms or notices, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation; and (ii) prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions by the Fund paid to its shareholders (above threshold amounts stipulated by applicable law) as required by tax or other laws, rules or regulations

(D)  Notwithstanding any other provision of this Section 3(a)(4) or this Agreement, and for clarification: BNYM shall have no obligation of any nature with respect to any written statement that Section 19(a) of the 1940 Act may require to be issued with respect to the Fund (“19(a) Statement”), expressly excluding, without limitation, any duty associated with any determination of the appropriateness of, or the drafting or other preparation of the text to be printed on, a 19(a) Statement or the printing or mailing of a 19(a) Statement.

(5) Shareholder Account Services. BNYM may arrange, in accordance with the Fund’s prospectus:

(i)	for issuance of Shares obtained through:

(A)	Any pre-authorized check plan; and

(B)	Direct purchases through broker wire orders, checks and applications.

(ii)	for a shareholder’s:

(A)	Exchange of Shares for shares of another fund with which the Fund has exchange privileges;

(B)	Automatic redemption from an account where that shareholder participates in an automatic redemption plan; and/or

(C)	Redemption of Shares from an account with a checkwriting privilege.

(6) Communications to Shareholders.

(A)  BNYM shall coordinate with the Fund and its third party print vendor to provide data in a mutually agreed industry standard format that is reasonably required to prepare, print and mail:

(i)	Confirmations of purchases and redemptions of Fund Shares;

(ii)	Monthly or quarterly and annual statements of account;

(iii)	Dividend and distribution notices;

(iv)	Checks in payment of redemption proceeds and distributions, if requested by a shareholder;

(v)	Year-end federal tax information and, to extent provided for in the Written Procedures, year-end state tax information; and

(vi)	Other communications and documents reasonably related in the ordinary course of business to the other services performed by BNYM hereunder.

(B) BNYM shall (i) prepare, print and mail the materials listed in Section 6(A) and any other

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documents or instruments, such as prospectuses, periodic reports and other shareholder materials, only to the extent reasonably requested by the Fund in advance and agreed to in writing by BNYM; and (ii) notwithstanding clause (i) above and Section 3(a)(6)(A)(vi), prepare, print and mail PIN reset confirmations.

(7) Records.

(A)  BNYM shall maintain records of the accounts for each shareholder showing the following information to the extent received by BNYM:

(i)	Name, address and United States Tax Identification or Social Security number;

(ii)	Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

(iii)	Historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder’s account;

(iv)	Any stop or restraining order placed against a shareholder’s account;

(v)	Any correspondence relating to the current maintenance of a shareholder’s account; and

(vi)	Information with respect to tax withholdings.

(B)  BNYM shall maintain the records required by Section 31(a) of the 1940 Act to be kept by the Fund with respect to the Services performed hereunder by BNYM on behalf of the Fund, and shall keep such other records in connection with performing the Services as may be specified in the Written Procedures.

(8)  Lost or Stolen Certificates. BNYM shall place a stop notice against any certificate reported to BNYM to be lost or stolen and shall comply with the Securities Laws with respect to the reporting of such certificates. A new certificate shall be issued and registered only upon BNYM’s receipt of the following, in a form approved in advance by BNYM, properly completed and executed by the relevant shareholder:

(i)	Lost instrument bond or other indemnity bond issued by a surety company approved by BNYM; and

(ii)	A release and indemnification agreement.

(9)  Shareholder Inspection of Records. Upon a request from any Fund shareholder to inspect records, BNYM will notify the Fund and the Fund will on a timely basis issue instructions authorizing or denying such inspection access. Absent authorizing instructions from the Fund or legal process compelling access, BNYM will deny access to Fund stock records upon such a request. Unless BNYM has acted contrary to the Fund’s instructions, other than when such contrary action occurs pursuant to legal process, the Fund agrees to and does hereby release and indemnify BNYM in accordance with Section 12 from any liability for refusal of permission for a particular shareholder to inspect the Fund’s records.

(10) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, BNYM shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

(11) SEC Rule 17Ad-17.

(A)  BNYM shall perform such services as are required in order to comply with Rule 17Ad-17 of the 1934 Act (the “Rule 17Ad-17”), including but not limited to the following:

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(i)	execution of required database searches for “lost securityholders”, as that term is defined in Rule 17Ad-17;

(ii)	sending the required written notification to each “unresponsive payee”, as that term is defined in Rule 17Ad-17;

(iii)	maintain records to demonstrate compliance with the requirements of Rule 17Ad-17, including written procedures that describe BNYM’s methodology for complying with Rule 17Ad-17 and records of the results of the database searches for lost securityholders; and

(iv)	retain the records required by Rule 17Ad-17 in accordance with applicable SEC regulations.

(B)  For purposes of clarification: Section 3(a)(11)(A) does not obligate BNYM to perform the services described therein for broker-controlled accounts, omnibus accounts and similar accounts with respect to which BNYM does not receive or maintain information which would permit it to determine whether the account owner is a lost securityholder or an unresponsive payee.

(C)  Upon the Fund’s reasonable written request and following written agreement between the Fund and BNYM regarding responsibility for expenses relating to the request, BNYM agrees to assist the Fund: (i) in complying with any document or information requests that the Fund receives from the SEC related to the services performed by BNYM pursuant to this Section 3(a)(11) by furnishing to the Fund copies of the Fund’s standard files and reports in the BNYM System (as defined in Schedule C) and copies of documents already existing by virtue of other services performed by BNYM pursuant to this Agreement and (ii) in providing the Fund and the SEC, jointly, with access to knowledgeable personnel of BNYM, with the participation of counsel if so elected by BNYM, to answer questions of the SEC regarding the services performed by BNYM pursuant to this Section 3(a)(11).

(12) Tax Advantaged Accounts.

(A) Certain definitions:

(i)	“Eligible Assets” means shares of the Fund and such other assets as the Fund and BNYM may mutually agree.

(ii)	“Participant” means a beneficial owner of a Custodied Account.

(iii)	“Custodied Account” means a Tax Advantaged Account with respect to which the Custodian serves as the custodian.

(iv)	“Tax Advantaged Account” means (A) any of the following accounts: (i) an “IRA”, hereby defined to mean a Traditional, SEP, Roth, or SIMPLE individual retirement account within the meaning of Section 408 of the Code, and (ii) a “CESA”, hereby defined to mean a Coverdell educational savings account within the meaning of Section 530 of the Code; (B) which is facilitated or sponsored by the Fund (or Affiliates of the Fund’s investment advisor or management company and approved by the Fund) and with respect to which the contributions of Participants are used to purchase or invest solely in Eligible Assets.

(B)  In addition to appropriate services provided to a Custodied Account and Participants in accordance with other provisions of Section 3(a), BNYM shall provide the following administrative services to the extent the particular administrative service is appropriate under the Code, subject to applicable terms and conditions of the Code, this Agreement, Written Procedures, Account Documentation and the Fund’s prospectus:

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(i)	Upon receipt of a properly completed application for a Custodied Account, establish a Custodied Account in the Fund and maintain the Custodied Account thereafter in accordance with this Agreement;

(ii)	Process instructions received in good order regarding contributions, including using contribution payments actually received to purchase appropriate Eligible Assets, and keep appropriate records of contributions for tax reporting purposes;

(iii)	Effect instructions for distributions received in good order and establish and maintain a record of the types and reasons for distributions (e.g., attainment of age 59-1/2, disability, death, return of excess contributions);

(iv)	Send blank designation of beneficiary forms to Participants and process designation of beneficiary forms completed and received from Participants in good order;

(v)	Process instructions received in good order for exchanges of Shares, rollovers, direct rollovers, conversions, reconversions, recharacterizations, return of excess contributions and transfers of assets (or the proceeds of liquidated assets) to a successor custodian or successor trustee;

(vi)	Upon receipt in good order of a notification of the death of a Participant, process transfers and distributions in accordance with instructions received in good order;

(vii)	Prepare any annual reports or returns required to be prepared and/or filed by a custodian of Tax Advantaged Accounts, including, but not limited to, an annual fair market value report, Forms 1099R and 5498; and file same with the Internal Revenue Service and provide same to the Participant or Participant’s beneficiary, as applicable;

(viii)	Perform applicable federal withholding and send to the Participant or Participant’s beneficiary, as applicable, an annual TEFRA notice regarding required federal tax withholding;

(ix)	Upon the receipt after the Service Effective Date of a request to open a Custodied Account, BNYM shall provide appropriate Account Documentation (as defined below) to open the Custodied Account and thereafter as necessary to maintain the Custodied Account in compliance with the Code; and

(x)	BNYM shall maintain the Account Documentation in compliance with applicable provisions of the Code.

(C)  BNYM shall arrange for BNYM Trust, BNY Mellon Bank or other qualified institution (which may be an Affiliate of BNYM) to serve as custodian for the Tax Advantaged Accounts. The institution serving as custodian pursuant to the foregoing authorization is referred to herein as the “Custodian”. In consideration for such service and the services of the Custodian, the Fund agrees as follows:

(i)	The Fund will provide at least thirty (30) days’ advance written notice to Participants in connection with a Fund liquidation or any other event or circumstance or act or course of conduct involving the Fund or assets held in a Custodied Account that would result in an involuntary liquidation of any asset held in a Custodied Account or would otherwise materially affect the Custodied Account, its operation, the rights or obligations of a Participant, any asset in a Custodied Account or the terms or provisions of a Custodied Account (“Material Event”), regardless of whether the Material Event was or was not described in an amendment to the Fund’s prospectus or statement of additional information, and reimburse BNYM and the Custodian for

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all reasonable costs, including costs of legal counsel, incurred in determining, in consideration of the Material Event, an appropriate course of conduct under the law, including the Code, and under agreements with Participants and in implementing the course of conduct determined to be appropriate. The Fund shall, in addition, provide at least sixty (60) days’ advance written notice of the Material Event to BNYM, or if such notice is impractical due to circumstances beyond the Fund’s control, advance written notice that in time and detail permits BNYM a reasonable opportunity to review the circumstances of the Material Event, consult with legal counsel, and prepare, print and mail materials it determines in view of its duties as Custodian under the Code and Account Documentation to be appropriate to give Participants not less than 30 days advance notice of any consequences of the Material Event on the Custodied Accounts, but in no event shall such advance written notice be given to BNYM less than 45 days in advance.

(ii)	The Fund, at its cost and expense, at the request of BNYM or the Custodian and in accordance with all applicable provisions of the Code, will:

(aa)	appoint and provide for a qualified successor custodian for all Custodied Accounts in the event this Agreement expires or is terminated or if any other event or circumstance occurs which constitutes commercially reasonable cause for the Custodian to resign as custodian of the Custodied Accounts or seek appointment of a successor custodian,

(bb)	provide for any interim custodial or transfer arrangements made appropriate by any of the circumstances governed by clause (aa),

(cc)	cause all Custodied Accounts and all assets in the Custodied Accounts to transfer to such successor or interim custodians; and

(dd)	notify appropriate parties of custodial resignations and appointments.

(iii)	The Fund, at its cost and expense, will, prior to the Service Effective Date or such later date as the Fund and BNYM may agree upon as the “Transfer Date” (which is hereby defined to mean the date custody of the Tax-Advantaged Accounts is transferred from a prior custodian or trustee (“Prior Custodian”) to the Custodian and the conversion of the Tax-Advantaged Accounts from the system of the Prior Custodian to the BNYM System occurs), act in accordance with clause (aa), clause (bb) or a combination of clauses (aa) and (bb), pursuant to reasonable instructions received from BNYM or the Custodian:

(aa)	where it has the right to do so, unilaterally amend account documentation of Tax- Advantaged Accounts to conform such documentation in all material respects to the BNYM Account Documentation (as defined in clause (bb) immediately below) and communicate such amendments, or furnish such amended documentation, to account owners; and

(bb)	require Participants and “Related Parties” (which is hereby defined to mean all employers, advisors or other parties involved in any manner in the creation, sponsorship or administration of Custodied Accounts or their relevant plans or involved in any other capacity with Custodied Accounts or their relevant plans) to adopt, execute or otherwise agree to “BNYM Account Documentation” (which is hereby defined to mean disclosure documents, custodial agreements, account agreements and such other forms, agreements and materials which BNYM reasonably determines to be appropriate for the establishment and administration of the Custodied Accounts or relevant plans under applicable law, including the Code, or for performance of the services provided by BNYM or the Custodian).

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BNYM shall not be obligated to convert to the BNYM System, or provide a Custodian for, any Tax-Advantaged Accounts of the Fund which BNYM reasonably determines are not bound by BNYM Account Documentation or by account documentation substantially similar in all material respects with the BNYM Account Documentation. For clarification: (i) the immediately preceding sentence is not intended to, and does not, apply to a shareholder account that may be an IRA or CESA that is registered in the name of a financial intermediary other than the Prior Custodian; (ii) BNYM will service such accounts in accordance with all provisions of this Agreement other than Section 3(a)(12), and (iii) BNYM will have no duties under the Code with respect to such accounts.

(iv)	Subsequent to the Transfer Date, at its cost and expense, the Fund will provide to persons applying to become a Participant or a Related Party, all BNYM Account Documentation that BNYM or the Custodian has most recently designated as the current version of the BNYM Account Documentation , including without limitation all privacy notices of BNYM and the Custodian, obtain the signature of all such persons on the appropriate BNYM Account Documentation, and, to the extent requested by BNYM, furnish a copy of the executed BNYM Account Documentation to BNYM. The performance by BNYM and the Custodian of the respective obligations set forth in this Section 3(a)(12) subsequent to the Transfer Date shall be contingent upon the Fund’s compliance with this Section 3(a)(12)(C)(iv) and the Fund shall upon the reasonable request of BNYM certify to its compliance with this Section 3(a)(12)(C)(iv) or otherwise verify or provide verification of its compliance with this Section 3(a)(12)(C)(iv).

(v)	Subsequent to the Transfer Date, in the event of changes to the BNYM Account Documentation or other need to communicate in writing with Participants or Related Parties: (aa) the Custodian may directly furnish new or revised BNYM Account Documentation and any other written notifications, materials and communications which it reasonably determines to be appropriate to its role as custodian (“Related Custodian Materials”) to Participants and Related Parties at the Fund’s cost and expense, payable upon being invoiced for same, or (bb) in lieu of the distribution method provided for in clause (aa) with respect to particular BNYM Account Documentation or Related Custodian Materials, the Fund will, at its cost and expense, upon the reasonable request of BNYM or the Custodian include such items in a Fund mailing of Fund materials.

(D)  In consideration for BNYM or the Custodian furnishing any one or more of the services provided for in this Section 3(a)(12), the Fund shall pay to BNYM the related Fees and Reimbursable Expenses as set forth in the Fee Agreement. The Fund may direct BNYM to collect such Fees and Reimbursable Expenses from the assets in relevant Tax Advantaged Accounts upon appropriate disclosure to Participants, but shall remain responsible for such Fees and Reimbursable Expenses to the extent it does not so direct BNYM or such amounts are not collectable from the Tax Advantaged Accounts.

(13)  Print Mail. Printing and mailing services occurring pursuant to Section 3(a)(6) shall be provided by BNYM at the fees set forth in the Fee Agreement.

(14)  Legal Process. In the event (i) BNYM directly receives a Legal Process Item (defined immediately below) that has been properly served, (ii) the Fund receives a Legal Process Item that has been properly served and delivers the Legal Process Item to BNYM, or (iii) the Fund accepts service of a Legal Process Item that has not been properly served and delivers the Legal Process Item to BNYM, BNYM will act in accordance with the applicable Written Instructions or Written Procedures in effect between the Fund and BNYM. “Legal Process Item” means civil and criminal subpoenas, civil or criminal seizure or restraining orders, IRS and state tax authority civil or criminal notices including

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notices of lien or levy, writs of execution and other functionally equivalent legal process items directed at BNYM or the Fund requiring that a particular action or actions be taken with respect to a current or former shareholder of a Fund or a Fund account of such a shareholder. BNYM may in its reasonable discretion seek to limit or reduce by any reasonable means the scope and coverage of a Legal Process Item and seek extensions of the period to respond.

(15) Unclaimed Property Services.

(A)  Subject to the further provisions of this Section 3(a)(15) and to Sections 9(f) and 19(c), BNYM shall implement procedures on behalf of the Fund that are reasonably designed for the Fund to comply on a substantial basis with the unclaimed property laws and regulations of the States and Territories of the United States (as defined below) (“Unclaimed Property Laws”) with respect to Eligible Property (as defined below). In connection with its performance of the foregoing services (“Unclaimed Property Services”), BNYM shall be entitled to implement procedures consistent with practices adopted by mutual funds and other mutual fund service providers, procedures it determines represent reasonable risk based on the reasoned analysis of counsel, procedures based on communications with the agencies enforcing and administering the Unclaimed Property Laws, the administrative practices of such agencies and interpretations of the Unclaimed Property Laws by such agencies and BNYM shall not be liable for reasonable conduct undertaken in accordance with any of the foregoing. For purposes of the foregoing:

(i)	“States and Territories of the United States” means the states of the United States of America, the District of Columbia, Guam, Puerto Rico, U.S. Virgin Islands and any territory or commonwealth of the United States of America with a formal local government substantially equivalent to a state government which subsequent to the Effective Date adopts a statute substantially similar to the Uniform Unclaimed Property Act of 1995 (or its then current successor).

(ii)	“Eligible Property” means property beneficially owned by a person or entity other than the Fund and held in a bank account maintained by BNYM for or on behalf of the Fund, or property held in a Fund shareholder account, which is (x) subject to reporting or escheat under an Unclaimed Property Law, (y) of a nature or type or classification reasonably related to the services performed by BNYM under this Agreement (such as cash amounts representing non-negotiated dividend checks and shares in abandoned shareholder accounts), and (z) under the control of BNYM.

(B)  BNYM shall have no liability for any Loss arising (i) with respect to Eligible Property deemed abandoned or unclaimed under an Unclaimed Property Law before the UPS Commencement Date (as defined immediately below) but which was not reported or delivered to the applicable jurisdiction as required by an Unclaimed Property Law; (ii) from any inaccuracy in, or from the absence of any data or information from, any records of the Fund relating to any period prior to the UPS Commencement Date that adversely impacts BNYM’s ability to perform the Unclaimed Property Services or BNYM’s ability to comply with an Unclaimed Property Law on behalf of the Fund, including without limitation absences due to the failure to record the occurrence or non-occurrence of events relevant to an Unclaimed Property Law; (iii) from any other failure of any party to comply with an Unclaimed Property Law or to perform a service required for accurate, timely and complete future compliance with an Unclaimed Property Law, other than a failure by BNYM to perform in accordance with this Section 3(a)(15) (collectively, “Compliance Failures”). At its election, BNYM may in good faith seek to respond to Compliance Failures of which it becomes aware or respond to a Compliance Failure only upon the request of the Fund and in accordance with a written agreement reached with the Fund regarding the response, but BNYM shall have no liability for any course of conduct undertaken in good faith in accordance with the foregoing. The Fund alone shall be exclusively liable for and shall directly pay any fines, penalties, interest or other monetary liability, payment obligations or remediation requirements that arise due to a

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Compliance Failure. Notwithstanding any other provision of the Agreement, the Fund shall indemnify BNYM for all Loss BNYM suffers or incurs as a result of or in connection with any Compliance Failure, including without limitation all Loss suffered or incurred as a result of seeking in good faith to respond to the Compliance Failure. In addition to any fees and reimbursement of expenses that BNYM may be entitled to under Section 3(a)(15), in the event BNYM performs any services in connection with Compliance Failures BNYM shall be entitled to be paid fees for such services at the rate set forth in the Fee Agreement, or if no applicable fee is set forth therein, at commercially reasonable rates, and to a reimbursement of all reasonable expenses incurred in connection with such services, and the Fund shall pay BNYM such fees and reimburse BNYM for such expenses upon being invoiced. “UPS Commencement Date” means the date the Fund was converted to the BNYM System or, if applicable, the date that individual accounts within the Fund were converted to the BNYM System, or, if later than either of the foregoing, the date BNYM commenced providing Unclaimed Property Services to the Fund or, if applicable, to an individual account within the Fund.

(C)  (i) The Fund shall be the “holder” under all Unclaimed Property Laws, as that term or its equivalent is used and defined in the Unclaimed Property Laws, and BNYM acts solely as agent of the Fund in performing the Unclaimed Property Services.

(ii)  The Fund hereby authorizes BNYM to sign reports, to sign letters, to communicate with government representatives, current and former shareholders and other appropriate third parties and otherwise to act in all manners on behalf of and in the name of the Fund and to utilize all tax identification numbers or other appropriate identifying numbers or data of a Fund (“Identification Data”) in the scope and manner BNYM reasonably determines to be appropriate to perform the Unclaimed Property Services, including for clarification utilizing the Identification Data associated with each specific portfolio of the Fund (including each class, series, tier or other subdivision of a portfolio, if any) for reporting purposes if such is determined to be appropriate based on an Unclaimed Property Law.

(iii)  In signing the abandoned property reports and other written instruments and communications appropriate to compliance with the Unclaimed Property Laws (“Unclaimed Property Documentation”) pursuant to the authorization granted by subsection (ii) above, BNYM does so as an agent of the Fund as holder under the Unclaimed Property Laws. In the event any law, regulation, rule, regulatory order or legal process requires the Fund to sign the Unclaimed Property Documentation or prohibits BNYM from signing the Unclaimed Property Documentation as agent, or The Bank of New York Mellon Corporation adopts a formal policy applicable to all unclaimed property clients of BNYM prohibiting BNYM from signing the Unclaimed Property Documentation as agent, the Fund shall thereafter be responsible for signing the Unclaimed Property Documentation and BNYM and the Fund shall reasonably cooperate to develop and implement procedures enabling the Fund to perform the signing function.

(iv)  The Fund agrees to execute and deliver to BNYM all documentation or instruments that may be requested by BNYM to evidence the authorization of subsection (ii) above but agrees that the authority of BNYM to act on behalf of and in the name of the Fund as described above and to use the Identification Data shall not be diminished or revoked by the absence of such documentation or instruments, and the Fund irrevocably releases BNYM from any and all Claims against BNYM on the grounds of absence of the authority granted by subsection (ii) above. This Section 3(a)(18)(B) shall survive any termination of the Agreement.

(D) The Fund agrees, upon the reasonable request of BNYM, to:

(i)	execute and deliver to BNYM in a timely manner any reports, forms, documents and instruments reasonably determined by BNYM to be appropriate in connection with its performance the Unclaimed Property Services;

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(ii)	respond in a timely manner to requests from BNYM for information and requests to review information or reports related to the Unclaimed Property Services; and

(iii)	Provide sufficient letterhead paper of the Fund or its electronic letterhead template for use by BNYM in communications related to the Unclaimed Property Services.

(E)  The Fund agrees that upon any termination of the Agreement it will cause all property held in bank accounts maintained by BNYM for or on behalf of the Fund, and all property held in Fund shareholder accounts maintained by BNYM on a Fund’s behalf, to be transferred to the Fund or to a successor service provider and BNYM may condition completion of Deconversion Services on the completion of arrangements reasonably satisfactory to BNYM for such transfers.

(16)  Cost Basis Reporting. In accordance with IRS Regulations, utilizing relevant information provided to BNYM in the ordinary course of performing the services provided for in the Agreement, report cost basis information to shareholders on an average cost basis by tax year and Shares, except when the Shareholder requests such reporting to occur on another basis permitted by the Written Procedures.

(17)  FATCA Services. BNYM shall implement on behalf of the Fund the “FATCA Services,” which is hereby defined to mean processes and procedures reasonably designed for the Fund to comply on a commercially reasonable, material basis, to the extent applicable, with: (i) Chapter 4 of Subtitle A, Sections 1471 through 1474, of the Code (as defined in clause (ii) of the definition of Code in Schedule A) (the foregoing being commonly referred to as the Foreign Account Tax Compliance Act) (“FATCA”), all as in effect as of the Effective Date, and (ii) subject to Sections 9(f) and 19(c) of the Agreement, modifications to FATCA and new Code provisions related to FATCA that become effective after the Effective Date, as agreed to by BNYM, pursuant to said Sections.

(b)  Anti-Money Laundering Program Services. BNYM will perform one or more of the services described in subsections (1) through (7) of this Section 3(b) if requested by the Fund and the Fund agrees to pay the fees applicable to the service as set forth in the Fee Agreement (“AML Services”).

(1) Anti-Money Laundering.

(A)  BNYM will perform actions reasonably designed to assist the Fund in complying with Section 352 of the USA PATRIOT Act, as amended, as follows: BNYM will: (i) establish and implement written internal policies, procedures and controls reasonably designed to help prevent the Fund from being used for money laundering or the financing of terrorist activities and to achieve compliance with applicable provisions of the Bank Secrecy Act (31 U.S.C. 5311, et seq.) (“Bank Secrecy Act”) and implementing regulations thereunder; (ii) provide for independent testing, by an employee who is not responsible for the operation of BNYM’s anti-money laundering (“AML”) program or by a qualified outside party, for compliance with BNYM’s written AML policies and procedures; (iii) designate a person or persons responsible for implementing and monitoring the operation and internal controls of BNYM’s AML program; (iv) provide ongoing training for appropriate persons, and (v) implement appropriate risk- based procedures for conducting ongoing shareholder due diligence to include but not be limited to (aa) understanding the nature and purpose of shareholder relationships for the purposes of developing a shareholder risk profile, and (bb) conducting ongoing monitoring to identify and report suspicious transactions and, on a risk basis, to maintain and update shareholder information, including information regarding the beneficial owners of legal entity shareholders.

(B) BNYM will provide to the Fund:

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(i)	a copy of BNYM’s written AML policies and procedures, or, alternatively, access to such policies and procedures at a BNYM website;

(ii)	a copy of the report prepared by independent accountants covering the independent accountants’ examination of BNYM’s AML controls and control objectives; and

(iii)	a summary of the training provided pursuant to clause (iv) of subsection (A) above.

(C)  Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(1) relates solely to Fund compliance with Section 352 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(2) Foreign Account Due Diligence.

(A)  To assist the Fund in complying with requirements regarding a due diligence program for “foreign financial institution” accounts in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 312 of the USA PATRIOT Act, as amended (“FFI Regulations”), BNYM will do the following:

(i)	Implement and operate a due diligence program that includes appropriate, specific, risk-based policies, procedures and controls that are reasonably designed to enable the Fund to detect and report, on an ongoing basis, any known or suspected money laundering activity conducted through or involving any correspondent account established, maintained, administered or managed by the Fund for a “foreign financial institution” (as defined in 31 CFR 1010.605(f))(“Foreign Financial Institution”);

(ii)	Conduct due diligence to identify and detect any Foreign Financial Institution accounts in connection with new accounts and account maintenance;

(iii)	Assess the money laundering risk presented by each such Foreign Financial Institution account, based on a consideration of all appropriate relevant factors (as generally outlined in 31 CFR 1010.610), and assign a risk category to each such Foreign Financial Institution account;

(iv)	Apply risk-based procedures and controls to each such Foreign Financial Institution account reasonably designed to detect and report known or suspected money laundering activity, including a periodic review of the Foreign Financial Institution account activity sufficient to determine consistency with information obtained about the type, purpose and anticipated activity of the account;

(v)	Include procedures to be followed in circumstances in which the appropriate due diligence cannot be performed with respect to a Foreign Financial Institution account;

(vi)	Adopt and operate enhanced due diligence policies for certain Foreign Financial Institution accounts in compliance with 31 CFR 1010.610(b);

(vii)	Record due diligence program and maintain due diligence records relating to Foreign Financial Institution accounts; and

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(viii)	Report to the Fund about measures taken under (i)-(vii) above.

(B)  Nothing in Section 3(b)(2) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the FFI Regulations.

(C)  Without limiting or expanding subsections (A) or (B) above, the parties agree this Section 3(b)(2) relates solely to Fund compliance with Section 312 of the USA PATRIOT Act and does not relate to any other obligation the Fund may have under the USA PATRIOT Act, including without limitation Section 326 thereof.

(3) Customer Identification Program.

(A)  To assist the Fund in complying with requirements regarding a customer identification program in accordance with applicable regulations promulgated by U.S. Department of Treasury under Section 326 of the USA PATRIOT Act (“CIP Regulations”), BNYM will do the following:

(i)	Implement procedures which require that prior to establishing a new account in the Fund BNYM obtain the name, date of birth (for natural persons only), address and government-issued identification number (collectively, the “Data Elements”) for the “Customer” (defined for purposes of this Agreement as provided in 31 CFR 1024.100(c)) associated with the new account.

(ii)	Use collected Data Elements to attempt to reasonably verify the identity of each new Customer promptly before or after each corresponding new account is opened. Methods of verification may consist of non-documentary methods (for which BNYM may use unaffiliated information vendors to assist with such verifications) and documentary methods (as permitted by 31 CFR 1024.220), and may include procedures under which BNYM personnel perform enhanced due diligence to verify the identities of Customers the identities of whom were not successfully verified through the first-level (which will typically be reliance on results obtained from an information vendor) verification process(es).

(iii)	Record the Data Elements and maintain records relating to verification of new Customers consistent with 31 CFR 1024.220(a)(3).

(iv)	Regularly report to the Fund about measures taken under (i)-(iii) above.

(v)	If BNYM provides services by which prospective Customers may subscribe for shares in the Fund via the Internet or telephone, BNYM will work with the Fund to notify prospective Customers, consistent with 31 CFR 1024.220(a)(5), about the program conducted by the Fund in accordance with the CIP Regulations.

(B)  To assist the Fund in complying with the Customer Due Diligence Requirements for Financial Institutions promulgated by FinCEN (31 CFR § 1020.230) pursuant to the Bank Secrecy Act (“CDD Rule”), BNYM will maintain and implement written procedures that are reasonably designed to:

(i)	Obtain information of a nature and in a manner permitted or required by the CCD Rule in order to identify each natural person who is a “beneficial owner” (as that term is defined in the CDD Rule) of a legal entity at the time that such legal entity seeks to open an account as a shareholder of the Fund, unless that legal entity is excluded from the CDD Rule or an exemption provided for in the CDD Rule applies; and

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(ii)	Verify the identity of each beneficial owner so identified according to risk based procedures to the extent reasonable and practicable, in accordance with the minimum requirements of the CDD Rule.

(C)  Nothing in Section 3(b)(3) shall be construed to require BNYM to perform any course of conduct that is not required for Fund compliance with the CIP Regulations or CDD Rule, including by way of illustration not limitation the collection of Data Elements or verification of identity for individuals opening Fund accounts through financial intermediaries which use the facilities of the NSCC.

(4)  FinCEN Requests Under USA PATRIOT Act Section 314(a). BNYM will provide the services set forth in this Section 3(b)(4) with respect to FinCEN Section 314(a) information requests (“Information Requests”) received by the Fund. Upon receipt by BNYM of an Information Request delivered by the Fund in full compliance with all 314(a) Procedures (as defined below), BNYM will compare appropriate information contained in the Information Request against relevant information contained in account records maintained for the Fund. Information relating to potential matches resulting from these comparisons, after review by BNYM for quality assurance purposes (“Comparison Results”), will be made available to the Fund in a timely manner. In addition, a potential match will be analyzed by BNYM in conjunction with other relevant activity contained in records for the particular relevant account, and if, after such analysis, BNYM determines that further investigation is warranted because the activity might constitute “suspicious activity”, as that term is used in the Bank Secrecy Act and the suspicious activity reporting requirements thereunder, then BNYM will deliver a suspicious activity referral to the Fund in a timely manner, with “timely” for purposes of this Section 3(b)(4) meaning within a commercially reasonable period following BNYM’s detection of the events and circumstances reasonably suspected to be suspicious activity and BNYM’s investigation of such events and circumstances, utilizing reasonably designed detection and investigative procedures. BNYM shall have no responsibility for filing reports with FinCEN that may be appropriate based on the Comparison Results or a referral. Such responsibility, as between the Fund and BNYM, shall remain with the Fund exclusively. “314(a) Procedures” means the procedures adopted from time to time by BNYM governing the delivery and processing of Information Requests transmitted by BNYM’s clients to BNYM, including without limitation requirements governing the timeliness, content, completeness, format and mode of transmissions to BNYM.

(5) U.S. Government List Matching Services.

(A) BNYM will compare Appropriate List Matching Data (as defined in subsection (C) below) contained in BNYM databases which are maintained for the Fund pursuant to this Agreement (“Fund List Data”) to “U.S. Government Lists”, which is hereby defined to mean the following:

(i)	data promulgated in connection with the list of Specially Designated Nationals published by the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) and any other sanctions lists or programs administered by OFAC to the extent such lists or programs remain operative and applicable to the Fund (“OFAC Lists”);

(ii)	data promulgated in connection with the published Financial Action Task Force lists (“FATF Lists”);

(iii)	data promulgated in connection with determinations by the Director (the “Director”) of the Financial Crimes Enforcement Network of the U.S. Department of the Treasury that a

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foreign jurisdiction, institution, class of transactions, type of account or other matter is a primary money laundering concern (“PMLC Determination”); and

(iv)	data promulgated in connection with any other lists, programs or determinations (A) which BNYM determines to be substantially similar in purpose to any of the foregoing lists, programs or determinations, or (B) which BNYM and the Fund agree in writing to add to the service described in this Section 3(b)(5).

(B)  In the event that following a comparison of Fund List Data to a U.S. Government List as described in subsection (A) BNYM determines that any Fund List Data constitutes a “match” with the U.S. Government List in accordance with the criteria applicable to the particular U.S. Government List, BNYM:

(i)	will notify the Fund of such match;

(ii)	will send any other notifications required by applicable law or regulation by virtue of the match;

(iii)	if a match to an OFAC List, will to the extent required by applicable law or regulation assist the Fund in taking appropriate steps to block any transactions or attempted transactions to the extent such action may be required by applicable law or regulation;

(iv)	if a match to the FATF Lists or a PMLC Determination, will to the extent required by applicable law or regulation conduct a suspicious activity review of accounts related to the match and if suspicious activity is detected will deliver a suspicious activity referral to the Fund;

(v)	if a match to a PMLC Determination, will assist the Fund in taking the appropriate special measures imposed by the Director; and

(vi)	will assist the Fund in taking any other appropriate actions required by applicable law or regulation.

(C)  “Appropriate List Matching Data” means (A) account registration and alternate payee data, to the extent made appropriate by statutes, rules or regulations governing the U.S. Government Lists, (ii) data determined by BNYM in light of statutes, rules or regulations governing the U.S. Government Lists to be necessary to provide the services described in this Section 3(b)(5), and (iii) data the parties agree in writing to be necessary to provide the services described in this Section 3(b)(5).

(D)  BNYM may fulfill its obligations under this Section 3(b)(5) by utilizing commercially available lists that contain the data promulgated as the U.S. Government Lists, whether such lists consist of data exclusive to one U.S. Government List or of data representing a combination of several watch lists, including several U.S. Government Lists.

(6) Legal Process SAR Referral. Upon the conclusion of the legal process service described in Section 3(a)(14), BNYM will review the Legal Process Item and other pertinent account records to determine whether such information reasonably indicates “suspicious activity” has occurred, and if it determines suspicious activity has occurred deliver a suspicious activity referral to the Fund.

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(7)  Suspicious Activity Monitoring. BNYM will maintain and implement procedures reasonably designed to assist the Fund in complying with rules promulgated by FinCEN under the Bank Secrecy Act (31. C.F.R § 1024.320) with respect to the monitoring for suspicious activity that may occur in connection with the Fund and its shareholders during BNYM’s performance of transaction processing and recordkeeping services hereunder and if in the course of such monitoring it determines that any of such activities could indicate the existence of suspicious activity and that an investigation of the potential suspicious activity is warranted, then BNYM will deliver a suspicious activity referral to the Fund in a timely manner, with “timely” for purposes of this Section 3(b)(7) meaning within a commercially reasonable period following BNYM’s detection of the events and circumstances reasonably suspected to be suspicious activity and BNYM’s investigation of such events and circumstances, utilizing reasonably designed detection and investigative procedures.

(8)  BNYM agrees to permit governmental authorities with jurisdiction over the Fund to conduct examinations of the operations and records relating to the services performed by BNYM under this Section 3(b) upon reasonable advance request and during normal business hours and to furnish copies at the Fund’s cost and expense of information reasonably requested by the Fund or such authorities and relevant to the services. BNYM will notify a Fund in the event BNYM receives notice from such authorities of such an examination of the Fund’s records, unless such notice is prohibited by law, regulation or court or regulatory order.

(9)  For purposes of clarification: All Written Procedures relating to the services performed by BNYM pursuant to this Section 3(b) and any information, written matters or other recorded materials relating to such services and maintained by BNYM shall constitute Confidential Information of BNYM, except to the extent, if any, such materials constitute Fund records under the Securities Laws.

(10)  Notwithstanding any other term of this Section 3(b), application of specific AML Services to particular applying persons, accounts and account owners shall occur in accordance with BNYM’s Written Procedures. Without limiting the generality of the foregoing, BNYM will have no obligation to provide AML Services with respect to shareholder accounts opened by financial intermediaries on behalf of their customers, or with respect to the owners of such accounts, whether opened through public or private electronic communication channels with BNYM, Internet portals or applications hosted by BNYM, the NSCC or otherwise, where such accounts do not contain sufficient information to provide the AML Services, unless expressly provided for in the Written Procedures.

(11)  The Fund is solely and exclusively responsible for determining the applicability to the Fund of the Bank Secrecy Act, the USA PATRIOT Act, regulations of FinCEN, and all other laws and regulations of similar subject matter, as they may be constituted from time to time (“Fund AML Laws”), for complying with the Fund AML Laws, for determining the extent to which the AML Services assist the Fund in complying with the Fund AML Laws, and for furnishing any supplementation or augmentation to the AML Services it determines to be appropriate. Section 3(b) of the Agreement shall not be construed to impose on BNYM any obligation other than to engage in the specific course of conduct specified by the provisions therein, and in particular shall not be construed to impose any other obligation on BNYM to design, develop, implement, administer, or otherwise manage compliance activities of the Fund. The services provided pursuant to this Section 3(b) may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the relevant requirements of the Fund AML Laws and the description of services contained in Section 3(b) shall be deemed revised accordingly without written amendment pursuant to Section 16(a). BNYM shall provide to the Fund for its review notice of the nature or content of any such changes that BNYM reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(b)(11). In the event the Fund becomes subject to new or modified AML Laws and BNYM does not

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revise its AML Services in a manner that the Fund determines is sufficient for the Fund to comply with the new or modified AML Law and as a consequence the Fund requests that BNYM implement and develop a new or modified AML Service, BNYM agrees to consult with the Fund in good faith to determine whether BNYM will develop and implement a new or modified AML Service, and if so, the time frame and scope of such new or modified AML Service, all pursuant to Section 19(c).

(c) Red Flags Services.

(1)  The provisions of this Section 3(c) (the “Red Flags Section”) shall apply in the event the Fund elects to receive the “Red Flags Services”, which are hereby defined to mean the following services:

(i)	BNYM will maintain written controls reasonably designed to detect the occurrence of Red Flags (as defined below) in connection with (i) account opening and other account activities and transactions conducted directly through BNYM with respect to Direct Accounts (as defined below), and (ii) transactions effected directly through BNYM by Covered Persons (as defined below) in Covered Accounts (as defined below). Such controls, as they may be revised from time to time hereunder, are referred to herein as the “Controls”. Solely for purposes of the Red Flags Section, the capitalized terms below will have the respective meaning ascribed to each:

(A)	“Red Flag” means a pattern, practice, or specific activity or a combination of patterns, practices or specific activities which may indicate the possible existence of Identity Theft (as defined below) affecting a Registered Owner (as defined below) or a Covered Person.

(B)	“Identity Theft” means a fraud committed or attempted using the identifying information of another person without authority.

(C)	“Registered Owner” means the owner of record of a Direct Account on the books and records of the Fund maintained by BNYM as registrar of the Fund (the “Fund Registry”).

(D)	“Covered Person” means the owner of record of a Covered Account on the Fund Registry.

(E)	“Direct Account” means an Account established directly with and through BNYM as a registered account on the Fund Registry and through which the owner of record has the ability to directly conduct account and transactional activity with and through BNYM.

(F)	“Covered Account” means an Account established by a financial intermediary for another as the owner of record on the Fund Registry and through which such owner of record has the ability to conduct transactions in Fund shares directly with and through BNYM.

(G)	“Account” means (1) an account holding Fund Shares with respect to which a natural person is the owner of record, and (2) any other account holding Fund Shares with respect to which there is a reasonably foreseeable risk to the particular account owner’s customers from identity theft, including financial, operational, compliance, reputation, or litigation risks.

(ii)	BNYM will provide the Fund with a printed copy of or Internet viewing access to the Controls.

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(iii)	BNYM will notify the Fund of Red Flags which it detects and reasonably determines to indicate a significant risk of Identity Theft to a Registered Owner or Covered Person (“Possible Identity Theft”) and assist the Fund in determining the appropriate response of the Fund to the Possible Identity Theft.

(iv)	BNYM will (A) annually engage an independent auditing firm or other similar firm of independent examiners to conduct an examination of BNYM management’s assertion pertaining to the Controls and issue a report on the results of the examination (the “Examination Report”), and (B) furnish a copy of the Examination Report to the Fund; and

(v)	Upon the Fund’s reasonable request on not more than a quarterly basis, issue a certification in a form determined to be appropriate by BNYM in its reasonable discretion, certifying to BNYM’s continuing compliance with the Controls after the date of the most recent Examination Report.

(2)  The Fund agrees it is responsible for complying with and determining the applicability to the Fund of Section 615(e) of the Fair Credit Reporting Act of 1970, as amended, and regulations promulgated thereunder by the SEC or other applicable federal agency (the “Red Flags Requirements”), for determining the extent to which the Red Flags Services assist the Fund in complying with the Red Flags Requirements, and for furnishing any supplementation or augmentation to the Red Flags Services it determines to be appropriate, and that BNYM has given no advice and makes no representations with respect to such matters. This Red Flags Section shall not be interpreted in any manner which imposes a duty on BNYM to act on behalf of the Fund or otherwise, including any duty to take any action upon the occurrence of a Red Flag, other than as expressly provided for in this Red Flags Section. The Controls and the Red Flags Services may be changed at any time and from time to time by BNYM in its reasonable sole discretion to include commercially reasonable provisions appropriate to the Red Flags Requirements, as they may be constituted from time to time. BNYM shall provide to the Fund for its review notice of the nature or content of any such change that it reasonably believes the Fund should be informed about and consult with the Fund to the extent requested by the Fund due to any responsibilities of the nature described in the first sentence of this Section 3(c)(2).

(d)  Access To And Use Of The BNYM System. The terms of Schedule C to this Agreement shall apply to the Fund’s access to and use of any component of the BNYM System (as defined in Schedule C). Commencing on the Service Effective Date, BNYM shall provide the Fund with access to and use of those components of the BNYM System for which the Fund pays a fee in accordance with the Fee Agreement or with respect to which the Fee Agreement indicates the fee is included in the Account Fees (as such term is used in the Fee Agreement).

(e)  Transition Services. With respect to those Funds listed on Schedule B as of the Effective Date:

BNYM shall in consultation with the Fund and with the service provider providing transfer agency services to the Fund on the Effective Date (“Current Service Provider”) develop and implement a plan providing for the transfer of transfer agency files and related materials from the Current Service Provider to BNYM (“Transition Plan”). The Fund shall cooperate, and to the extent practicable shall cause its Current Service Provider to cooperate, with BNYM to implement the Transition Plan, including without limitation by providing personnel and other resources reasonably required by the Transition Plan and by performing the tasks described for, as applicable, the Fund and/or the Current Service Provider in the Transition Plan. The obligations in this Section 1(e) shall terminate on the Service Effective Date. The Transition Plan shall include the transfer of all accounts, account information and any related materials in all cases as required by the 1934 Act and the 1940 Act. The Transition Plan will include such other information and materials as the Fund and BNYM shall mutually agree; provided however, BNYM may decline transfers of such other information and materials that it reasonably determines require resources in

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excess of what it can allocate to the transfer without disrupting the ordinary course of its business or prior commitments to other clients, requires resources that it does not have and cannot reasonably acquire, requires more than insignificant modifications to the BNYM System or its normal conversion procedures or otherwise would impose risks, compliance requirements or other demands beyond those associated with customary conversion practices.

(f)  Conversion And Onboarding Services. With respect to Funds added to Schedule B after the Effective Date:

(i)	If at the time such Fund is added to Schedule B it has shareholder accounts or shareholder records to transfer from another service provider to BNYM, BNYM shall in consultation with the Fund and such service provider develop and implement a plan providing for the transfer of files and related materials from the service provider to BNYM (“Conversion Plan”). The Fund shall cooperate, and to the extent practicable shall cause its then-current service provider to cooperate, with BNYM to implement the Conversion Plan, including without limitation by providing personnel and other resources reasonably required by the Conversion Plan and by performing the tasks described for, as applicable, the Fund and the then-current service provider in the Conversion Plan. The obligations in this Section 1(f)(i) shall commence as of the date a Fund is added to Schedule B and shall terminate as of the date that conversion services are completed and the parties agree that the processing of live transactions through the BNYM System for public customers of the particular Fund on a production basis shall begin (“Post-Conversion Service Date”) and the obligation to provide the Services to the particular Fund shall commence on the Post-Conversion Service Date. The Conversion Plan shall include the transfer of all accounts, account information and any related materials in all cases as required by the 1934 Act and the 1940 Act. The Conversion Plan will include such other information and materials as the Fund and BNYM shall mutually agree; provided however, BNYM may decline transfers of such other information and materials that it reasonably determines require resources in excess of what it can allocate to the transfer without disrupting the ordinary course of its business or prior commitments to other clients, requires resources that it does not have and cannot reasonably acquire, requires more an insignificant modifications to the BNYM System or its normal conversion procedures or otherwise would impose risks, compliance requirements or other demands beyond those associated with customary conversion practices.

(ii)	If at the time such Fund is added to Schedule B it does not have shareholder accounts or shareholder records to transfer from another service provider to BNYM, BNYM shall in consultation with the Fund develop and implement a plan to prepare the BNYM System and BNYM personnel for the transaction processing, recordkeeping and other Services to be provided under the Agreement (“Onboarding Plan”). The Fund shall reasonably cooperate with BNYM to implement the Onboarding Plan, including without limitation by providing personnel and other resources reasonably required by the Onboarding Plan and by performing the tasks described for, as applicable, the Fund in the Onboarding Plan. The obligations in this Section 1(f)(ii) shall commence as of the date a Fund is added to Schedule B and shall terminate as of the date that onboarding services are completed and the parties agree that the processing of live transactions through the BNYM System for public customers of the particular Fund on a production basis shall begin (“Post-Onboarding Service Date”) and the obligation to provide the Services to the particular Fund shall commence on the Post-Onboarding Service Date.

(g)  Service Levels. The provisions of any separate written agreement between the parties containing service level standards (“SLA Document”) shall govern BNYM’s performance of the Services.

(h)  Service Reviews. Upon reasonable request at least 60 days in advance, BNYM will, once each

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calendar year, in accordance with BNYM security, confidentiality and other applicable policies and procedures in effect at the time, arrange for representatives of all Funds acting collectively to meet with the BNYM’s service director for the Funds and such other BNYM personnel as the service director, upon prior consultation with the Fund representatives concerning their specific areas of interest, shall reasonably determine to be appropriate to discuss service matters such as key performance metrics, ongoing development projects and published materials regarding data security and business continuity.

4. Confidentiality.

(a)  Each party shall keep the Confidential Information (as defined below) of the other party in confidence and to allow use and disclosure of and access to or use of Confidential Information solely in connection with the activities contemplated by this Agreement or as otherwise expressly agreed in writing. Each party acknowledges that the Confidential Information of the disclosing party will remain the sole property of such party. In complying with the first sentence of this subsection (a), each party will use the same degree of care it uses to protect its own confidential information, but in no event less than a commercially reasonable degree of care.

(b) Subject to subsections (c) and (d) below, “Confidential Information” means:

(i)	this Agreement and its contents, all compensation agreements, arrangements and understandings (including waivers) respecting this Agreement, disputes pertaining to the Agreement, and information about a party’s exercise of rights hereunder, performance of obligations hereunder or other conduct of a party in connection with the Agreement,

(ii)	information and data of, owned by or about a disclosing party or its Affiliates, customers, or subcontractors that may be provided to the other party or become known to the other party in the course of the relationship established by this Agreement, regardless of form or content, and regardless of whether in original or derivative form, including but not limited to:

(A)	competitively sensitive material, not generally known to the public, including, but not limited to, studies, plans, reports, surveys, summaries, documentation and analyses, regardless of form, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or BNYM, their respective subsidiaries and Affiliates and the customers, clients and suppliers of any of them;

(B)	scientific, technical or technological information, designs, processes, procedures, formulas, or improvements that are commercially valuable and secret in the sense that its confidentiality affords the Fund or BNYM a competitive advantage over its competitors;

(C)	a confidential or proprietary concept, documentation, report, data, specification, computer software, source code, object code, flow chart, database, invention, know how, trade secret, whether or not patentable or copyrightable;

(D)	information related to privacy measures, compliance, physical security, information security, disaster recovery, business continuity and any other operational plans, procedures, practices and protocols;

(E)	information exchanged between the parties in connection with the expansion of the business relationship between the parties, including without limitation information

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relating to the possible execution of service agreements between the parties or Affiliates of the parties relating to services other than those provided by this Agreement, the addition of services to this Agreement and the addition of parties, individual funds or fund complexes, and specialized fund or fund-like products like 529 plans, tender funds and interval funds to this Agreement; and

(F)	anything designated as confidential, and

(iii)	to any extent not included within clause (i) or clause (ii) above, with respect to BNYM, the Proprietary Items (as defined in Schedule C), any information within the BNYM System accessed by the Fund that is not Company Data (as defined in Schedule C) or any information provided by BNYM from within the BNYM System that is not Company Data.

(c)  Information or data that would otherwise constitute Confidential Information under subsection (b) above shall not constitute Confidential Information to the extent it:

(i)	is already known to the receiving party at the time it is obtained;

(ii)	is or becomes publicly known or available through no wrongful act of the receiving party;

(iii)	is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality;

(iv)	is released by the protected party to a third party without restriction; or

(v)	has been or is independently developed or obtained by the receiving party without reference to the Confidential Information provided by the protected party.

(d)  Confidential Information of a disclosing party may be used or disclosed by the receiving party in the circumstances set forth below but except for such permitted use or disclosure shall remain Confidential Information subject to all applicable terms of this Agreement:

(i)	in connection with activities contemplated by this Agreement, including disclosure in connection with such activities to a party’s accountants, auditors and attorneys who have a need to know and who provide services to it under professional or contractual obligations of confidentiality;

(ii)	as required by law or regulation or pursuant to a court order, subpoena, order or request of a governmental or regulatory or self-regulatory authority or agency, or binding discovery request in pending litigation (provided the receiving party will provide the other party written notice of such requirement or request, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable);

(iii)	in connection with inquiries, examinations, audits or other reviews by a governmental, regulatory or self-regulatory authority or agency, audits by independent auditors or accountants or requests for advice or opinions from counsel (provided with respect to inquiries, examinations, audits or other reviews of government, regulatory or self-regulatory authorities or agencies specifically focused on the Fund, BNYM will provide the Fund written notice of such requirement or request, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable); or

(iv)	the information or data is relevant and material to any claim or cause of action between the parties or the defense of any claim or cause of action asserted against the receiving party (provided that with respect to use of Confidential Information in defense of third party actions not involving the disclosing party the receiving party will provide the disclosing party written notice of such use, to the extent such notice is permitted, and subject to proper jurisdiction, if applicable).

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(e)  Subject to the exceptions in (d), each party agrees not to publicly disseminate, broadcast or release Confidential Information of the other party or mutual Confidential Information even if such action otherwise could be construed to be permitted by other provisions of this Section 4, notwithstanding the forgoing, the Fund may file electronically copies of this Agreement and any amendments thereto with the U.S. Securities and Exchange Commission as a material agreement to a Fund’s registration statement and such filings are public.

(f) The provisions of this Section 4 shall survive termination of this Agreement for a period of three (3) years after such termination.

(g)  (1) In connection with a termination of this Agreement, and subject to Section 13(e), BNYM shall deliver to the Fund or to a successor transfer agent the Fund Confidential Information required by applicable law and such other information and materials as the Fund and BNYM shall mutually agree. Following a termination of the Agreement, BNYM may retain Fund Confidential Information (A) pursuant to its document retention policies, applicable law or governmental or regulatory orders, rules, regulations or guidelines, or internal or external audit requirements, (B) to document its performance of the Agreement, (C) to support its defense of a claim relating to the Agreement that has been or may be asserted against it, or (D) to support its assertion of a claim relating to the Agreement that it has or may have (each and all of the foregoing being “Retention Reasons”). BNYM shall destroy any Fund Confidential Information it retains in accordance with the forgoing sentence in accordance with its data and document destruction policies, and Sections 4 and 5 shall continue apply to retained Fund Confidential Information at all times prior to any destruction.

(2) If the Fund requests the return of any Fund Confidential Information that is not needed in the discretion of BNYM exercised reasonably to provide any Service or for a Retention Reason, BNYM will provide a good faith estimate of any additional costs and expense to be incurred in connection with the return request, such as any cost and expense associated with modifying the BNYM System to extract specific Fund data (“Extraction Expense”), and shall return the requested information to the Fund upon receipt of the Fund’s written agreement in form reasonably satisfactory to BNYM to pay the Extraction Expense upon being invoiced by BNYM. For avoidance of doubt, this Section 4(g) shall apply to Subcontractors.

(h)  During the term of the Agreement BNYM will maintain and implement procedures reasonably designed to comply with the rules and regulations of the SEC regarding the record retention requirements of SEC-registered transfer agents under the 1934 Act.

5. Privacy.

(a)  Each party hereto acknowledges and agrees that, subject to the reuse and re-disclosure provisions of Regulation S-P, 17 CFR Part 248.11, it shall implement procedures reasonably designed to limit disclosure of the non-public personal information of shareholders and former shareholders of the Fund obtained under this Agreement to disclosures appropriate to carrying out the activities contemplated by this Agreement or as otherwise agreed in writing or permitted by law or regulation. BNYM will comply with provisions of the Gramm-Leach Bliley Act of 1999 (“GLB Act”) with respect to the personal information of shareholders and former shareholders of the Fund. Except as expressly provided otherwise in this Agreement, “personal information” for purposes of this Agreement has the meaning ascribed to that term in the GLB Act. BNYM also agrees to implement procedures reasonably designed to protect “personal information”, consistent with 201 CMR 17.00: Standards For The Protection Of Personal Information Of Residents Of The Commonwealth, as amended from time to time, and any other federal and state laws and regulations applicable to BNYM governing the privacy and security of personal information.

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(b)  BNYM will implement and maintain a comprehensive information security program with written policies and procedures reasonably designed to: (i) protect the security and confidentiality of personal information; (ii) protect against any anticipated threats or hazards to the security or integrity of personal information; (iii) protect against unauthorized access to or use of personal information that could result in substantial harm or inconvenience to individuals, and (iv) provide for appropriate disposal of personal information.

(c)  BNYM shall implement and maintain policies and procedures reasonably designed to protect and maintain the confidentiality, security, and integrity, and availability of any Confidential Information provided to or created by BNYM by or on behalf of the Fund in the manner provided for under, and otherwise in compliance with, U.S. federal laws and regulations applicable to BNYM related to the collection, storage, handling, processing and transfer of the particular Confidential Information.

(d)  Upon request by the Fund BNYM shall (i) no more than once per year, and payment of any applicable fee, provide the Fund with a copy of its current SOC 1, Type 2 audit report, or substantially equivalent external audit report, prepared in accordance with audit standard then prevailing in the financial industry (such as SSAE 18), for the system utilized by BNYM to provide the services hereunder, which the Fund may disclose solely to its internal or external auditors, its Board and Fund personnel who prepare materials for Board meetings, each of which is subject to written confidentiality obligations to use reasonable care to safeguard the report and not disclose the report to any third party or use the report for any purpose other than evaluating BNY Mellon’s controls; and (ii) participate in the Fund’s reasonable information security due diligence questionnaire process.

(e)  In the event of a declared Security Incident, BNYM will (i) promptly notify the Fund, (ii) provide updates to the Fund regarding BNYM’s response and (iii) use reasonable efforts to implement measures designed to prevent a reoccurrence of Security Incidents of a similar nature. “Security Incident” means

(i) with respect to “personal information” as defined in Section 5(a), any known breach that is notifiable under state law, or (ii) with respect to Company Data (as defined in Schedule C) other than personal information, any known loss or unauthorized access, disclosure, use, alteration or destruction.

6.  Cooperation with Accountants. BNYM shall cooperate with the independent public accountants for the Fund and shall take commercially reasonable measures to furnish or to make available to such accountants information relating to this Agreement and BNYM’s performance of the obligations hereunder as requested by such accountants and necessary for the expression of their opinion.

7.  Ownership Rights. Ownership rights with respect to property utilized in connection with the parties’ use of the BNYM System shall be governed by applicable provisions of Schedule C.

8.  Disaster Recovery and Business Continuity. BNYM shall maintain or arrange with third parties for back-up facilities (“Back-Up Facilities”) to the primary operations and data centers used by BNYM to provide the services (“Primary Facilities”). The Back-Up Facilities will be capable of providing the material services in the event an incident to the Primary Facilities significantly interrupts the delivery of a material service from that facility. BNYM shall maintain (i) a written disaster recovery plan providing for continued operation of critical components of the BNYM System in the event of an significant interruption in the performance or use of the BNYM System, and (ii) a written business continuity plan providing for the continued provision of critical services pursuant Section 3 of this Agreement in the event of a significant disruption to such services, which such plans shall provide, where appropriate to the particular plan, for BNYM (a) to maintain the Backup Facilities, (b) perform periodic disaster recovery and business continuity testing, and (c) maintain disaster recovery and business continuity capabilities and

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procedures that are commercially reasonable for a financial institution. In the event of equipment failures or service disruptions, BNYM shall, at no additional expense to the Fund, notify the Fund as soon as practicable under the circumstances and take reasonable steps to minimize service interruptions, implement the disaster recovery plan or business continuity plan, or both, in accordance with their terms, including using the Back-Up Facilities to the extent appropriate under such plans.

9. Compensation; Service Accounts, Fund Custodian Matters.

(a)  Commencing on the date that BNYM begins its implementation services to convert accounts from the system of the Prior Custodian to the BNYM System, the Fund will pay to BNYM such fees and charges (the “Fees”) as may be mutually agreed to from time to time in writing signed by both parties (the “Fee Agreement”) as compensation for services rendered by BNYM during the term of this Agreement. In addition, the Fund agrees to pay, and will be billed separately in arrears for, reasonable expenses related to such Fund as and to the extent specified in the Fee Agreement or other writing signed by both parties, incurred by BNYM in the performance of its duties hereunder (“Reimbursable Expenses”).

(b)  (1) BNYM may establish demand deposit accounts or other accounts in its own name for the benefit of the Fund at third party financial institutions (“Third Party Institution”), including without limitation Third Party Institutions that may be an affiliate of BNYM (“Affiliated Third Party Institutions”) or a client of BNYM, for the purpose of administering funds received by BNYM in the course of performing its services hereunder (“Service Accounts”). BNYM will issue instructions to the Fund Custodian as appropriate to administer the Service Accounts. BNYM may establish Service Accounts primarily or exclusively with Affiliated Third Party Institutions and retain funds primarily or exclusively in the Service Accounts at Affiliated Third Party Institutions. BNYM and its Affiliated Third Party Institutions may derive a benefit from the funds placed on deposit with the Affiliated Third Party Institutions in Service Accounts due to the availability of the funds for use by the Affiliated Third Party Institutions in their business operations and BNYM takes that possibility of deriving benefit from such funds into consideration when determining the Fees and other terms set forth in the Fee Agreement. As of the Effective Date, BNYM does not receive any balance credits, interest income, dividend income or other money or money-equivalent benefits (“Monetary Benefits”) with respect to Service Accounts but reserves the right to retain any Monetary Benefits related to Service Accounts that may accrue to it or be paid to it in the future as well as the right to transfer amounts between Service Accounts for cash administration purposes. The Third Party Institution for Service Accounts is referred to herein as the “DDA Bank”.

(2)	In connection with the Service Accounts, BNYM:

(i)	shall deposit proceeds of checks and other payment methods received by BNYM for the purchase of Fund Shares;

(ii)	draw checks and issue instructions with respect to ACH transfers or wire transfers as appropriate to fulfill disbursement obligations; and

(iii)	acting as agent for the Fund, is hereby authorized to execute for the benefit of the Fund, on the usual terms and conditions prevalent in the industry, including limits or caps based on fees paid over some period of time on the maximum liability of the DDA Bank, agreements with the DDA Bank for ACH, wire transfer, draft processing services, as well as any other services which are necessary or appropriate for BNYM to utilize to accomplish the purposes of this Agreement, and the Fund shall be liable on such agreements with the DDA Bank as if it itself had executed the agreement.

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(c)  In connection with BNYM’s performance of transfer agency services, the Fund acknowledges and agrees that:

(i)	BNYM in its role as transfer agent may be notified of a Fund payment obligation that BNYM as transfer agent is expected to satisfy, such as a same-day settlement obligation with the NSCC, by forwarding payment to the NSCC or other obligee but the amount required to satisfy the particular payment obligation of the Fund may exceed the amount of funds then available for transfer in the relevant Service Accounts (such excess amount if transferred by BNYM being hereinafter referred to as an “Overdraft Amount”);

(ii)	BNYM is not obligated to transfer any funds representing Overdraft Amounts, may in its sole discretion decline without liability hereunder to transfer funds representing Overdraft Amounts, and will notify the Fund if it declines to fund an Overdraft Amount;

(iii)	Notwithstanding the absence of an obligation to do so, BNYM may elect to transfer funds representing Overdraft Amounts (from sources other than the Service Accounts) as a courtesy to a Fund and to maintain BNYM’s good standing with the NSCC and other participants in the financial services industry and that by electing to transfer funds representing Overdraft Amounts BNYM does not, even if it has transferred such funds as part of a regular pattern of conduct, waive any rights under this Section 9(c) or assume the obligation it has expressly disclaimed in clause (ii) above and BNYM may at any time in its sole discretion and without notice decline to continue to make such transfers; and

(iv)	The Fund is at all times obligated to pay to BNYM an amount of money equal to the Overdraft Amounts that have not been offset by credits posted to the relevant Service Account subsequent to the transfer of the Overdraft Amount and such amounts are payable, and shall be paid by the Fund, together with such accrued interest, at two-hundred (200) basis points above the Federal Funds rate, promptly upon demand by BNYM.

(d) The undersigned hereby represents and warrants to BNYM that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to BNYM or to the adviser or sponsor to the Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up-front payments, signing payments or periodic payments made or to be made by BNYM to such adviser or sponsor or any affiliate of the Fund relating to the Agreement have been fully disclosed to the Board and that, if required by applicable law, such Board has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits.

(e)  No termination of this Agreement shall cause, and no provision of this Agreement shall be interpreted in any manner that would cause, BNYM’s right to receive payment of its fees and charges for services actually performed hereunder, and the Fund’s obligation to pay such fees and charges, to be barred, limited, abridged, conditioned, reduced, abrogated, or subject to a cap or other limitation or exclusion of any nature.

(f)  Provisions of this Agreement providing for BNYM to receive commercially reasonable compensation or fees and reimbursement of expenses from the Fund for services or a course of conduct it might perform supplemental to the services expressly provided for herein or in circumstances outside the ordinary course of business shall not be diminished to any degree solely due to such compensation, fees and reimbursable expenses not being expressly provided for in the Fee Agreement.

(g)  In the event the Fund or any class, tier or other subdivision of the Fund is liquidated, ceases operations, dissolves or otherwise winds down operations (“Dissolution Event”) or effects a final

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distribution to shareholders (a “Final Distribution”), the Fund shall be responsible for paying to BNYM all fees that the Fund is legally obligated to pay BNYM hereunder with respect to the Fund or class, as applicable and reimbursing BNYM for all reasonable expenses associated with any additional services to be provided by BNYM in connection with the Dissolution Event or Final Distribution, whether provided pursuant to a specific request of the Fund or provided by BNYM due to industry standards or due to obligations under applicable law or regulation by virtue of the services previously performed for Fund (“Final Expenses”). The Fund shall (i) as promptly as practicable notify BNYM in reasonable detail of actions taken by its Board with respect to any Dissolution Event or Final Distribution or any significant aspect of a Dissolution Event or Final Distribution, and furnish BNYM with copies of materials filed with the SEC or other applicable regulatory authority or distributed to shareholders with respect to a Dissolution Event or Final Distribution, (ii) calculate, set aside, reserve and withhold from the Final Distribution or from any distribution subsequent to Board approval of the Dissolution Event or Final Distribution all amounts necessary to pay the Final Expenses and shall notify BNYM as far in advance as practicable of any deadline for submitting materials appropriate or necessary for the determination of such amounts, and (iii) provide sufficient staff or make other accommodations to ensure timely payment of Final Expenses as they come due.

10. Instructions.

(a)  BNYM will engage in conduct when so directed by a Written Instruction or an Implementing Communication if the Written Instruction or an Implementing Communication, as appropriate, complies with applicable requirements set forth in this Section 10.

(i)	Written Instructions. Notwithstanding any other provision of this Agreement: (A) unless the terms of this Agreement, Written Procedures or other written agreement between the Fund and BNYM expressly provide, in the reasonable discretion of BNYM, all requisite details and directions for it to take a specific course of conduct, BNYM may, prior to engaging in a course of conduct on a particular matter, whether the course of conduct is proposed by or otherwise originates with BNYM or is directed by the Fund in a Fund Communication, require the Fund to provide it with Written Instructions with respect to the particular conduct, and (B) BNYM may also require Written Instructions with respect to conduct specified in a Fund Communication if it reasonably determines that the Agreement, Written Procedures or other written agreement between the Fund and BNYM provides for the Fund to furnish a Written Instruction in connection with the specified conduct.

(ii)	Implementing Communications. “Implementing Communication” means Fund Communications that are not a Written Instruction and that BNYM has determined in accordance with clause (i) above are not required in whole or in part to be the subject of a Written Instruction.

(b)  Subject to the right of BNYM to require in accordance with Section 10(a)(i) that conduct directed by a Fund Communication be provided in a Written Instruction, BNYM reserves the right to decline to act in accordance with a Fund Communication:

(i)	for a Bona Fide Reason; or

(ii)	if the Fund Communication (or contents thereof) does not constitute in all material respects, in the sole judgment of BNYM exercised reasonably, a “Standard Instruction”, which is hereby defined to mean:

(A)	an instruction received by BNYM directing a course of conduct substantially similar in all material respects to a course of conduct provided for in a Written Procedure, or

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(B)	if a Written Procedure provides for a particular form of instruction to be used in connection with a matter (a “Standard Form”), an instruction received by BNYM (I) on the specified Standard Form which responds appropriately to all requirements of the specified Standard Form, or (II) in a format other than the specified Standard Form but conforming in all material respects to, and responding appropriately to all requirements of, the specified Standard Form in BNYM’s sole judgment exercised reasonably.

(c)  (1) Notwithstanding the right reserved by BNYM in Section 10(b) to decline to engage in conduct directed by a Fund Communication that is not a Standard Instruction (such instruction being a “Non-Standard Instruction”), if BNYM determines in its sole judgment exercised reasonably that sufficient time exists under the circumstances to evaluate fully and implement the requested conduct it will engage in a Reasoned Consideration.

(2) BNYM will act in accordance with a Non-Standard Instruction solely pursuant to the terms of a mutually agreeable written instrument executed by the Fund and BNYM with respect to the conduct constituting the Non-Standard Instruction (such written instrument is referred to herein as an “Accepted Non-Standard Instruction”). For the avoidance of doubt, such conduct is included within the conduct described in clause (b) of Section 12. Upon not less than thirty (30) days advance written notice, BNYM may for a Bona Fide Reason terminate an Accepted Non-Standard Instruction with respect to its future conduct.

(d)  (1) The Fund shall implement reasonable measures to ensure that Fund Communications received by BNYM are authorized, accurate and complete and shall have sole and exclusive responsibility for the authorization, accuracy and completeness of such Fund Communications. BNYM is not obligated to act, and may refrain from acting, on any Illegible Communication.

(2) BNYM will as promptly as reasonable in consideration of the subject matter of the Fund Communication notify the Fund in a timely manner of its determination that a Fund Communication is an Illegible Communication; provided, however, BNYM shall have no duty to discover an Illegible Communication. BNYM may act in reliance on Fund Communications as received by it and shall have no duty to inquire into any matter regarding the Fund Communication, including without limitation the validity, authority, truthfulness, accuracy or genuineness of the Fund Communication, or to verify the identity of an individual giving the Fund Communication; provided, however, BNYM shall be obligated to verify that the name of any person executing a Written Instruction is listed as an Authorized Person. BNYM may assume and rely on the assumption that any Fund Communication is not in any way inconsistent with the provisions of the Fund’s prospectus or organizational documents, this Agreement or any vote, resolution or proceeding of the Fund’s Board or shareholders. BNYM may also rely on and is authorized by the Fund to act in reliance on communications from shareholders of the Fund and from persons reasonably believed to be representatives of shareholders of the Fund with respect to all matters reasonably related to the services provided for herein other than those BNYM determine to be not in good order or which it reasonably rejects on other grounds (“Shareholder Communications”, and together with Fund Communications (excluding Fund Communications identified to the Fund as Illegible Communications), “Service Communications”). BNYM shall notify the Fund of any such rejections in accordance with Written Procedures.

(e)  Absent Liable Conduct on the part of BNYM, BNYM shall not be liable to the Fund for any Loss of the Fund, and the Fund shall indemnify and defend BNYM in accordance with Section 12 against all Loss, directly or indirectly arising from or incurred due to or in connection with:

(i)	BNYM’s reasonable good faith interpretation of a Service Communication;

(ii)	BNYM’s reasonable reliance on, or conduct it reasonably engages in pursuant to, a Service Communication;

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(iii)	a delay in BNYM’s implementing a course of conduct contained in an Illegible Communication;

(iv)	BNYM’s failure to engage in conduct requested by a Service Communication with respect to which it has no duty to act;

(v)	any error, omission, inaccuracy, inconsistency, misrepresentation, fraud, forgery or other defect connected to a Service Communication;

(vi)	any failure to receive an item intended to be a Service Communication or the delay of its actual receipt or its receipt in a form, configuration or with contents other than as transmitted;

(vii)	any interception of or unauthorized access to or use of a Service Communication or item intended to be a Service Communication prior to receipt by BNYM; or

(viii)	the invalidity or lack of truthfulness, accuracy, authority or genuineness of a Service Communication.

(f)  In addition to any other provision of this Agreement that may be applicable to a particular Instruction, BNYM may include in the writing constituting a Standard Instruction, or in a Standard Form, appropriate operational, procedural and functional terms and provisions, provisions appropriate to its agency role, and provisions appropriate in light of or imposed by applicable law or regulations, rules of the DTCC, NSCC or similar service providers or governmental, regulatory or self-regulatory authority, or Industry Standards. In addition, in the absence of provisions in this Agreement that in the sole judgment of BNYM exercised reasonably provide sufficient authority, indemnification, limitations on liability or confidentiality and privacy protections, BNYM may require third parties purportedly authorized to act on behalf of or for the benefit of the Fund in connection activities contemplated by this Agreement, or the Fund, to execute a document containing such terms and conditions as BNYM may reasonably require prior to engaging in any course of conduct with such third parties.

(g)  BNYM may conclusively presume that a Fund Communication has been properly authorized (i) if received by BNYM via an electronic transmission method provided or designated by BNYM requiring use of user IDs, passwords, authorization codes, authentication keys or other security mnemonics (“Security Codes”), or (ii) if received by facsimile, email, or other electronic method not requiring Security Codes at a number or address that has been provided or designated by BNYM.

(h)  While reserving its right under this Section 10 to decline to act in accordance with instructions not constituting Written Instructions, BNYM may agree to act in accordance with Oral Instructions on a particular matter, and, with respect to each acceptance of Oral Instructions, the Fund agrees that it will deliver to BNYM, for receipt by 5:00 PM (Eastern Time) on the same business day as the day the Oral Instructions were given, Written Instructions which confirm the course of conduct contained in the Oral Instructions. Under all circumstances and for all purposes of the Agreement: BNYM’s written memorialization of the Oral Instructions shall constitute the Written Instructions applicable to the particular matter; and the validity and authorization of such Written Instructions and of the conduct undertaken by BNYM and BNYM’s right to rely on such Written Instructions shall not be abridged, abrogated or adversely impacted in any manner.

(i)  In the event facts, circumstances, or conditions exist or events occur, including without limitation situations contemplated by Section 10(d), and BNYM reasonably determines that it must take a course of conduct in response to such situation (including a course of action that constitutes taking no action) and must receive an Instruction from the Fund to direct its conduct, and BNYM so notifies two Authorized Persons of the Fund, and the Fund fails to furnish Instructions (“Response Failure”), BNYM will in good faith seek to determine the appropriate course of conduct in response to the circumstances and will have all rights with respect the conduct taken in good faith in such circumstances (including a course of action that constitutes taking no action) that it would have if the conduct were specified in Written Instructions.

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(j)  Any form furnished by the Fund to third parties for use in connection with the activities or services of BNYM contemplated by this Agreement that does not constitute a Standard Form or a form that is substantially equivalent in all material respects to a Standard Form (“Non-Standard Form”) shall constitute a Non-Standard Instruction subject to all terms of this Section 10 applicable to Non-Standard Instructions . BNYM may without liability hereunder decline to accept or act upon a Non-Standard Form and the Fund indemnifies and releases BNYM for and from all Loss incurred in connection with reasonable conduct BNYM engages in in connection with the Non-Standard Form, including accepting or declining to accept or acting or declining to act upon a Non-Standard Form.

11. Terms Relating to Liability.

(a)  BNYM’s sole and exclusive monetary liability to the Fund (and all persons claiming through or for the Fund) under this Agreement shall be for the direct money damages (i) that result from BNYM’s breaches of the Agreement or for actions that constitute intentional misconduct, reckless disregard, fraud or negligence in the performance of services under this Agreement (“Liable Conduct”), and (ii) that are not excluded by another provision of this Agreement.

(b)  BNYM’s maximum aggregate cumulative liability to the Fund and all persons or entities claiming through the Fund, considered as a whole, for all loss, cost, expense, damages and liabilities under this Agreement, the recovery of which is not excluded by another provision of this Agreement, shall not exceed (i) the Fees actually paid to BNYM by the Fund for services provided hereunder during the twenty-four (24) calendar months immediately preceding the last Loss Date; or (ii) if the last Loss Date occurs prior to the completion of twenty-four (24) full calendar months following the Service Effective Date, the greater of (A) all Fees paid with respect services rendered during the full calendar months that have elapsed subsequent to the Service Effective Date (“Elapsed Months”), or (B) the average monthly amount of Fees paid during the Elapsed Months multiplied by 24.

(c) Notwithstanding any other provision, and for all purposes, of this Agreement:

Neither party nor its Affiliates shall be liable for any Loss (including Loss caused by delays, failure, errors, interruption or loss of data) or breach hereunder occurring directly or indirectly by reason of any event or circumstance, whether foreseeable or unforeseeable, which despite the taking of commercially reasonable measures is beyond its reasonable control, including without limitation: extraordinary forces of nature and natural disasters, such as floods, hurricanes, severe storms (storms with one or more severely destructive forces comparable to hurricane but not meeting technical hurricane criteria), tornados, earthquakes and wildfires; national or local states of emergencies; epidemics; action or inaction of civil or military authority; war, terrorism, riots or insurrection; criminal acts; job action by organized labor; building or area evacuations ordered by lawful authority; interruption, loss or malfunction of utilities, transportation, computer or communications capabilities; denial of service attacks; non- performance by third parties (not including third parties delegated duties, subcontracted or otherwise engaged by BNYM to perform services hereunder on BNYM’s behalf, other than non-performance caused by one or more events described in this subsection); or functions or malfunctions of the internet, firewalls, encryption systems or security devices caused by any of the foregoing (all and any of the foregoing being an “Event Beyond Reasonable Control”). Upon the occurrence of an Event Beyond Reasonable Control, the affected Party shall be excused from any non-performance caused by the Event Beyond Reasonable Control for so long as the Event Beyond Reasonable Control or damages caused by it prevail and such party continues to use commercially reasonable efforts to attempt to perform the obligation so impacted, including invoking disaster recovery or business continuity plans when applicable.

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(d)  BNYM shall not be liable for any Loss arising out of any action, omission or conduct of any prior service provider of the Fund or for any failure to discover any action, omission or conduct of any prior service provider of the Fund that caused or could cause Loss.

(e)  Notwithstanding any other provision of this Agreement, except to the extent a provision may expressly provide for indemnification of all Loss, in which case indemnification for all Loss shall be permitted, in no event shall BNYM, its Affiliates or any of its or their directors, officers, employees, agents or subcontractors be liable under the Agreement under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other losses which are not direct damages regardless of whether such losses or damages were or should have been foreseeable and regardless of whether any entity or person has been advised of the possibility of such losses or damages, all and each of which such loss is hereby excluded by agreement of the parties.

(f)  No party may assert a claim or cause of action (or, if applicable, commence an arbitration or other alternate dispute resolution proceeding) against BNYM or any of its affiliates more than 18 months after such party first becomes aware, or should reasonably have become aware, of the events or occurrences comprising the conduct or alleged conduct upon which the claim, cause of action or dispute resolution proceeding is based.

(g)  Each party shall have a duty to mitigate damages for which the other party may become responsible. BNYM shall pursue recovery of amounts paid by BNYM to persons not entitled to such amounts or payments, including through all available legal remedies, and the Fund agrees to cooperate with BNYM (at BNYM’s expense and request).

(h)  With respect to securities data, files, reports, information and research furnished to BNYM by third parties (not delegated duties, subcontracted or otherwise engaged by BNYM to perform the services hereunder on its behalf) and included in the BNYM System (“Securities Data”), the Fund acknowledges that BNYM makes no warranty concerning the Securities Data and BNYM disclaims all responsibility for the Securities Data, including its content, accuracy, completeness, availability or timeliness of delivery, and BNYM shall not be liable for Loss caused by Errant Securities Data (as defined below); provided, however, with respect to transaction activity communicated to BNYM by the DTCC or NSCC, BNYM will maintain commercially reasonable processes and procedures to detect and attempt to resolve rejected transactions. “Errant Securities Data” means Securities Data not being provided to BNYM with the content and at the time which is standard for the industry or which is required for or used in the performance of any service provided for in the Agreement.

(i)  If BNYM becomes aware of a matter that involves a signature guarantee, signature validation, or any other guarantee or certification regarding a signature, document or instrument, a fraudulent signature, document or instrument, a document or instrument that is alleged to be fraudulently procured, tendered or negotiated, any other matter involving a payment instrument, a payment or funds transfer system, or a payment clearance system, and any other matter that may give rise to a claim for recovery under applicable law or regulation or the rules of an industry utility (such as the NSCC or NACHA), BNYM will take commercially reasonable measures to investigate the facts of the matter and upon the conclusion of the investigation provide to the Fund with access to all materials and information gathered during the investigation not subject to a confidentiality obligation to third parties and thereafter, as between the Fund and BNYM, any further action on behalf of the Fund or a shareholder in connection with the matter investigated shall be the sole and exclusive responsibility of the Fund. BNYM shall cooperate reasonably to provide information in its possession at the time in any ongoing investigation conducted by the Fund into such matters.

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(j)  BNYM shall be entitled to rely on, and engage in conduct based upon, its reasonable interpretation of “Legal Authority” (which is hereby defined to mean all laws and all regulations, rules, legal process and other acts and communications of an official nature of governmental, quasi- governmental bodies, regulatory and self-regulatory bodies) and the analysis and advice of Fund legal counsel or external legal counsel of its own choosing, provided the external legal counsel is not a generalist and the practice area of the external legal counsel includes the subject matter of the analysis and advice, including such reliance and conduct in circumstances when available Legal Authority is in conflict or does not provide unambiguous precedent or guidance. BNYM may rely and act in accordance with the analysis and advice of such legal counsel that is reasoned notwithstanding the existence or availability of a differing legal analysis or advice or of different interpretations. For the avoidance of doubt, such conduct is included within the conduct described in clause (iii) of Section 12(a) and the rights described in Section 12(a) apply in the event the Fund requests that BNYM engage in conduct other than in accordance with BNYM’s reasonable interpretation of Legal Authority or reasoned legal analysis or legal advice obtained from Fund legal counsel or external legal counsel and BNYM engages in such conduct.

(k)  In connection with any dispute or action between the parties to this Agreement , unless recovery of legal fees or expenses is expressly provided for by a particular provision: no party to this Agreement shall be liable to any other party to this Agreement for any costs or expenses of any nature related to legal counsel, legal representation or legal action, including without limitation costs and expenses associated with litigation, threatened litigation and dispute resolution, court costs and costs of arbitration, discovery, experts, settlement and investigation that arise in connection with any claim, indemnification right, action or demand made or sought under this Agreement between parties to this Agreement; each party shall bear its own such costs and expenses.

(l)  (1) Any Loss incurred by any party to the Agreement or its Affiliates or any other party, including a current or former Fund shareholder, as a result of fraud by a Shareholder or other person, including without limitation Loss incurred in connection with any one or more of the events or circumstances described immediately below (“Fraud Loss”), shall, as between BNYM and the Fund, be the responsibility and liability of the Fund, if in connection with all related purchase and/or redemption transactions BNYM complied in all material respects with the Written Procedures applicable to such transactions (“Applicable Procedures”):

(i)	The acceptance, processing, negotiation or crediting to an account of a payment for the purchase of Shares (whether a check, permissible cash equivalent, ACH transfer, wire transfer or other permissible payment instrument or method) that is (A) subsequently determined or claimed to be fraudulent, unauthorized or otherwise invalid, (B) an electronic funds transfer that is returned, reversed, reclaimed or otherwise withdrawn, or (C) an instrument that is dishonored, rejected or returned after the Fund’s hold period on new purchases expires;

(ii)	Multiple deposit, negotiation or other taking possession of the proceeds of a distribution, such as (A) the remote deposit of a check through a “smart phone” or other mobile check-depositing application combined with the cashing of the same check at a check cashing agency, or (B) a shareholder reporting a distribution check as lost, stolen or missing combined with a request for a replacement payment by electronic funds transfer followed by the cashing at a check cashing agency of the check reported lost, stolen or missing; or

(iii)	The receipt in good order and the processing of instructions, whether oral, written, electronic, sent via Internet, automated voice or by other permissible means, regarding the redemption of shares in an account and the distribution of the proceeds of that redemption or any other financial or maintenance transaction, including without limitation changing the bank account of record, that are subsequently claimed to have been given by someone not authorized to issue instructions for that account (including, for avoidance of doubt, instructions given by persons misrepresenting

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themselves as an account owner or other authorized person who accurately presents required security data elements or otherwise satisfies or complies with security and identity verification protocols);

(2) To the extent BNYM does not follow the Applicable Procedures in all material respects BNYM shall be liable for that portion of the Fraud Loss not otherwise excluded by this Agreement directly arising from such conduct. In the event Fraud Loss is incurred by BNYM or its Affiliates and not excludable pursuant to the immediately preceding sentence, the Fund agrees to reimburse BNYM within a reasonable period following its receipt of a request from BNYM and reasonable evidence of the Fraud Loss.

(m) This Section 11 shall survive termination of this Agreement.

12. Indemnification.

(a)  The Fund agrees to indemnify, defend and hold harmless BNYM and its affiliates, and to indemnify, defend and hold harmless the Custodian and its affiliates in connection with services it provides pursuant to Section 3(a)(12), and the respective directors, trustees, officers, agents and employees of each, from all Loss arising directly or indirectly from: (i) third party Claims based on conduct of the Fund or a Fund agent, contractor, subcontractor or prior or current service provider; (ii) BNYM’s response to legal process from third parties compelling testimony or evidence production in connection with a Claim asserted against the Fund or its agents but not BNYM, (iii) conduct of BNYM as agent of the Fund not involving Liable Conduct in the execution of the conduct, including without limitation conduct required or permitted by the Agreement and conduct taken pursuant to Fund Communications, Written Procedures, Legal Authority, Section 10(h) (Response Failure), or Non- Standard Forms, and (iv) a Fund Error or Errant Securities Data. BNYM shall have no liability to the Fund or any person claiming through or for the Fund for any Loss caused in whole or in part by any conduct described in the preceding sentence. The Fund shall have no obligation to indemnify BNYM for any of the foregoing arising out of BNYM’s Liable Conduct.

(b)  Subject to all terms of Section 11, BNYM agrees to indemnify the Investment Company, each Fund, their affiliates and their respective directors, trustees, officers, agents and employees for the damages it is liable for under Section 11(a).

(c) This Section 12 shall survive termination of this Agreement.

13. Duration and Termination.

(a)  This Agreement shall be effective on the Effective Date and continue, unless validly terminated pursuant to this Section 13 prior thereto, until the date which is the fifth (5th) anniversary of the Service Effective Date (the “Initial Term”).

(b)  (1) This Agreement shall automatically renew on the final day of the Initial Term and the final day of each Renewal Term for an additional term which will continue until the first (1st) anniversary of such renewal date (each such additional term being a “Renewal Term”), unless the Funds acting collectively give written notice to BNYM of its intent not to renew and such notice is received by BNYM not less than ninety (90) days prior to the expiration of the Initial Term or the then-current Renewal Term (a “Fund Non-Renewal Notice”) or BNYM gives written notice to the Funds of its intent not to renew and such notice is received by the Funds not less than one hundred eighty (180) days prior to the expiration of the Initial Term or the then-current Renewal Term (“BNYM Non-Renewal Notice”, and together with Fund Non-Renewal Notice, each is a “Non-Renewal Notice”). In the event a party

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provides a Non-Renewal Notice, this Agreement shall terminate on the last day of the Initial Term or Renewal Term, as applicable, or, if later and applicable, the later of the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(2) In connection with a termination occurring pursuant to a termination notice provided for in Section 13(c) or 13(d) or a Non-Renewal Notice, if Deconversion Services are requested by the Fund BNYM shall make commercially reasonable efforts to perform the requested Deconversion Services as of the dates reasonably requested by the Fund, subject to BNYM’s existing work and project schedules and the availability of personnel with requisite expertise.

(c)  If a party (BNYM or any Fund) materially breaches this Agreement (a “Defaulting Party”) the other party (on one hand, BNYM; on the other hand, the Funds acting collectively) (the “Non-Defaulting Party”) may give written notice thereof to the Defaulting Party (BNYM or the Funds collectively) (“Breach Notice”), and if such material breach shall not have been remedied within thirty (30) days after the Breach Notice is given, then the Non Defaulting Party may terminate this Agreement by giving written notice of termination to the Defaulting Party (“Breach Termination Notice”), in which case this Agreement shall terminate on the 30th day following the date the Breach Termination Notice is given, or such later date as may be specified in the Breach Termination Notice (but not later than the last day of the Initial Term or then-current Renewal Term, as appropriate), or, if later and applicable, the later of the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed. In all cases, termination by the Non Defaulting Party shall not constitute a waiver by the Non Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

(d)  (1) Notwithstanding any other provision of this Agreement, if prior to the expiration of, as appropriate, the Initial Term or the then-current Renewal Term, for any reason, the Fund gives notice to BNYM terminating this Agreement, other than pursuant to Section 13(c), or terminating BNYM as the provider of any service, or the Fund by its action or inaction causes a Constructive Termination to occur (individually and collectively, “Early Terminations”), the following terms shall apply:

(i)	Before the earlier to occur of the effective date of the Early Termination or the commencement date of any significant activities related to the conversion or transfer of Fund records and accounts to a successor service provider, the Fund shall pay to BNYM an amount equal to all fees and other charges and amounts that would be due under the Fee Agreement (excluding Reimbursable Expenses if not to be incurred) from such payment date through the expiration of, as appropriate, the Initial Term or the then- current Renewal Term as if services had been performed by BNYM and accepted by the Fund during such period in accordance with the Agreement (“Early Termination Fee”). The Early Termination Fee shall be calculated using the average of the monthly fees and other charges and amounts due to BNYM under this Agreement during the last three calendar months immediately preceding the date of the notice of Early Termination (or, if not given, the date services are terminated hereunder) extrapolated over the remaining term of the Agreement at such date.

(ii)	The Fund expressly acknowledges and agrees that the Early Termination Fee is not a penalty but is reasonable compensation to BNYM for a termination of the Agreement before the expiration of, as appropriate, the Initial Term or the then-current Renewal Term and prior to receipt by BNYM of the compensation upon which the fees and other terms of this Agreement were based.

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(iii)	If the Fund gives notice of Early Termination (or an Early Termination without such notice occurs due to a Constructive Termination) after expiration of the notice period specified in Section 13(b), the references above to “expiration of, as appropriate, the Initial Term or the then-current Renewal Term” shall be deemed to mean “expiration of the Renewal Term immediately following, as appropriate, the Initial Term or the then- current Renewal Term.”

(iv)	In the event of an Early Termination, this Agreement will terminate with respect to the affected Funds (or all Funds, if appropriate) on the last to occur of the date contained in a notice of termination, the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(2) Until the close of business on the third (3rd) anniversary of the Service Effective Date:

Notwithstanding any other provision of this Agreement, if all Fund Shares in a Shareholder account, or a substantial portion of Fund Shares in a Shareholder account, are redeemed or repurchased by the Fund for cash or in-kind assets by or at the direction, coordination or inducement of the investment advisor to the Fund, the Fund distributor, the Fund sponsor, or an Affiliate of any of the foregoing (each a “Related Person”), and the proceeds of the redemption or repurchase are subsequently used to purchase interests, shares or units in a collective investment vehicle with investment goals or investment holdings substantially similar to the Fund serviced by another transfer agency service provider (including without limitation a Related Person or the Fund acting on its own behalf) (a “Removed Account”), the Fund will be deemed to have caused an Early Termination with respect to the Removed Accounts as of the day immediately preceding the first such redemption or repurchase and the Fund shall pay BNYM within 30 days of such date an Early Termination Fee calculated as if the Removed Accounts constituted a “Fund” (“Removed Account Fee”).

(3)  In the event Section 13(d)(1) becomes applicable due to a termination of this Agreement by a Fund (subject to Section 13(d)(4) below) and less than all Funds terminate this Agreement, or in the event Section 13(d)(1) becomes applicable due to a termination of Services and less than all Services are terminated with respect to all Funds, or in the event Section 13(d)(2) becomes applicable due to Removed Accounts, then , in addition to the payments required by such circumstances, at BNYM’s option, either (i) all Funds will be deemed to have caused an Early Termination of this Agreement resulting in all Funds owing BNYM the Early Termination Fee specified in Section 13(d)(1)(ii) on a date specified by BNYM and provided to the Funds in a notice of termination delivered to the Funds at least 90 days in advance of such selected date, or (ii) this Agreement will remain in full force and effect with respect to all Funds and services not terminated and all non-Removed Accounts. In the event BNYM delivers the notice described in clause (i), this Agreement will terminate on the last to occur of the payment date specified in such notice, the day substantially all Services cease to be provided (for avoidance of doubt, other than Trailing Services) or the date the Deconversion (or final Deconversion if more than one) is completed.

(4)  For purposes of this Section 13(d), neither the liquidation of a Fund nor the consolidation or merger of one Fund into another Fund shall constitute a termination of this Agreement by the Fund so liquidated, consolidated or merged. For avoidance of doubt, a merger or consolidation of Funds into funds or other collective investment vehicles not serviced by BNYM under this Agreement or not serviced by BNYM under an agreement substantially similar in all material respects to this Agreement shall constitute a termination.

(e)  (1) In connection with any termination of this Agreement or services by the Fund, whether alone or in conjunction with other Funds, the Fund shall also pay to BNYM the amounts described in

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clauses (A) and (B) below not later than the “Payment Date”, which is hereby defined to mean (i) the date of termination of the Agreement or service (whether such date is determined by the sending of a Non-Renewal Notice, by designation of a date in a notice of termination or due to the occurrence of a Constructive Termination), or, (ii) if either of the following, or both, should occur before such termination date, the date that either of the following first occurs: (aa) the date of cessation of a substantial portion of the services provided for in Section 3 of the Agreement, or (bb) the date that performance of significant Deconversion Services is scheduled to commence:

(A)	any Fees and Reimbursable Expenses that may be owed by the Fund pursuant to Section 9(a) for services performed by BNYM pursuant to the Agreement through and including the Payment Date (whether already invoiced, pending invoice or estimated in good faith);

(B)	the amount estimated in good faith by BNYM (“Good Faith Estimate”) for:

(I)	any services to be provided by BNYM following the Payment Date that may relate to a cessation of operations or the winding up of the affairs of the Fund or a termination of the Agreement, including by way of example and not limitation, answering general shareholder inquiries, furnishing historical shareholder account information to authorized parties, providing tax services with respect to transactions occurring before the termination such as the filing of final tax forms, maintaining a Service Account for checks not yet cleared, and compliance with record retention requirements (“Trailing Services”), at the fees set forth in the Fee Agreement or, if applicable fees are not provided for therein, at commercially reasonable rates, and

(II)	the reasonable out-of-pocket expenses expected to be incurred in performing the Trailing Services (“Reimbursable Trailing Expenses”); and

(III)	if BNYM is requested to perform any Deconversion Services (as defined below):

(I) fees and charges of BNYM for such Deconversion Services at the rates set forth in the Fee Agreement or, if applicable fees are not provided for therein, fees at commercially reasonable rates, and (II) amounts to reimburse BNYM for any reasonable out-of-pocket expenses reasonably expected to be incurred in performing the Deconversion Services. “Deconversion Services” means a Deconversion and any and all other measures taken and conduct engaged in by BNYM associated with any transfer or movement of files, records, materials or information or a conversion thereof, including but not limited to the transfer, movement or duplication of any files, records, materials or information and any conversion of such from the formats and specifications of the BNYM System to the formats and specifications of a successor service provider or as otherwise specified by the Funds. BNYM’s obligation to perform any Deconversion Services is expressly conditioned on the prior performance by the Funds, to BNYM’s reasonable satisfaction, of their obligations under Section 3(a)(12)(C)(ii).

(2)  For avoidance of doubt: to the extent BNYM performs any services pursuant to Section 3 or Schedule C of the Agreement subsequent to the Payment Date, the Fund shall pay for such services upon being invoiced for such services in accordance with the terms of the invoice.

(3) Within 120 days following the Deconversion (or final Deconversion if more than one):

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(A)	BNYM shall determine any (i) amounts payable by the Fund for services provided pursuant to Section 3 or Schedule C of the Agreement that have not been paid, (ii) amounts payable by the Fund for Trailing Services, for reimbursement of reasonable out- of-pocket expenses incurred in performing the Trailing Services, for Deconversion Services and for reimbursement of reasonable out-of-pocket expenses incurred in performing the Deconversion Services that have not been paid by the Fund, whether or not included in whole or in part in the Good Faith Estimate, and (iii) amounts paid by the Fund pursuant to Sections 13(e)(1)(B) and 13(e)(2) in excess of amounts actually owed by the Fund to BNYM for the services indicated therein; and

(B)	BNYM shall net the amounts determined in accordance with clause (A) above, notify the Fund whether BNYM owes money to the Fund or the Fund owes money to BNYM and the amount owed, and indicate in reasonable detail any deviation of a final billed item from the Good Faith Estimate; and

(4)  Within thirty (30) days following the invoice provided Section 13(e)(3)(B), BNYM will pay the Fund any amount it owes the Fund and the Fund shall pay BNYM any amount it owes BNYM.

(f)  A party hereunder is an “Insolvent Party” if it: (i) commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or if there is commenced against it any such case or proceeding; (ii) commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for itself or for any substantial part of its property or if there is commenced against it any such case or proceeding; (iii) makes a general assignment for the benefit of creditors; or (iv) states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Notwithstanding any other provision of this Agreement, upon the happening of any event or circumstance making a party an Insolvent Party (an “Insolvency Event”), the other party hereunder (the “Solvent Party”) may in its sole discretion terminate this Agreement immediately (and, for clarification, in the event of a termination hereunder effected by BNYM, immediately cease providing all services) by sending notice of termination to the Insolvent Party. The Solvent Party may exercise its termination right under this Section 13(f) at any time following the occurrence of the Insolvency Event notwithstanding that the Insolvency Event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by the Solvent Party of its termination right under this Section 13(f) shall be without any prejudice to any other remedies or rights available to the Solvent Party and shall not be subject to any fee or penalty, whether monetary or equitable. Notwithstanding clause (iii) of Section 15, notice of termination under this Section 13(f) shall be considered effective when sent.

(g)  References in this Agreement to a termination of the Agreement on or as of a particular day or date, unless specifically stated to be otherwise, means that termination occurs at 11:59 PM on the particular day or date.

(h) Any termination of this Agreement must occur in accordance with provisions of this Section 13.

14. Policies and Procedures.

(a)  BNYM shall perform the services provided for in this Agreement in accordance with the written policies, processes, procedures, manuals, documentation and other operational guidelines of BNYM governing the performance of the services in effect at the time the services are performed (“Standard Procedures”). BNYM may embody in its Standard Procedures, including Standard Procedures for determining whether an instruction it receives is “in good order” (“IGO”) or is “not in good order”

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(“NIGO”), and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with generally accepted industry practices, principles or standards (“Industry Standard”). Likewise, when in connection with a providing a service, including IGO and NIGO determinations, BNYM is required to engage in conduct for which it does not have a Standard Procedure or Standard Procedures only partially address the facts and circumstances of a particular issue, BNYM may engage in and act in reliance on: a reasoned course of conduct, conduct it reasonably determines to be commercially reasonable or conduct consistent with Industry Standards. In making the decisions described in the foregoing sentences BNYM may rely on such information, data, research, analysis and advice, including legal analysis and advice, as it reasonably determines appropriate under the circumstances. For clarification: the published guidelines of the Securities Transfer Association shall constitute an Industry Standard on the subject matter addressed therein. BNYM may revise the Standard Procedures in accordance with the provisions of this Section 14(a).

(b)  (1) Notwithstanding any other provision of this Agreement, in the event facts, circumstances or conditions exist or events occur which would require a service to be provided hereunder other than in accordance with BNYM’s Standard Procedures, or if BNYM is requested by the Fund, or a third party authorized to act for the Fund, to deviate from a Standard Procedure in connection with the performance of a service hereunder or institute a service or procedure with respect to which there is no Standard Procedure (collectively, a “Non-Standard Procedure”), then BNYM will engage in a Reasoned Consideration.

(2) A Non-Standard Procedure that BNYM agrees to implement in a written instrument executed by the Fund and BNYM is referred to herein as an “Exception Procedure” and BNYM shall obligated to perform a Non-Standard Procedure only to the extent expressly provided for in an Exception Procedure. For the avoidance of doubt, conduct engaged in pursuant to an Exception Procedure is included within the conduct described in clause (b) of Section 12. Upon not less than forty-five (45) days advance written notice BNYM may terminate an Exception Procedure for a Bona Fide Reason.

(c)  In the event that Fund requests documentation, analysis or verification in whatsoever form regarding the commercial reasonableness or industry acceptance of conduct provided for in a Standard Procedure, BNYM will cooperate to furnish such materials as it may have in its possession at the time of the request without cost to the Fund, but the Fund agrees to reimburse BNYM for all out of pockets costs and expenses incurred, including the costs of legal or expert advice or analysis, in obtaining additional materials in connection with the request.

(d)  If in the course of acting in accordance with a Non-Standard Procedure, BNYM encounters questions, issues or uncertainty of a legal or other nature as to the appropriate course of conduct under the Non-Standard Procedure, the Fund agrees that any expenses incurred by BNYM in consulting with third parties, such as, without limitation, attorneys, auditors or accountants, to resolve the questions, issues or uncertainty shall be the responsibility of the Fund to be paid upon being invoiced by BNYM. Prior to engaging any such third party BNYM shall advise the Fund it is doing so and the Fund shall have the option of obtaining such consulting services on its own and providing the results to BNYM. For the avoidance of doubt, conduct engaged in pursuant to this Section 14(d) is included within the conduct described in clause (b) of Section 12.

15. Notices. Notices permitted or required by this Agreement shall be in writing and:

(i)	addressed as follows, unless a notice provided in accordance with this Section 15 shall specify a different address or individual:

(A)	if to BNYM: BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway,

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Wilmington, Delaware 19809, Attention: President; with a copy to BNY Mellon Investment Servicing (US) Inc., 301 Bellevue Parkway, Wilmington, Delaware 19809,

Attention: Legal Department; and

(B)	if to the Fund: Lord Abbett, 90 Hudson Street, Jersey City, NJ 07302, Attention: Legal Department;

(ii)	delivered: by hand (personal delivery by an Authorized Person to addressee); private messenger, with signature of recipient; U.S. Postal Service (with return receipt or other delivery verification provided); overnight national courier service, with signature of recipient, facsimile sending device providing for automatic confirmation of receipt; and

(iii)	deemed given on the day received by the receiving party.

16. Amendments.

(a)  This Agreement, or any term thereof, including without limitation the Schedules hereto, may not be amended, changed, modified, supplemented, rescinded, terminated, cancelled, or discharged orally or in any other manner except by an agreement signed by the Parties set out in writing, excluding emails, specifically referencing that it is, as applicable, an amendment, change, modification, or supplement to or rescission, termination, cancellation, or discharge of this Agreement.

(b)  Notwithstanding subsection (a) above, in the event an officer of the Investment Company or other person acting with apparent authority on behalf of the Investment Company requests in writing, including by email, that BNYM perform some or all of the services provided for in this Agreement for a Portfolio not listed on Schedule B, as amended, and such Portfolio accepts such services and the relevant Investment Company, Portfolio or other party pays amounts provided for in the Fee Agreement as Fees and Reimbursable Expenses, then in the absence of an express written statement to the contrary, documented in accordance with subsection (a) above, such services are provided in accordance with the terms of this Agreement, Schedule B is deemed amended to include the particular Portfolio and the Portfolio shall be bound by the terms of this Agreement with respect to all matters addressed herein, except that BNYM may at any time thereafter terminate such deemed amendment to this Agreement, and terminate services to such Portfolio, if within 60 days of the first such acceptance of services by the Portfolio the Investment Company and BNYM do not execute an written amendment to Schedule B on terms mutually acceptable to BNYM and the Investment Company in their respective sole discretion. BNYM and the Investment Company each reserve the right to negotiate terms appropriate to such additional Portfolios which differ from the terms herein.

17. Assignment; Subcontracting.

(a)  Except as expressly provided in this Section 17, no party may assign, transfer or delegate this Agreement, or assign or transfer any right hereunder or assign, transfer or delegate any obligation hereunder, without the written consent of the other party and any purported assignment, transfer or delegation in violation of this Section 17 by a party shall be voidable at the option of the other party. For clarification: “assign,” “transfer” and “delegate” as used in the foregoing sentence are intended to mean conveyances, whether voluntary or involuntary, whether by contract, a sale of a majority or more of the assets, equity interests or voting control of a party, merger, consolidation, dissolution, insolvency proceedings, court order, operation of law or otherwise, which fully and irrevocably vest in the assignee, transferee or delegatee, as applicable, some or all rights and/or obligations under the Agreement and fully and irrevocably divest the assignor, transferor or delegator, as applicable, of some or all rights and/or obligations under the Agreement.

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(b)  Notwithstanding the foregoing, and without the prior written consent of any party: (i) To the extent appropriate under rules and regulations of the NSCC, BNYM may satisfy its obligations with respect to services involving the NSCC through an Affiliate that is a member of the NSCC by delegation or subcontracting; (ii) BNYM may assign, transfer and delegate this Agreement to an Affiliate and assign, transfer and delegate this Agreement in connection with a sale or transfer of a majority or more of its assets, equity interests or voting control, provided that BNYM gives the Investment Company sixty (60) days’ prior written notice of such assignment, transfer or delegation, such assignment, transfer or delegation does not impair the Investment Company’s receipt of services under this Agreement in any material respect, and the assignee, transferee or delegatee agrees to be bound by all terms of this Agreement in place of BNYM, and the Funds acting collectively and not individually shall have the right, without payment of any fee or penalty, to terminate the Agreement within thirty (30) days, or such longer period as the parties may agree, of receiving the notice of assignment, transfer, or delegation by delivering a written notice of termination to BNYM, citing this Section 17(b), and designating a termination date not less than 180 days after the date the notice is delivered to BNYM; and (iii) BNYM may subcontract with, hire, engage or otherwise outsource to any third party with respect to the performance of any one or more of the functions, services, duties or obligations of BNYM under this Agreement but any such subcontracting, hiring, engaging or outsourcing shall not relieve BNYM of any of its responsibilities or liabilities hereunder and such functions, services, duties or obligations are required to be performed by the third party in accordance with any applicable service levels set forth in an SLA Document.

(c)  BNYM agrees, subject to its information security policies and procedures and confidentiality obligations to third parties, to respond in a timely manner to questions the Fund may have regarding any assignment, transfer or delegation with respect to which it has received a notice pursuant to Section 17(b), and otherwise reasonably cooperate with reasonable due diligence conducted by the Fund to determine whether the Fund’s receipt of services under this Agreement would be impaired in any material respect by such assignment, transfer or delegation.

(d)  Subject to applicable law or agreement, BNYM shall notify the Fund periodically of any entity that BNYM subcontracts with, hires, engages or otherwise outsources to (as contemplated in clause (iii) of Section 17(b) above); provided, however, no such notice shall be required with respect to technology or data suppliers, subcontractors, vendors, licensors, consultants, and similar firms. BNYM agrees, subject to its information security policies and procedures and confidentiality obligations to third parties, to respond in a timely manner to questions the Fund may have regarding any subcontracting with respect to which it has received a notice pursuant to this Section 17(d).

18.  Signatures; Counterparts. This Agreement may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Agreement physically delivered, on a copy of the Agreement transmitted by facsimile transmission or on a copy of the Agreement transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Agreement by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Agreement or of executed signature pages to counterparts of this Agreement, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Agreement and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Agreement.

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19. Miscellaneous.

(a)  Entire Agreement. This Agreement, and the related Fee Agreement, embody the final, complete, exclusive and fully integrated record of the agreement of the parties on the subject matter herein and therein and supersedes all prior agreements, understandings, proposals, responses to requests for proposal, memoranda of understanding or memoranda of any other nature, terms sheets, letters of intent and communications of any other nature relating to such subject matter.

(b)  Non-Solicitation. During the effectiveness of this Agreement and for one year thereafter, a party shall not, directly or indirectly, knowingly solicit or recruit for employment or hire, or make a recommendation, or referral or otherwise knowingly assist or facilitate the solicitation or recruitment of any employee of the other party or an Affiliate of the Fund or Lord, Abbett & Co. LLC, for employment by the soliciting party. To “knowingly” solicit, recruit, hire, assist or facilitate, within the meaning of this provision, does not include, and therefore does not prohibit, solicitation, recruitment or hiring of an employee by another entity if the employee was identified solely as a result of the employee’s response to a general advertisement in a publication of trade or industry interest or other similar general solicitation.

(c) Changes That Materially Affect Obligations.

(1)  The Fund agrees to provide BNYM with at least 30 days advance written notice of any new or modified Company Standard (as defined below) that could reasonably require revised or new Conduct, including without limitation revisions or additions to, or new, Shareholder Materials; provided, however, in the event 30 days’ advance notice is not reasonably practicable under particular circumstances, the Fund shall provide as much advance notice as is reasonably practicable under those circumstances (“Available Notice”), but acknowledges and agrees that less than 30 days’ notice may adversely impact BNYM’s ability to perform an obligation hereunder or to respond to the Company Standard Change in a manner contemplated by Section 19(c)(2) and that BNYM shall have no liability and shall not be in breach of this Agreement or any performance standard if due in whole or in part to the Available Notice it is unable to perform an obligation in accordance with this Agreement. “Company Standards” means, collectively, as of a point in time that Company Standards is being determined, each feature, policy, procedure, service, operation, parameter or other aspect of whatsoever nature of the Fund that impacts or influences in any manner BNYM’s provision of the Services or performance of an obligation, including without limitation all contents of the Fund’s Shareholder Materials.

(2)  Notwithstanding any other provision of the Agreement, including without limitation the description of services in Section 3:

(A)  To the extent that any obligation, Service or course of conduct of BNYM provided for hereunder is configured or performed as it is at a particular time in whole or in part due to Company Standards, standards imposed by clearing corporations or other industry-wide service bureaus or organizations, or laws, rules, regulations, orders or legal process in effect at such time (“Service Requirements”) and BNYM’s performance of that obligation, Service or course of conduct in compliance with any new or modified Service Requirement requires that BNYM develop, implement or provide a new or modified service, process, procedure, resource, functionality or conduct (“New Service”), or a new or modified Service Requirement requires that BNYM develop, implement or provide a New Service to remain in compliance with the Agreement, or the Fund requests that BNYM develop, implement or provide a New Service, BNYM shall be obligated to develop, implement or provide the New Service only in accordance with a written amendment to this Agreement entered into in its discretion.

(B)  If in order to perform an obligation under this Agreement BNYM develops, implements or provides a New Service that it may not be obligated to develop, implement or provide pursuant to subsection (A) above but that it develops, implements and provides for clients generally due

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to a new or revised Service Requirement, BNYM it shall entitled to commercially reasonable fees and reimbursement of reasonable expenses for such development, implementation and performance if it elects to invoice Company for such, or to such other fees, charges or expense reimbursement as may be mutually agreed by the parties.

(d)  Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)  Requested Information and Documentation. The Fund will provide in a timely manner such information and documentation as BNYM may reasonably request in connection with providing services under this Agreement and BNYM will not be liable for any Loss incurred by the Fund due to a failure or delay in providing such information or documentation.

(f)  Governing Law. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to its principles of conflicts of law that would apply the law of another jurisdiction. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein. The parties hereby waive any right they may have to trial by jury in any action or proceeding involving, directly or indirectly, any matter in any way arising out of, related to, or connected with, this Agreement.

(g)  Severability. The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of damages, shall remain fully effective.

(h)  Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to those certain provisions providing for rights of the Custodian or obligations of the Fund with respect to the Custodian, and those certain provisions benefitting affiliates of the parties, this Agreement is not for the benefit of any other person or entity and there shall be no third party beneficiaries hereof. Unless expressly provided to the contrary herein: the parties to the Agreement and their respective successors, permitted assigns and affiliates shall have the right to enforce its provisions and any action to enforce the Agreement by a person not a party shall be void.

(i)  No Representations or Warranties. Except as expressly provided in this Agreement, BNYM hereby disclaims all representations and warranties, express or implied, made to the Fund or any other person, including, without limitation, any warranties regarding quality, suitability, merchantability, fitness for a particular purpose or otherwise (irrespective of any course of dealing, custom or usage of trade), of any services or any goods provided incidental to services provided under this Agreement. BNYM disclaims any warranty of title or non-infringement except as expressly set forth in this Agreement.

(j)  Customer Identification Program Notice. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain,

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verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Certain of BNYM’s Affiliates are financial institutions, and BNYM may, as a matter of policy, request (or may have already requested) the name, address and taxpayer identification number or other government-issued identification number of the Fund or others, and, if such other is a natural person, that person’s date of birth. BNYM may also ask (and may have already asked) for additional identifying information, and BNYM may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

(k) Use of “Fund”. In the event “Fund” as used in this Agreement refers to Portfolios listed on Schedule B, notwithstanding such use, the Investment Company bears to the extent permitted by law all responsibilities, obligations, liabilities and duties of all such Portfolios to the extent not performed by such Portfolios; provided, however, notwithstanding the foregoing, no assets of one Portfolio of the Investment Company shall be subject to the liabilities of any other Portfolio of the Investment Company.

(l)  Additional Fund Adoption. Notwithstanding anything in this Agreement to the contrary, if BNYM is requested orally or in writing to furnish any service provided for in this Agreement to any investment company that is not a party to this Agreement or any class, tier, portfolio, series or other subdivision of an investment company that is not party to this Agreement (“Additional Fund”) by any representative of a Fund who BNYM reasonably believes also to be a representative of the Additional Fund, and BNYM provides such service to such Additional Fund, then, from the date BNYM commences providing such service, such Additional Fund shall be deemed a party to and bound by the terms and conditions of this Agreement with respect to all matters addressed herein even in the absence of a writing by such Additional Fund agreeing to be so bound by this Agreement and Schedule B shall be deemed amended to include the Additional Fund.

(m)  Requests to Transfer Information to Third Parties. In the event that the Fund, other than pursuant to a Standard Procedure, whether by Written Instructions, Fund Communications or otherwise, requests or instructs BNYM to send, deliver, mail, transmit or otherwise transfer to a third party which is not a subcontractor of BNYM and which is not the DTCC, NSCC or other SEC-registered clearing corporation, or to make available to such a third party for retrieval from within the BNYM System, any information in the BNYM System: BNYM may decline to provide the information requested on the terms contained in the request due to legal or regulatory concerns, transmission specifications not supported by BNYM, or other good faith or bona fide business reasons, but will in good faith discuss the request and attempt to accommodate the Fund with respect to the request, and BNYM will not be obligated to act on any such request unless it agrees in writing to the terms of the information transfer. In the event BNYM so agrees in writing to transfer information or make it available within the BNYM System: the Fund shall pay a reasonable fee for such activities upon being invoiced for same by BNYM; BNYM shall have no liability or duty with respect to such information after it releases the information or makes it available within the BNYM System, as the case may be, provided BNYM does not commit Liable Conduct when executing the express instructions of the written information transfer request; BNYM shall be entitled to the indemnification provided for at Section 12 pursuant to clause (b) in connection with the activities contemplated by any such written information transfer request, including for the avoidance of doubt third party claims; and BNYM may conclusively presume without a duty of independent verification that the Fund has received all applicable third party authorizations.

(n)  Service Indemnifications; Survival. Any indemnification provided to BNYM by the Fund or to the Fund by BNYM in connection with any service provided under the Agreement, including by way of illustration and not limitation, indemnifications provided in connection with an Accepted Non-Standard Instruction and indemnifications contained in any agreements regarding an Exception Procedure (“Service Indemnifications”), shall survive any termination of this Agreement. In addition, Sections 4, 5, 7, 10(d), (e), (g) - (i), 11, 12, 13(e), 19(e), (i), (m), (n) and (s) and provisions necessary to the

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interpretation of such Sections and any Service Indemnifications and the enforcement of rights conferred by any of the foregoing shall survive any termination of this Agreement. In the event the Board of the Fund authorizes a liquidation of the Fund or termination of the Agreement, BNYM may require as a condition of any services provided in connection with such liquidation or termination that the Fund make provisions reasonably satisfactory to BNYM for the satisfaction of contingent liabilities outstanding at the time of the liquidation or termination.

(o)  Compliance with Law. Each of BNYM and the Fund agrees to comply in all material respects with the respective laws, rules, regulations and legal process applicable to the operation of its business. For clarification: With respect to BNYM, the foregoing requires compliance with laws, rules, regulations and legal process applicable to BNYM directly, not derivatively by virtue of providing services to the Fund. The Fund agrees that BNYM is not obligated to assist the Fund with, or bring the Fund into, compliance with laws, rules, regulations and legal process applicable to the Fund, except where BNYM has expressly agreed to assume such an obligation hereunder and then it is obligated only to perform strictly in accordance with the express terms of the assumed obligation.

(p) Further Actions. Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes hereof.

(q)  Enterprise Nature of Services. Notwithstanding any other provision of this Agreement, in furnishing the services provided for in this Agreement or any component or segment of such services BNYM may utilize any combination of its own employees, facilities, equipment, systems and other resources and the employees, facilities, equipment, systems and other resources of its Affiliates, including employees, facilities, equipment, systems and other resources shared by BNYM and its Affiliates, and BNYM may satisfy its obligations under this Agreement directly or through Affiliates. References to employees, facilities, equipment, systems or other resources of BNYM in this Agreement shall mean employees, facilities, equipment, systems or other resources of BNYM and its Affiliates considered collectively. Notwithstanding the foregoing, nothing in this Section 19(q) shall have the effect of transferring any obligation of BNYM to any other entity, including Affiliates.

(r)  Centralized Functions. The Bank of New York Mellon Corporation is a global financial organization that includes BNYM and provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Mellon Group”). The BNY Mellon Group may centralize non- shareholder-facing support functions including audit, accounting, risk, legal, compliance, regulatory reporting, sales, administration, operations, technology services, product, client and client-customer communications, relationship management, storage and record retention, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more Affiliates and subsidiaries of the BNY Mellon Group, joint ventures and third-party service providers (the “Centralized Providers”). Notwithstanding any other provision of the Agreement and subject to the confidentiality obligations herein, the Fund consents to the foregoing centralization of functions, the receipt of services hereunder through the Centralized Functions, BNYM’s disclosure of Fund information, including Fund Confidential Information, to the Centralized Providers, BNYM’s use of such information in connection with the Centralized Functions, and BNYM’s storage of names and business addresses of Fund employees and employees of its Affiliates and sponsors with the Centralized Providers. Notwithstanding the use of Centralized Providers and the provision of services through Centralized Functions, BNYM remains subject to the duties and obligations under this agreement and remains liable under the terms of this Agreement. In addition, the Fund consents to BNYM’s use of Fund Confidential Information to analyze and improve product and service performance and for internal research and development activities, and to the BNY Mellon Group’s aggregation of Fund Confidential Information on an fully anonymized basis with other similar client data for product and service development and distribution, for general marketing purposes and for producing market or similar analyses for its clients, provided that in any such case Fund

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Confidential Information cannot be identified or derived from any such aggregated and anonymized data. The BNY Mellon Group shall possess all ownership rights with respect to such aggregated anonymized data.

(s)  No Interpretation Against A Party. All parties to the Agreement have had access to and use of legal counsel to the extent each has deemed sufficient and hereby irrevocably and unconditionally waive any claim or defense that this Agreement, or any provision of this Agreement, should be interpreted or construed against a party solely on the basis that the particular party drafted or was responsible for the drafting of the Agreement or a particular provision.

(t)  Funds Added After Effective Date. Each Fund that becomes a party to this Agreement pursuant to Section 16(b) or 20(l) agrees to be bound by all terms of this Agreement as if an original signatory hereto and, in addition, each Custodied Portfolio that becomes a party to this Agreement after the Effective Date further agrees to be bound by Schedule D as if an original signatory thereto.

(u)  Ancillary Agreements. The terms of this Agreement shall be deemed incorporated into all agreements entered into between BNYM and the Funds, or persons acting on behalf of the Funds, such as an investment advisor, that are ancillary to the transfer agency and shareholder servicing relationship created by this Agreement, such as, for purposes of illustration and not exclusion, the Fee Agreement and a Gain/Loss Policy, and shall be interpreted in accordance with, governed by and subject to the terms of this Agreement.

(v)  Insurance. BNYM shall maintain insurance coverage, including without limitation cyber insurance, with reputable and financially responsible insurance companies or associations in such amounts and covering such risks as are usually carried by companies engaged in the same or a similar business; provided, however, BNYM shall have the right to self-insure in lieu of such coverage with insurance companies or associations.

[Remainder Of Page Intentionally Blank - Signatures Appear On Following Page]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Transfer Agency And Shareholder Services Agreement to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Agreement by Electronic Signature, affirms authorization to execute this Agreement by Electronic Signature and that the Electronic Signature represents an intent to enter into this Agreement and an agreement with its terms.

BNY Mellon Investment Servicing (US) Inc.	Lord Abbett Funds*

By: /s/ Nicole Fouron	By: /s/ Lawrence B. Stoller

Name: Nicole Fouron	Name: Lawrence B. Stoller

Title: Managing Director	On behalf of the Investment Company and each Fund, each in its individual and separate capacity, as

Title: Secretary of the Funds

Lord Abbett Funds:
Lord Abbett Affiliated Fund, Inc.
Lord Abbett Bond Debenture Fund, Inc.
Lord Abbett Credit Opportunities Fund
Lord Abbett Developing Growth Fund, Inc.
Lord Abbett Floating Rate High Income Fund
Lord Abbett Global Fund, Inc.
Lord Abbett Investment Trust
Lord Abbett Mid Cap Stock Fund, Inc.
Lord Abbett Municipal Income Fund, Inc.
Lord Abbett Research Fund, Inc.
Lord Abbett Securities Trust
Lord Abbett Series Fund, Inc.
Lord Abbett Special Situations Income Fund
Lord Abbett Trust I
Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

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SCHEDULE A
Definitions

As used in this Agreement:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“Affiliate” means an entity controlled by, controlling or under common control with the subject entity, with “control” for this purpose defined to mean direct or beneficial ownership of 50% or more of the equity interests of an entity and possession of the power to elect 50% or more of the entity’s directors, trustees or similar persons performing policy-making functions.

“Authorized Person” means (i) with respect to the Fund, each individual identified to BNYM as an Authorized Person on the properly completed version of Schedule D most recently provided to BNYM, and (ii) with respect to BNYM, employees designated in writing as authorized to receive facsimile transmissions or emails, or both, as Written Instructions (as provided in the definition of Written Instructions). Any limitation on the authority of an Authorized Person of the Fund to give Instructions must be expressly set forth in Schedule D next to the individual’s name.

“BNY Mellon Bank” means The Bank of New York Mellon, a New York chartered commercial bank and affiliate of BNYM, and its lawful successors and assigns.

“BNYM Trust” means BNY Mellon Investment Servicing Trust Company, an affiliate of BNYM, and its lawful successors and assigns.

“Board” means the Fund’s Board of Directors or Board of Trustees, as applicable.

“Bona Fide Reason” means a bona fide legal, commercial or business reason including by way of example and not limitation the following:

(i)	the course of conduct is not consistent or compliant with, is in conflict with, or requires a deviation from an Industry Standard or a Written Procedure;

(ii)	the course of conduct is not reasonably necessary or appropriate to or consistent with the services contemplated by this Agreement or constitutes a change to a service;

(iii)	the course of conduct is in conflict or inconsistent with or violates a law, rule, regulation, or order or legal process of any nature;

(iv)	the course of conduct is in conflict or inconsistent with or will violate a provision of this Agreement or constitutes a unilateral amendment of the Agreement;

(v)	the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement with potentially adverse consequences to BNYM incurred from sources external to BNYM, including without limitation, for illustration and not limitation: sanction, criticism, fines, penalties, examination comments or special examination of a governmental, regulatory or self-regulatory authority; civil, criminal or regulatory action; a loss or downgrading of membership, participation or access rights or privileges in or to organizations providing common services to the financial services industry; or significant reputational harm.

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(vi)	the course of conduct imposes on BNYM a risk, cost, liability or obligation not contemplated by this Agreement related to internal matters, such as, without limitation: imposes costs and expenses on BNYM that are not adequately recovered by payments the Fund indicates it is willing to pay and BNYM reasonably anticipates disputes over invoices; contemplates higher or additional performance standards; adds gain/loss, operational, strategic, compliance or credit risk; requires performance of a course of conduct customarily performed pursuant to a separate service or fee agreement; requires more than an incidental increase in the resources required to provide services to the Fund; or is reasonably likely to result in a diversion of resources or disruption in established work flows, course of operations or functioning of controls;

(vii)	the course of conduct requires technology, personnel with technological expertise, a technology service or product or another resource that is not available on a commercially reasonable basis or constitutes a service or function that is not closely related to services commonly performed by organizations acting as transfer agents, registrars, dividend disbursing agents and shareholder servicing agents to SEC-registered open-end investment companies; or

(viii)	BNYM lacks sufficient information, analysis or legal advice to determine that the conditions in clauses (iii) or (v) do not exist and the Funds and BNYM fail to reach agreement on a reasonable method of paying any expense of obtaining such information.

“Claim” means any claim, demand, suit, action, obligation, liability, suit, controversy, breach, proceeding or allegation of any nature, claim for indemnification, including any threat of any of the foregoing (including but not limited to those arising out of or related to this Agreement) and regardless of the form of action or legal theory or forum.

“Code” means: (i) when reference is made to a specific Section of the “Code”, the Internal Revenue Code as amended through the date of reference, otherwise (ii) the Internal Revenue Code as amended through the relevant date, the regulations promulgated by the IRS under the Internal Revenue Code, as amended through the relevant date, and the revenue rulings, revenue procedures, technical advice memorandums, notices and announcements published by the IRS with respect to the Internal Revenue Code, as amended through the relevant date.

“Conduct” or “Course of Conduct” (both capitalized and uncapitalized) means a single act, two or more acts, a single instance of an action not being taken or of forbearance given, two or more instances of an action not being taken or of forbearance given, or any combination of the foregoing.

“Constructive Termination” means events or circumstances that make it impractical or impossible for BNYM to perform some substantial portion or all of the services as contemplated by the Agreement on the Effective Date, including without limitation, for clarification, liquidations whether or not pursuant to plans of liquidation or reorganization.

“Deconversion” means the completion of the transfer of Fund data, information and records from the production database and production environment of the Fund in the BNYM System to the production database and production environment of the Fund in the computer system of a successor transfer agency services provider with the intention that on the next occurring business day such successor service provider will perform transfer agency services for the Fund utilizing such transferred data, information and records.

“Dedicated Personnel” means individuals employed by or under contract with BNYM whose primary duty is providing services to or on behalf of the Fund.

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“DTCC” means the Depository Trust Clearing Corporation, and its successors and assigns.

“External Research” means consultation with and the written opinions, analysis, research or other work product of third party technical specialists, legal counsel or other advisors, consultants or professionals.

“FinCEN” means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.

“Fund Communication” means any Instruction, direction, inquiry, notice, instrument, data, file or other information or communication of whatsoever nature BNYM receives, or reasonably believes it received, from the Fund through in-person interaction or a communications media of any nature, including without limitation communications media currently existing, such as telephone, facsimile transmission, telegraph, telegram, US Postal Service, personal delivery, private courier, commercial courier, electronic mail (email), private messaging systems, virtual private networks, or messaging systems constituting part of an industry utility (such as the NSCC) service, and communications media that may be developed in the future.

“Fund Error” means the Fund or a third party acting on behalf of the Fund or conveying Fund data or information committing an error, furnishing inaccurate, incorrect or incomplete data or information to BNYM or the Custodian or by other act or omission requiring Remediation Services.

“Fund Shares” (see “Shares”)

“Illegible Communication” means a Fund Communication that BNYM in good faith determines:

(i)	is vague, ambiguous or incomplete;

(ii)	contains one or more errors that are not reconcilable or rectifiable on the face of the communication;

(iii)	was received too late to be acted upon in accordance with its terms;

(iv)	is incapable of being implemented due to a failure to meet applicable specifications or system requirements;

(v)	is in conflict with a previous or contemporaneous Fund Communication; or

(vi)	is incapable of being executed pursuant to the applicable Written Procedure or performance standard due to directions that are incompatible with the Written Procedure or performance standard or other communication defect.

“in good order” means in accordance with all applicable requirements set forth in the Written Procedures, including receipt of any required supporting documentation.

“Instructions” means Oral Instructions and Written Instructions considered collectively or individually.

“Intellectual Property Rights” means copyright, patent, trade secret, trademark and any other proprietary or intellectual property rights.

“Internal Research” means consultation with and the written opinions, analysis, research or other work product of (i) individuals employed by or under contract with BNYM who are not Dedicated Personnel, and (ii) individuals who are Dedicated Personnel but the consultation or opinions, analysis, research or other work product is not incidental to the services performed by such individual for the Fund.

“IRS” means the Internal Revenue Service of the U.S. Department of the Treasury.

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“Loss” and “Losses” means any one, or any series of related, losses, costs, damages, expenses, awards, judgments, assessments, fines, penalties, payments or payment obligations, reimbursements, adverse monetary consequences or monetary liabilities or obligations of any nature, including without limitation any of the foregoing arising out of any Claim or out of any obligation of one party to the other under this Agreement, including any obligation to indemnify and defend, and all costs of litigation or threatened litigation such as but not limited to court costs, costs of counsel, discovery, experts, settlement and investigation.

“Loss Date” means the date of occurrence of the event or circumstance causing a particular Loss, or the date of occurrence of the first event or circumstance in a series of events or circumstances causing a particular Loss.

“NACHA” means the National Automated Clearing House Association.

“NSCC” means the National Securities Clearing Corporation, and its successors and assigns.

“Oral Instruction” means an instruction (i) given to BNYM by voice in person, or in a person-to-person conversation over a telephone connection, by an Authorized Person of the Fund (or by a person reasonably believed by BNYM to be an Authorized Person of the Fund). BNYM may, in its sole discretion in each separate instance, consider and rely upon an instruction it receives from an Authorized Person via electronic mail as an Oral Instruction (unless the electronic mail satisfies the criteria, in the definition of Written Instruction, to constitute a Written Instruction, in which case it will constitute a Written Instruction).

“Portfolio” means each separate subdivision of the Investment Company, whether characterized or structured as a portfolio, tier, series or otherwise, but excludes classes unless for purposes of Sections 18(f)(1) and 18(f)(2) of the 1940 Act and Rules 18f-2 and 18f-3 promulgated by the SEC under the 1940 Act the class must be provided with rights and liabilities separate and distinct from all other subdivisions of the Investment Company.

“Reasoned Consideration” means the following:

(i)	BNYM will in good faith consider implementing a Non-Standard Instruction or Non-Standard Procedure, as applicable, if the Fund requests such in writing (including via e-mail) to its Customer Service Officer and provides all written materials, including descriptions, specifications, business requirements and responses to questions of BNYM, that in the sole judgment of BNYM exercised reasonably are appropriate to fully evaluate the request.

(ii)	BNYM will attempt to evaluate the request with existing resources on the basis of the written materials but if at any time it determines in its sole judgment exercised reasonably that Research is required to fully evaluate the request or the development, implementation or performance of the Non-Standard Instruction or Non-Standard Procedure, as applicable, BNYM will notify the Fund of the Research required by BNYM and resume the evaluation only if the Fund obtains and provides all Research required by BNYM or if the Fund authorizes BNYM in a writing reasonably satisfactory to BNYM to obtain the required Research at the Fund’s cost and expense.

(iii)	BNYM may at any time after such a request is made, and before or after the written materials and, if applicable, the Research are partially or fully furnished, decline without liability or further obligation to implement a Non-Standard Instruction or Non-Standard Procedure, as applicable, (i) for a Bona Fide Reason, (ii) if it determines in its sole judgment exercised reasonably based on

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the course of discussions that it and the Fund will be unable to agree in writing to mutually satisfactory terms and conditions governing the Non-Standard Instruction or Non-Standard Procedure, as applicable, including without limitation appropriate procedures, indemnification and payment terms, or (iii) solely with respect to a Non-Standard Instruction, insufficient time remains at that point in time to fully evaluate and implement the requested alternative to the applicable Standard Instruction.

“Remediation Services” means the additional services required to be provided hereunder by BNYM or the Custodian in connection with a Fund Error in order to correct, remediate, adjust, reprocess, repeat, reverse or otherwise modify conduct previously taken in accordance with the Agreement to achieve the outcome originally intended by the previous conduct.

“Research” means either or both of External Research and Internal Research.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Laws” means the 1933 Act, the 1934 Act and the 1940 Act.

“Services” means the services described in Section 3 and Schedule C of the Agreement.

“Service Effective Date” means the date following the completion of all implementation services, in the case of a Fund that is a new start-up Fund, or the date following the completion of all conversion services, in the case of Fund that BNYM will be providing services to as a successor service provider, that the first live transaction is processed by the BNYM System for a public customer of the particular Fund on a production basis.

“Shareholder Materials” means the Fund’s prospectus and statement of additional information or disclosure materials of similar function, such as a private offering memorandum , and any other materials relating to the Fund provided to Fund shareholders by the Fund.

“Shares” or “Fund Shares” means the shares or other units of beneficial interest of each Fund.

“Written Instruction” means:

(1)  a written instruction (i) which is a Standard Instruction, or if not a Standard Instruction, then an Accepted Non-Standard Instruction, (ii) which is signed by an Authorized Person of the Fund (or a person reasonably believed by BNYM to be an Authorized Person of the Fund), (iii) which is agreed to in writing by BNYM on the instrument containing the written instructions, if such signature is required by BNYM as part of a Standard Form, (iv) which is addressed to and received by BNYM, and (iv) which is delivered by (A) hand (personally by the signing Authorized Person or by a third party providing confirmation of receipt), (B) private messenger, U.S. Postal Service or overnight national courier which provides confirmation of receipt with respect to the particular delivery signed by the receiving party, or (C) facsimile sending device which provides automatic confirmation of the standard details of receipt if the facsimile transmission is sent to an Authorized Person of BNYM or to the Relationship Manager or Customer Service Officer of BNYM;

(2)  trade instructions transmitted to and received by BNYM by means of an electronic transaction reporting system which requires use of a password or other authorized identifier in order to gain access; and

(3) electronic mail or “email” sent by an Authorized Person of the Fund to, and acknowledged by, an Authorized Person of BNYM.

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“Written Procedures” means, collectively, Standard Procedures and Exception Procedures.

INDEX OF DEFINED TERMS

(includes defined terms through Schedule A; excludes terms defined in Schedule C solely for Schedule C)

Term	Location
1933 Act	Schedule A
1934 Act	Schedule A
1940 Act	Schedule A
19(a) Statement	§ 3(a)(4)
314(a) Procedures	§ 3(b)(4)
Accepted Non-Standard Instruction	§ 10(c)(iv)
Account	§ 3(c)(1)(i)(G)
Additional Fund	§ 19(l)
Affiliate	Schedule A
Affiliated Third Party Institutions	§ 9(b)
Agreement	Preamble
AML	§ 3(b)(l)(A)
AML Services	§ 3(b)
Applicable Procedures	§ 11(l)(1)
Appropriate List Matching Data	§ 3(b)(5)(C)
Authorized Person	Schedule A
Available Notice	§ 19(c)(1)
Back-Up Facilities	§ 8
BNYM	Preamble
BNYM Account Documentation	§ 3(a)(12)(C)(iii)(bb)
BNY Mellon Bank	Schedule A
BNY Mellon Group	§ 19(r)
BNYM Non-Renewal Notice	§ 13(b)(1)
BNYM System	§ 3(d)
BNYM Trust	Schedule A
Board	Schedule A
Bona Fide Reason	Schedule A
Breach Notice	§ 13(c)
Breach Termination Notice	§ 13(c)
Centralized Functions	§ 19(r)
CESA	§ 3(a)(12)(A)(iv)
Check Matter	§ 11(i)
CIP Regulations	§ 3(b)(3)(A)
Claim	Schedule A
Code	Schedule A
Company Standards	§ 19(c)(1)
Comparison Results	§ 3(b)(4)
Compliance Failures	§ 3(a)(15)(B)
conduct	Schedule A
Confidential Information	§ 4(b)
Constructive Termination	Schedule A
Controls	§ 3(c)(1)(i)
Conversion Plan	§ 3(f)(i)
course of conduct	Schedule A
Covered Account	§ 3(c)(1)(i)(F)

Execution Version

Covered Person	§ 3(c)(1)(i)(D)
Current Service Provider	§ 3(e)
Custodian	§ 3(a)(12)(C)
Custodied Account	§ 3(a)(12)(A)(iii)
Customer	§ 3(b)(3)(A)(i)
Data Elements	§ 3(b)(3)(A)(i)
DDA Bank	§ 9(b)(1)
Deconversion	Schedule A
Deconversion Services	§ 13(e)(1)(B)(III)
Dedicated Personnel	Schedule A
Defaulting Party	§ 13(c)
Direct Account	§ 3(c)(1)(i)(E)
Director	§ 3(b)(5)(A)(iii)
Dissolution Event	§ 9(g)
DTCC	Schedule A
Early Termination	§ 13(d)(1)
Early Termination Fee	§ 13(d)(1)(i)
Effective Date	Preamble
Elapsed Months	§ 11(b)
Electronic Signature	§ 18
Eligible Assets	§ 3(a)(12)(A)(i)
Eligible Property	§ 3(a)(15)(A)(ii)
Errant Securities Data	§ 11(h)
Evaluation Report	§ 3(c)(1)(iv)
Event Beyond Reasonable Control	§ 11(c)
Exception Procedure	§ 14(b)(iv)
External Research	Schedule A
FATCA	§ 3(a)(17)
FATCA Services	§ 3(a)(17)
FATF Lists	§ 3(b)(5)(A)(ii)
Fee Agreement	§ 9(a)
Fees	§ 9(a)
FFI Regulations	§ 3(b)(2)(A)
Final Distribution	§ 9(g)
Final Expenses	§ 9(g)
FinCEN	Schedule A
Foreign Financial Institution	§ 3(b)(2)(A)(i)
Fraud Loss	§ 11(l)(1)
Fund	Background
Fund AML Laws	§ 3(b)(10)
Fund Communication	Schedule A
Fund Custodian	§ 3(a)(1)(x)
Fund Data	§ 2
Fund Error	Schedule A
Fund List Data	§ 3(b)(5)(A)
Fund Non-Renewal Notice	§ 13(b)(1)
Fund Registry	§ 3(c)(1)(i)(C)
Fund Shares	Schedule A
Good Faith Estimate	§ 13(e)(1)(B)
I-Fund	§ 3(a)(2)
Identification Data	§ 3(a)(15)(C)
Identity Theft	§ 3(c)(1)(i)(B)
IGO	§ 14(a)

Execution Version

Illegible Communication	§ 10(d)(1)
Implementing Communication	§ 10(a)(ii)
Industry Standard	§ 14(a)
Information Requests	§ 3(b)(4)
in good order	Schedule A
Initial Claim	§ 11(i)
Initial Term	§ 13(a)
Instructions	Schedule A
Intellectual Property Rights	Schedule A
Internal Research	Schedule A
Investment Company	Preamble
IRA	§ 3(a)(12)(A)(iv)
IRS	Schedule A
Legal Authority	§ 11(j)
Legal Process Item	§ 3(a)(14)
Liable Conduct	§ 11(a)
Loss, Losses	Schedule A
Loss Date	Schedule A
Massachusetts Privacy Regulation	§ 5
Material Event	§ 3(a)(12)(C)(i)
Monetary Benefits	§ 9(b)
NACHA	Schedule A
New Service	§ 19(c)(2)(A)
NIGO	§ 14(a)
Non-Defaulting Party	§ 13(c)
Non-Renewal Notice	§ 13(b)(1)
Non-Standard Form	§ 10(j)
Non-Standard Instruction	§ 10(c)
Non-Standard Procedures	§ 14(b)
NSCC	Schedule A
OFAC	§ 3(b)(5)(A)(i)
OFAC Lists	§ 3(b)(5)(A)(i)
Onboarding Plan	§ 3(f)
Oral Instruction	Schedule A
Overdraft Amount	§ 9(c)(i)
Participant	§ 3(a)(12)(A)(ii)
Payment Date	§ 13(e)(1)
PMLC Determination	§ 3(b)(5)(A)(iii)
Portfolio	Schedule A
Possible Identity Theft	§ 3(c)(1)(iii)
Post-Conversion Service Date	§ 3(f)(i)
Post-Onboarding Service Date	§ 3(f)(ii)
Primary Facilities	§ 8
Red Flag	§ 3(c)(1)(i)(A)
Red Flags Requirements	§ 3(c)(2)
Red Flags Section	§ 3(c)(1)
Red Flags Services	§ 3(c)(1)
Registered Owner	§ 3(c)(1)(i)(C)
Reimbursable Expenses	§ 9(a)
Reimbursable Trailing Expenses	§ 13(e)(1)(B)(II)
Related Custodian Materials	§ 3(a)(12)(C)(v)
Related Parties	§ 3(a)(12)(C)(iii)(bb)
Related Person	§ 13(d)(2)

Execution Version

Remediation Services	Schedule A
Removed Accounts	§ 13(d)(2)
Removed Account Fee	§ 13(d)(2)
Renewal Term	§ 13(b)(1)
Research	Schedule A
Response Failure	§ 10(i)
Retention Reasons	§ 4(g)(1)
Rule 17Ad-17	§ 3(a)(11)
SEC	Schedule A
Securities Data	§ 11(h)
Securities Laws	Schedule A
Security Codes	§ 10(g)
Security Incident	§ 5(e)
Services	Schedule A
Service Accounts	§ 9(b)
Service Effective Date	Schedule A
Service Communications	§ 10(d)(2)
Service Indemnifications	§ 19(n)
Service Requirements	§ 19(c)(2)(A)
Shareholder Materials	Schedule A
Shareholder Communications	§ 10(d)(2)
Shares	Schedule A
SLA Document	§ 3(g)
Standard Form	§ 10(b)(ii)(B)
Standard Instruction	§ 10(b)(ii)
Standard Procedures	§ 14(a)
States and Territories of the United States	§ 3(a)(15)(A)(i)
Tax Advantaged Account	§ 3(a)(12)(A)(iv)
Third Party Institution	§ 9(b)
Trailing Services	§ 13(e)(1)(B)(I)
Transfer Date	§ 3(a)(12)(C)(iii)
Transition Plan	§ 3(e)
UCC	§ 11(i)
UCC Program	§ 11(i)
UCITA	§ 19(f)
Unclaimed Property Laws	§ 3(a)(15)(A)
Unclaimed Property Services	§ 3(a)(15)(A)
UPS Commencement Date	§ 3(a)(15)(B)
U.S. Government Lists	§ 3(b)(5)(A)
Written Instruction	Schedule A
Written Procedures	Schedule A

[End of Schedule A]

Execution Version

SCHEDULE B

(Dated: March 29, 2022)

THIS SCHEDULE B is Schedule B to that certain Transfer Agency And Shareholder Services Agreement dated as of March 29, 2022, between BNY Mellon Investment Servicing (US) Inc. and each of the Investment Companies and Portfolios listed on this Schedule B.

Funds

Lord Abbett Affiliated Fund, Inc.

Lord Abbett Bond Debenture Fund, Inc.

Lord Abbett Credit Opportunities Fund (Interval Fund)

Lord Abbett Developing Growth Fund, Inc.

Lord Abbett Floating Rate High Income Fund (Interval Fund)

Lord Abbett Global Fund, Inc.

Lord Abbett Emerging Markets Bond Fund
Lord Abbett Emerging Markets Corporate Debt Fund
Lord Abbett Global Bond Fund

Lord Abbett Investment Trust

Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Core Plus Bond Fund
Lord Abbett Corporate Bond Fund
Lord Abbett Floating Rate Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Inflation Focused Fund
Lord Abbett Multi-Asset Balanced Opportunity Fund
Lord Abbett Multi-Asset Income Fund
Lord Abbett Short Duration Core Bond Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Ultra Short Bond Fund

Lord Abbett Mid Cap Stock Fund, Inc.

Lord Abbett Municipal Income Fund, Inc.

Lord Abbett California Tax-Free Income Fund
Lord Abbett High Income Municipal Bond Fund
Lord Abbett Intermediate Tax Free Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Short Duration High Income Municipal Bond Fund

Execution Version

Lord Abbett Short Duration Tax Free Fund
Lord Abbett Sustainable Municipal Bond Fund

Lord Abbett Research Fund, Inc.

Lord Abbett Dividend Growth Fund
Lord Abbett Growth Opportunities Fund
Small-Cap Value Series

Lord Abbett Securities Trust

Lord Abbett Alpha Strategy Fund
Lord Abbett Durable Growth Fund
Lord Abbett Focused Growth Fund
Lord Abbett Focused Large Cap Value Fund
Lord Abbett Focused Mid Cap Value Fund
Lord Abbett Focused Small Cap Value Fund

Lord Abbett Fundamental Equity Fund
Lord Abbett Global Equity Fund
Lord Abbett Growth Leaders Fund
Lord Abbett Health Care Fund
Lord Abbett International Equity Fund
Lord Abbett International Opportunities Fund
Lord Abbett International Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Value Opportunities Fund

Lord Abbett Series Fund, Inc.

Lord Abbett Bond-Debenture Portfolio
Lord Abbett Developing Growth Portfolio
Lord Abbett Dividend Growth Portfolio
Lord Abbett Fundamental Equity Portfolio
Lord Abbett Growth and Income Portfolio
Lord Abbett Growth Opportunities Portfolio
Lord Abbett Mid Cap Stock Portfolio
Lord Abbett Short Duration Income Portfolio
Lord Abbett Total Return Portfolio

Lord Abbett Special Situations Income Fund (Interval Fund)

Lord Abbett Trust I

Lord Abbett Climate Focused Bond Fund
Lord Abbett Emerging Markets Equity Fund
Lord Abbett International Growth Fund
Lord Abbett Mid Cap Innovation Growth Fund
Lord Abbett Short Duration High Yield Fund

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.

Execution Version

SCHEDULE C

Terms And Conditions Governing Use Of The BNYM System

SECTION 0. GENERAL

0.1  Capitalized Terms. Capitalized terms not defined in this Schedule C shall have the meaning ascribed to them in the Main Agreement. Capitalized terms defined in this Schedule C shall have that meaning solely in this Schedule C and not in any other part of the Agreement unless expressly stated otherwise in a specific instance. References to Section numbers in this Schedule C shall mean Sections of this Schedule C unless expressly stated otherwise in a specific instance. References to the “Agreement” in this Schedule C means the Main Agreement and this Schedule C.

0.2  Purpose. BNYM utilizes some components of the BNYM System to perform the Core Services. But BNYM does not utilize all components of the BNYM System to provide the Core Services. Some components of the BNYM System are maintained by BNYM and offered to customers solely to permit customers to access the data and information maintained in the BNYM System in connection with the Core Services and put it to additional uses. Consequently, Company is given rights pursuant to this Schedule C (i) to access and use components of the BNYM System, from the Company System (as defined in Section 2.7), to engage in activities that are separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services, and (ii) to authorize third parties, the “Permitted Users”, to access and use certain Component Systems to engage in activities that are also separate and distinct and apart from the activities engaged in by BNYM to provide the Core Services. Such access and use of the BNYM System by Company from the Company System and by Permitted Users may include the ability to input data and information into the BNYM System that BNYM utilizes in performing the Core Services but which is not required for BNYM to perform the Core Services. This ability of Company and Permitted Users to access and use the BNYM System represents a service offered by BNYM that is supplemental to the Core Services. No access to or use of the BNYM System by Company or Permitted Users is permitted, required or contemplated by the Core Services or the Main Agreement. This Schedule C governs solely those supplemental services offered by BNYM and Company’s use of them.

SECTION 1. CERTAIN DEFINITIONS

“Authorized Person” means the employees of Company and Permitted Users who have been authorized by the Company in accordance with the applicable Documentation and procedures of BNYM to access and use the Licensed System or specific Component Systems and in connection with such access and use to be issued Security Codes (as defined at Section 2.6(b) below).

“BNYM Web Application” means with respect to a relevant Component System the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for BNYM, accessible via the Internet at an Internet address furnished by BNYM for use of the particular Component System.

“Company” means a Fund.

“Company Data” means (i) data and information regarding each Fund and the shareholders and shareholder accounts of each Fund which is inputted into the Licensed System and the content of records, files and reports generated from such data and information by the Licensed System, and (ii) Company 22c-2 Data (as defined in Section 6.15(a) of this Schedule C).

“Company Web Application” means the collection of electronic documents and files, content, text, graphics, processes, functions, and software code, including, but not limited to, HTML and XML files, Java and JavaScript files, graphics files, animation files, data, technology, scripts, programs, interfaces and databases residing on a computer system maintained by or for the Company, connected to the Internet and utilized by the Company in connection with its use of a Component System as contemplated by applicable Documentation.

Execution Version

“Component Effective Date” means, with respect to each Component System of the Licensed System that Company is given the right to access and use, the date as of which the Company is first given such right to access and use.

“Component System” means, as of its relevant Component Effective Date, each Listed System and each Support Function that is part of the Licensed System and, subsequent to a relevant Component Effective Date, such Listed Systems and Support Functions as they may be changed as provided in subsection (b) of the definition of Licensed System.

“Copy”, whether or not capitalized, means any paper, disk, tape, film, memory device, or other material or object on or in which any words, object code, source code or other symbols are written, recorded or encoded, whether permanent or transitory.

“Core Services” means the services described in the Main Agreement that BNYM is obligated to perform for Company (for clarification: excluding the products and services provided pursuant to this Schedule C).

“Documentation” means any user manuals, reference guides, specifications, documentation, instruction materials and similar recorded data and information, whether in electronic or physical output form, that BNYM makes available to, provides access to or provides to the Company, and that describe how the Licensed System is to be operated by users and set forth the features, functionalities, user responsibilities, procedures, commands, requirements, limitations and capabilities of and similar information about the Licensed System.

“Exhibit 1” means Exhibit 1 to this Schedule C.

“Employee” and “employee” means officers and any employees of the Fund and officers and employees of Related Entities.

“General Upgrade” means (i) an Upgrade that BNYM in its sole and absolute discretion incorporates into the Licensed System at no additional fees or charges to Company, and (ii) an Upgrade that BNYM offers to incorporate into the Licensed System without charge or at such additional fees and charges as the parties shall agree in writing and that Company accepts for incorporation into the Licensed System.

“Harmful Code” means any computer code, software routine, or programming device designed to (a) disable, disrupt, impair, delete, damage, corrupt, reprogram, recode or modify in any way a computer processing system, computer network, computer service, a deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment (sometimes referred to as a “Trojan horse,” “worm,” “virus”, “preventative routine,” “disabling code,” or “cookie” devices); (b) impair in any way the operation of any of the foregoing based on the elapsing of a period of time, advancement of a particular date or other numeral (sometimes referred to as “time bombs,” “time locks,” or “drop dead” devices); or (c) permit a non-authorized party to access, transmit or utilize, as appropriate, any computer processing system, computer network, computer service, deliverable for any of the foregoing, interface, data, files, software, storage media, or computer or electronic hardware or equipment without proper consent (sometimes referred to as “lockups,” “traps,” “access codes,” or “trap door” devices); or (d) any other similar harmful or hidden procedures, routines or mechanisms.

“Intellectual Property Rights” means all intellectual property rights throughout the world, including copyrights, patents, mask works, trademarks, service marks, trade secrets, inventions (whether or not patentable), know how, authors’ rights, rights of attribution, and other proprietary rights and all applications and rights to apply for registration or protection of such rights and the legal rights, interests and protections afforded under applicable patent, copyright, trademark, trade secret and other intellectual property laws.

“Licensed Services” means all functions performed by the Licensed System.

“Licensed System” means, collectively:

(a)  as of its applicable Component Effective Date, any one or more of the following: (i) any Listed System to which the Company is given access to and use of by BNYM in its entirety; and (ii) any “Support Function”, which

Execution Version

is hereby defined to mean any system, subsystem, software, program, application, interface, process, subprogram, series of commands or function, regardless of the degree of separability from or integration with a Listed System, that Company is given access to and use of to support its utilization of a Listed System - items within “Support Function” and this clause (ii) could be one or more parts of a Listed System or could be items which exist apart from any Listed System but which are provided to support utilization of a Listed System.

(b)  Updates, General Upgrades and Company Modifications (as defined at Section 2.16) to the Listed Systems included within clause (a)(i) above and the systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands and functions included within clause (a)(ii) above.

“Listed Systems” means the computer systems listed on Exhibit 1, whether mainframe systems, surround systems, subsystems or component systems, and in the case of the NSCC and CMS means as well the separate and distinct component systems of NSCC and CMS that BNYM may give Company access to and use of at Company’s request in lieu of access to and use of the entire NSCC or CMS.

“Main Agreement” means all parts of this Agreement other than this Schedule C.

“Marks” means trademarks, service marks and trade names as those terms are generally understood under applicable intellectual property laws and any other marks, names, words or expressions of a similar character.

“Permitted User” means a person other than an employee of the Company who is authorized by the Company pursuant to and in accordance with Section 2.1(a)(ii) and all applicable Documentation to access and use one or more specific Component Systems.

“Product Assistance” means assistance provided by BNYM personnel regarding the Licensed System, including regarding its impact on other software, functionality, usage and integration.

“Proprietary Items” means:

(a)  (i) All contents of the Listed Systems, (ii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions, regardless of the degree of separability from or integration with a Listed System, and whether or not part of a Listed System, that BNYM may at any time provide any customer with access to and use of to support the customer’s s utilization of a Listed System, including the Support Functions, (iii) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions which BNYM utilizes in providing any of the services, or engaging in any of the activities, contemplated by this Agreement, (iv) all systems, subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions owned, leased, licensed or sublicensed by BNYM which interface with, provide data to or receive data from any of the foregoing, and (v) all updates, upgrades, revisions, modifications, refinements, releases, versions, instances, translations, enhancements and improvements to and of all or any part of the foregoing, whether in existence on, or occurring prior to or subsequent to, the Effective Date (collectively, the “BNYM Software”);

(b)  all facilities, central processing units, nodes, equipment, storage devices, peripherals and hardware utilized by BNYM in connection with the BNYM Software (the “BNYM Equipment”);

(c)  all documentation materials relating to the BNYM Software, including materials describing functions, capabilities, dependencies and responsibilities for proper operation of the Licensed System, including the Documentation, and all updates, upgrades, revisions, modifications, refinements, releases, versions, translations, enhancements and improvements to or of all or any part of foregoing (the “BNYM Documentation”, and together with the BNYM Software and the BNYM Equipment, the “System” or the “BNYM System”) and all versions of the BNYM System as they may exist after the Effective Date or may have existed at any time prior to the Effective Date;

(d)  all methods, concepts, visual expressions, screen formats, file and report formats, interactivity techniques, engine protocols, models and design features used in the BNYM System;

Execution Version

(e)  source code and object code for all of the foregoing, as applicable;

(f)  all derivative works, inventions, discoveries, patents, copyrights, patentable or copyrightable items and trade secrets prepared or furnished by or for BNYM in connection with the performance of the services or in connection with any activities of the parties related to this Agreement;

(g)  all materials related to the testing, implementation, support and maintenance of all of the foregoing;

(h)  all other documentation, manuals, tutorials, guides, instructions, policy and procedure documents and other materials in any recorded medium prepared or furnished by or for BNYM in connection with the performance of the Licensed Services or in connection with any activities of the parties related this Agreement;

(i)  the contents of all databases and other data and information of whatsoever nature in the BNYM System, other than Company Data, whether residing in the BNYM System or existing outside the BNYM System in recorded form whether in hardcopy, electronic or other format; and

(j)  all copies of any of the foregoing in any form, format or medium.

“Related Entity” means an entity that is not a competitor of BNYM in the transfer agency or omnibus subaccounting business services that provides investment advisory, investment management or administrative services to the Fund pursuant to one or more material agreements between the Fund and such entity filed with the SEC (or, if the Fund is not registered with the SEC, pursuant to one or more material agreements that would be required to be filed with the SEC if the Fund were registered with the SEC).

“Terms of Use” means any privacy policy, terms of use or other terms and conditions made applicable by BNYM in connection with the Company’s or a Permitted User’s access to and use of a Component System or a BNYM Web Application or other access site or access method.

“Third Party Products” means the products or services of parties other than BNYM that constitute part of the Licensed System.

“Third Party Provider” means licensors, subcontractors and suppliers of BNYM furnishing the Third Party Products.

“United States” means the states and the District of Columbia of the United States.

“Update” means a modification to a Component System necessary to maintain the operation of the Component System in compliance with the Documentation in effect as of the Component System’s applicable Component Effective Date and includes without limitation modifications correcting any design or operational errors in the Component System and modifications enabling the Component System to be operated in any revised operating environment issued by BNYM and excludes Upgrades.

“Upgrade” means an enhancement to a Component System as it exists on its applicable Component Effective Date, new features and new functionalities added to the Component System as it exists on its applicable Component Effective Date, and all revisions, modifications, refinements, releases, enhancements and improvements to a Component System as it exists on its applicable Component Effective Date which change the operation of Component System rather than just bring it into compliance with the applicable Documentation.

SECTION 2. ACCESS AND USE RIGHTS AND COMPANY OBLIGATIONS

2.1  Access And Use Rights.

(a)  (i) BNYM hereby grants to Company a limited, nonexclusive, nontransferable right to access and use the Licensed System in the United States through its employees (other than as expressly permitted otherwise by Section 2.1(a)(ii) below), solely in accordance with applicable Documentation, through the interfaces and

Execution Version

telecommunication lines designated by BNYM, strictly for the internal business purposes of the Company, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company.

(ii)  The right granted by Section 2.1(a)(i) includes, where such access and use is expressly contemplated by the Documentation applicable to a particular Component System to which the Company has been given access and use, the right to authorize persons not employees of the Company to access and use in the United States the specified Component System strictly in compliance with applicable Documentation, through the interfaces and telecommunication lines designated by BNYM, solely in support of the Core Services and solely for so long as any applicable fees are paid by Company. Except with respect to Fund shareholders seeking to access IAM, to exercise the right contained in this Section 2.1(a)(ii) the Company must designate such persons to BNYM and approve them in a writing that conforms to the requirements of applicable Documentation and procedures of BNYM and furnish any information reasonably requested by BNYM. Access to IAM for Fund shareholders shall occur in accordance with the Documentation applicable to IAM. Upon the exercise by Company of the right contained in this Section 2.1(a)(ii), the term Company shall be redefined for all purposes of this Agreement to mean the Company and all Permitted Users, individually and collectively, unless in an individual case the context clearly requires that the definition be restricted solely to the Company. The Company shall be responsible and liable for compliance by Permitted Users with all applicable terms of the Agreement as if the Permitted Users were its own employees.

(iii)  Company may not, and shall not, under any circumstances grant any licenses or sublicense to any right granted by this Section 2.1 or subcontract or delegate any right granted by this Section 2.1 or use the Licensed System to provide services to third parties, other than shareholders of its Funds, or for any other purpose other than that described in Sections 2.1(a)(i) and (ii).

(b)  The grant of rights in this Section 2.1 shall be construed narrowly. No right is conferred hereunder to Company or to any other party, except the right expressly provided for in this Section 2.1. The rights granted by this Section 2.1 shall immediately terminate without further action required on anyone’s part, including without prior notification, upon the termination or expiration of the Agreement. BNYM and its licensors reserve all rights in the BNYM System not expressly granted to Company in this Section 2.1. Nothing in this Section 2.1 shall be construed to give Company rights of any nature in source code. The rights granted to Company by this Section 2.1 are sometimes referred to herein as the “Licensed Rights”.

(c)  For clarification:

Company may be given access to and use of a Listed System which contains integration points or links to one or more Support Functions that are part of a Listed System to which the Company has not been given access and use (“Linked Functions”). The Licensed Rights granted by this Section 2.1 to access and use a particular Listed System containing integration points or links to Linked Functions includes the right to access and use such Linked Functions, does not include the right to use the entire Listed System containing the Linked Functions or other subsystems, software, programs, applications, interfaces, processes, subprograms, series of commands or functions in that Listed System. To the extent exercise of Licensed Rights hereunder inadvertently or otherwise results in access to or use of a Component System or other system, subsystem, software, program, application, interface, process, subprogram, series of commands or function which is not part of the its Licensed System, all terms of this Agreement shall apply to such access and use.

2.2  Documentation. Company shall use the Licensed System solely and strictly in accordance and compliance with the Documentation provided or made available to Company by BNYM from time to time and any specifications contained therein. Company may use only the number of copies of the Documentation that are provided to Company and may not make any additional copies of such Documentation, except that Company may copy the Documentation to the extent reasonably necessary for routine backup and disaster recovery purposes and upon request of an applicable regulatory authority. Company shall pay BNYM such fees as it has established for copies of the Documentation, if any, as listed in the Fee Agreement.

2.3  Third Party Software and Services. Company acknowledges that Third Party Products may constitute part of the Licensed System. Company’s use of Third Party Products shall be subject to the terms and conditions of this Agreement; provided, however, access, use, maintenance and support of Third Party Products made available to

Execution Version

Company after an applicable Component Effective Date may be conditioned upon Company’s execution of an agreement with the applicable Third Party Provider (“Third Party Agreement”) which would provide for certain rights and obligations between the Company and the Third Party Provider (“Direct Third Party Product”), in which case the terms of the Third Party Agreement will also apply to Company’s use of the particular Third Party Product. Notwithstanding the foregoing sentences of this Section 2.3, Company acknowledges that BNYM is not responsible for, nor does BNYM warrant the performance or other features of, nor can it fix errors or defects in, third party software and services and BNYM’s sole obligation with respect to third party software and services is to inform the third party of any errors, defects, deficiencies or other matters regarding the third party software and services of which BNYM is made aware by Company and to request and pursue in a commercially reasonable manner remediation of the errors, defects or deficiencies by the third party to the extent BNYM reasonably determines remediation to be available pursuant to the terms of BNYM’s agreement with the third party.

2.4  Compliance With Applicable Law. Company shall comply with all laws, regulations, rules and orders of whatsoever nature of governmental bodies and authorities (whether legislative, executive, independent, self- regulatory or otherwise) applicable to the business or activities in connection with which it utilizes the Licensed System.

2.5  Responsibility For Use.

(a) The Company alone will be responsible for furnishing, or arranging for a third party to furnish, all data and information required by the Documentation and the specifications therein for the Licensed System to function and perform in accordance with the Documentation, other than the data and information residing in the Licensed System in connection with BNYM’s performance of the Core Services. BNYM shall have no liability or responsibility for any Loss caused in whole or in part by the Company’s or a Permitted User’s exercise of the Licensed Rights or use of the Licensed System or by data or information of any nature inputted into the Licensed System by or under the direction or authorization of Company or a Permitted User; provided, however, this Section 2.5 shall not relieve BNYM of its obligation to act in accordance with its obligations under the Main Agreement. Company shall be responsible and solely liable for the cost or expense of regenerating any output or other remedial action if the Company, a Permitted User or an agent of either shall have failed to transmit properly and in the correct format any data or information, shall have transmitted erroneous or incorrect information or data, or shall have failed to timely verify or reconcile any such data or information when it is generated by the Licensed System (“Data Faults”).

(c) Company warrants that the data transmitted to the Licensed System by or under the direction or authorization of Company or Permitted Users will not disrupt, disable, harm, or otherwise impede in any manner the operation of the Licensed System or any associated software, firmware, hardware, or BNYM computer system or network.

2.6  Internal Control Obligations.

(a)  Company shall adopt and implement commercially reasonable internal control procedures regarding the use of the Licensed System, which internal control procedures shall be reasonably designed to ensure that any use of the Licensed System complies with (i) Sections 2.1, 2.2, 2.6, 2.12, 2.17, 2.20 and 3.4 of this Schedule C, and (ii) applicable Documentation.

(b)  Company shall establish and adhere to security policies and procedures intended to (i) safeguard the Licensed System from unauthorized or improper access and use from equipment utilized by the Company, (ii) safeguard the integrity and validity of any user identifications, passwords, mnemonics, security images, security questions and answers, token and supertoken generated character and symbols and any other data elements or information intended to restrict access to the Licensed Systems or to safeguard the information in or the operation of the Licensed System or any Component System in any manner from unauthorized users (“Security Codes”), and (iii) prevent unauthorized access to and protect electronically stored, processed or transmitted information. Such policies and procedures shall be at least equal to industry standards and any higher standard agreed upon by the Company and BNYM.

(c)  Unless Company obtains prior written permission from BNYM, Company shall permit only Authorized Persons to use Security Codes assigned to or selected by Company with respect to the Licensed System. The

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Security Codes shall constitute Confidential Information of both Company and BNYM under the Agreement subject to all obligations thereunder, and Company shall not permit access to Security Codes to any person other than Authorized Persons. Company shall notify BNYM immediately if Company has reason to believe that any person who is not an Authorized Person has obtained access to a Security Code or accessed or used the Licensed System, that an Authorized Person has accessed or used the Licensed System using Security Codes not assigned to that Authorized Person, that any other loss of confidentiality with respect to a Security Code has occurred or the security of the Licensed System has otherwise been breached. BNYM shall not be responsible or liable for any unauthorized use of valid Security Codes assigned to Authorized Persons or Permitted Users.

(d)  Company shall verify and confirm all information entered on the Licensed System and shall notify BNYM of any error in any information entered on the Licensed System as soon as practicable following Company’s knowledge of such error.

(e)  Company will not recirculate, redistribute or otherwise retransmit or re-rout the Licensed System to any third party or authorize the use of any information included on the Licensed System on any equipment or display not authorized by BNYM without BNYM’s prior express written approval.

2.7  Company Resources.

(a)  Company will be solely responsible, at Company’s expense, for procuring, maintaining, and supporting all third-party software other than Third Party Products and all workstations, personal computers, printers, controllers or other hardware or peripheral equipment at Company’s sites (“Company System”) required for Company to operate the Licensed System in accordance with the Documentation and specifications provided by BNYM from time to time. BNYM will provide Company with specifications for Company System, including any requirements relating to the connection and operation of the Company System with the Licensed System and Third Party Products. Company shall conform its operating system environment to the operating system requirements provided by BNYM for the Licensed System. Company will support and maintain the Company System as necessary to ensure its operation does not impact the Licensed System adversely or otherwise in a manner not contemplated by the Documentation.

(b)  Company shall, at its own expense, devote such of the Company System and other equipment, facilities, personnel and resources reasonably necessary to (a) implement the Licensed System, (b) be trained in the use of the Licensed System, (c) perform timely any electrical work and cable installation necessary for Company’s use of the Licensed System, and (d) begin using the Licensed System on a timely basis. BNYM shall not be responsible for any delays or fees and costs associated with Company’s failure to timely perform its obligations under this Section 2.7.

2.8  Company Telecommunications and Data Transmissions. Company will be solely responsible for complying at all times with telecommunications requirements designated by BNYM for use of the Licensed System. Any data or information electronically transmitted by or on behalf of Company to the Licensed System will be so transmitted solely and exclusively in the format specified by BNYM.

2.9  Notices Of Material Increase In Use. Company shall give advance written notice to BNYM whenever Company intends to increase its scope of use of the Licensed System in any material respect. Upon receipt of such notice, Company and BNYM shall mutually agree in writing on any required changes to the Company’s scope of use for the Licensed System and, if applicable, the corresponding fees with respect to such increased scope.

2.10  Certifications and Audits. Company shall promptly complete and return to BNYM any certifications which BNYM in its sole reasonable discretion may from time to time send to Company, certifying that Company is using the Licensed System in material compliance with the terms and conditions set forth in this Agreement. BNYM may, at its expense and after giving reasonable advance written notice to Company, enter Company locations during normal business hours and audit Company’s utilization of the Licensed System, the number of copies of the Documentation in Company’s possession, and the scope of use and information pertaining to Company’s compliance with the provisions of this Agreement. The foregoing right may be exercised directly by BNYM or by delegation to an independent auditor acting on its behalf.

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2.11  Taxes. The amounts payable by Company to BNYM in consideration of the performance of services by BNYM under the Agreement, including providing access to and use of the Licensed System pursuant to this Schedule C, do not include, and Company will timely pay, all federal, state and local taxes (including sales, use, excise and property taxes), if any, assessed or imposed in connection therewith, excluding any taxes imposed upon BNYM based upon BNYM’s net income.

2.12  Use Restrictions.

(a)  Company will not do or attempt to do, and Company will not permit any other person or entity to do or attempt to do, any of the following, directly or indirectly:

(i)	use or access or attempt to use or access any Proprietary Item for any purpose, at any location or in any manner not specifically authorized by this Agreement;

(ii)	make or retain any copy of any Proprietary Item except as specifically authorized by this Agreement;

(iii)	create, recreate or obtain the source code for any Proprietary Item;

(iv)	refer to or otherwise use any Proprietary Item as part of any effort to develop other software, programs, applications, interfaces or functionalities or to compete with BNYM or a Third Party Provider;

(v)	modify, adapt, translate or create derivative works based upon any Proprietary Item, or combine or merge any Proprietary Item or part thereof with or into any other product or service not provided for in this Agreement and not authorized in writing by BNYM;

(vi)	remove, erase or tamper with any copyright or other proprietary notice printed or stamped on, affixed to, or encoded or recorded in any Proprietary Item, or fail to preserve all copyright and other proprietary notices in any copy of any Proprietary Item made by Company;

(vii)	sell, transfer, assign or otherwise convey in any manner any ownership interest or Intellectual Property Right of BNYM, or market, license, sublicense, distribute or otherwise grant, or subcontract or delegate to any other person, including outsourcers, vendors, consultants, joint venturers and partners, any right to access or use any Proprietary Item, whether on Company’s behalf or otherwise;

(viii)	subcontract for or delegate the performance of any act or function involved in accessing or using any Proprietary Item, whether on Company’s behalf or otherwise;

(ix)	reverse engineer, re-engineer, decrypt, disassemble, decompile, decipher, reconstruct, re-orient or modify the circuit design, algorithms, logic, source code, object code or program code or any other properties, attributes, features or constituent parts of any Proprietary Item;

(x)	take any action that would challenge, contest, impair or otherwise adversely effect an ownership interest or Intellectual Property Right of BNYM;

(xi)	use any Proprietary Item to provide remote processing, network processing, network communications, a service bureau or time sharing operation, or services similar to any of the foregoing to any person or entity, whether on a fee basis or otherwise;

(xii)	allow Harmful Code into any Proprietary Item, as applicable, or into any interface or other software or program provided by it to BNYM, through Company’s systems or personnel or Company’s use of the Licensed Services or Company’s activities in connection with this Agreement; or

(xiii)	engage in, or attempt to engage in, vulnerability assessments or penetration testing of the BNYM System of any nature, “ethical hacking”, “white hat hacking” or similar hacking of the BNYM System of any nature, or any other process or procedure intended to identify or exploit flaws, vulnerabilities or weaknesses in the BNYM System, or otherwise engage in or attempt to engage in any activity to use, access or test or expose the BNYM System other than access and use authorized by BNYM in accordance with security measures and access methods approved by BNYM.

(b)  Company shall, promptly after becoming aware of such, notify BNYM of any facts, circumstances or events regarding its or a Permitted User’s use of the Licensed System that are reasonably likely to constitute or result in a breach of this Section 2.12, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

2.13  Restricted Party Status. Company warrants at all times that it is not a “Restricted Party”, which shall be defined to mean any person or entity: (i) located in or a national of Cuba, Iran, Libya, North Korea, Sudan, Syria, or any other countries that may, from time to time, become subject to U.S. export controls for anti-terrorism reasons or with which U.S. persons are generally prohibited from engaging in financial transactions; (ii) on the U.S.

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Department of Commerce Denied Person’s List, Entity List, or Unverified List; U.S. Department of the Treasury list of Specially Designated Nationals and Blocked Persons; or U.S. Department of State List of Debarred Parties; (iii) engaged in activities involving nuclear materials or weapons, missile or rocket technologies, or proliferation of chemical or biological weapons; (iv) affiliated with or a part of any non-U.S. military organization, or (v) designated by the U.S. Government to have a status equivalent to any of the foregoing. If Company becomes a Restricted Party during the term of this Agreement, the Licensed Rights shall terminate immediately without notice and Company shall have no further rights to use the Licensed System.

2.14  Mitigation Measures. Company shall take commercially reasonable measures (except measures causing it to incur out-of-pocket expenses which BNYM does not agree in advance to reimburse) to mitigate losses or potential losses to BNYM, including taking verification, validation and reconciliation measures that are commercially reasonable or standard practice in the Company’s business.

2.15  Company Dependencies. To the extent an obligation of BNYM under this Schedule C is dependent and contingent upon Company’s or Permitted User’s performance of an action or refraining from performing an action that has been specified or described in this Schedule C or the Documentation or that is part of practices and procedures which are commercially reasonable or standard in the user’s industry (“Company Dependency”), BNYM shall not be liable for Loss to the extent caused by or resulting from, or that could have been avoided but for, a failure to properly perform or a delay in properly performing a Company Dependency and BNYM’s obligation to perform an obligation contemplated by this Agreement shall be waived or delayed to the extent the performance of the related Company Dependency is not properly performed or is delayed .

2.16  Software Modifications. Company may request that BNYM, at Company’s expense, develop modifications to the software constituting a part of the Licensed System that BNYM generally makes available to customers for modification (“Software”) that are required to adapt the Software for Company’s unique business requirements. Such requests, containing the material features and functionalities of all such modifications in reasonable detail, will be submitted by Company in writing to BNYM in accordance with the applicable, commercially reasonable procedures maintained by BNYM at the time of the request. Company shall be solely responsible for preparing, reviewing and verifying the accuracy and completeness of the business specifications and requirements relied upon by BNYM to estimate, design and develop such modifications to the Software. BNYM shall have no obligation to develop modifications to the Licensed System requested by Company, but may in its discretion agree to develop requested modifications which it, in its sole discretion, reasonably determines it can accomplish with existing resources or with readily obtainable resources without disruption of normal business operations provided Company agrees at such time in writing to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification. BNYM shall be obligated to develop modifications under this Section 2.16 only upon the execution of and in accordance with a writing containing, to BNYM’s reasonable satisfaction, all necessary business and technical terms, specifications and requirements for the modification as determined by BNYM in its sole judgment (“Customization Order”) and Company’s agreement to pay all costs and expenses, including out-of-pocket expenses, associated with the customized modification (“Customization Fee Agreement”). All modifications developed and incorporated into the Licensed System pursuant to a Customization Order are referred to herein as “Company Modifications”. BNYM may make Company Modifications available to all users of the Licensed System, including BNYM, at any time after implementation of the particular Company Modification and any entitlement of Company to reimbursement on account of such action must be contained in the Customization Fee Agreement.

2.17  Export of Software. The Company and Permitted Users are without exception prohibited from (i) accessing or using the BNYM System outside the United States, or (ii) exporting, transmitting, transferring or shipping any Proprietary Item to a country or jurisdiction outside the United States. No provision of the Agreement shall be interpreted to require BNYM to permit access or use outside the United States or to export any Proprietary Item to a country or jurisdiction outside the United States. The Company shall comply with all applicable export and re-export restrictions and regulations of the U.S. Department of Commerce or other U.S. agency or authority and the Company may not transfer a Proprietary Item in violation of any such restrictions and regulations.

2.18  Permitted Users Contemplated By Documentation. Notwithstanding any other provision of the Agreement, to the extent Documentation applicable to a particular Component System contemplates that Company Data will be transmitted or transferred to a Permitted User outside the BNYM System, that Company Data will be

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made available within the BNYM System for retrieval by a Permitted User for use outside the BNYM System, that the Company Data will be provided or made available to Permitted Users within the BNYM System for use by the Permitted User within the BNYM System or within a system of the Permitted User, or that the Company may authorize Permitted Users to access and use Company Data contained within the Licensed System in any other manner:

(i)	The Company hereby grants to BNYM a worldwide, royalty-free, non-exclusive right and license to display the Company Data through any BNYM Web Application contemplated by the Documentation for the applicable Component System and hereby authorizes and directs BNYM, as appropriate, to transmit, transfer, make available and provide the Company Data to Permitted Users, as contemplated by the Documentation applicable to the particular Component System, including without limitation through the Internet via a BNYM Web Application or other communication link or method or access site or method designated by BNYM for use of the particular Component System;

(ii)	The Company hereby authorizes and directs BNYM, (A) to permit Permitted Users to view and use Company Data within the Licensed System as contemplated by applicable Documentation, (B) to act on behalf of a shareholder in any way contemplated by applicable Documentation and authorized by the Company in accordance with applicable Documentation, including to effect purchases, sales, redemptions, distributions, exchanges, transfers and other activities and to change the status, data or information involving a shareholder account or assets in a shareholder account, and (C) to the extent contemplated by applicable Documentation, to permit Permitted Users to download and store, copy in on-line and off-line form, reformat, perform calculations with, and distribute, publish, transmit, and display the Company Data in the systems of the Permitted User and to and through any relevant BNYM Web Application;

(iii)	The Company shall have sole responsibility for imposing any desired use restrictions on Permitted Users to the extent use restrictions are contemplated by the applicable Documentation and BNYM shall cooperate in a commercially reasonable manner in imposing such use restrictions to the extent the applicable Documentation contemplates a role for BNYM in imposing such use restrictions;

(iv)	The Company acknowledges and agrees that it alone is responsible for entering into agreements with Permitted Users governing the terms and conditions, as between the Company and the Permitted User, of the Permitted User’s use of the Company Data; the Company releases BNYM from any and all responsibility and duty for obtaining any such agreements, including agreements relating to confidentiality and privacy of the data and information, and for any monitoring, supervision or inspection of Permitted Users of any nature; the Company releases BNYM from any Loss the Company may incur, and will indemnify and defend BNYM for all Loss it may incur, arising or resulting from or in connection with Company Data after BNYM, as appropriate, transmits, transfers, makes available or provides the Company Data to the Permitted User in accordance with applicable Documentation, whether through a BNYM Web Application or otherwise;

(v)	The Company shall be responsible and liable to BNYM for the acts and omissions of Permitted Users while accessing and using a Component System pursuant to authorization from the Company and shall indemnify and defend BNYM for all Loss arising from or related to acts or omissions by a Permitted User that would constitute a breach of this Agreement if committed by the Company, that constitute reckless or intentional misconduct or that constitute a breach of a duty of the Permitted User imposed by this Schedule C; and

(vi)	BNYM may immediately terminate access to and use of the Licensed System by a Permitted User if BNYM reasonably believes conduct of the Permitted User would constitute a breach of this Agreement if committed by the Company, constitutes reckless or intentional misconduct, or constitutes a breach of a duty of the Permitted User imposed by this Schedule C, applicable Documentation or applicable Terms of Use.

2.19  Communications with Third Parties regarding Component System Services. The Company shall be solely responsible for communicating with third parties to the extent such is reasonably required for services to be provided in accordance with the Documentation for the particular Component System.

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2.20  Compliance with Terms Of Use. The Company’s and, to the extent applicable in connection with a particular Component System, each Permitted User’s use of a Component System, a BNYM Web Application and any other access site or access method to a particular Component System shall be conducted in material compliance with applicable Terms of Use. In addition, Permitted Users shall be required to comply with requirements set forth in applicable Documentation, including requirements relating to Security Codes, as a condition to use of particular Component Systems.

2.21  Third Party Providers To The Company. The Company shall have sole responsibility to maintain through itself or its agents all agreements with third party providers that may be appropriate for use of a Component System and to pay as they come due all fees and charges associated with such agreements either directly or as passed through on invoices of BNYM.

2.22  Fees. The Company shall be obligated to pay to BNYM such fees and charges for access and use of any part of the Licensed System as may be set forth in the Fee Agreement and such fees and charges shall be paid in accordance with any applicable provisions set forth in the Main Agreement.

SECTION 3. PROVISIONS REGARDING BNYM

3.1  Right to Modify. BNYM may alter, modify or change the Licensed System or any component, code, language, function, format, design, architecture, security measure or other element of whatsoever nature of the Licensed System and implement such alterations, modifications and changes into the Documentation and/or the Licensed System as Updates or Upgrades applicable to Company’s continued use of the Licensed System after such implementation; provided, however, at no time shall this section be interpreted in such a manner as to allow BNYM by such alterations, modifications or changes to alter the License granted by Section 2.1 or modify any other service obligation of BNYM under this Agreement.

3.2  Training and Product Assistance. BNYM agrees to use commercially reasonable efforts to provide requested training and Product Assistance for Company’s personnel at BNYM’s facilities or at Company’s facilities in connection with access to and use of the Licensed System and subsequent Updates, as reasonably requested by Company, at BNYM ’s then-current charges and rates for such services. All reasonable travel and out-of-pocket expenses incurred by BNYM personnel in connection with and during such training or Product Assistance shall be borne by Company upon pre-approval in writing.

3.3  Monitoring. BNYM is not responsible for Company’s or Permitted User’s use of the Licensed System but shall have the right to monitor such use on BNYM’s network solely to verify compliance with the terms and conditions set forth herein and for operational purposes related to the delivery of services by the Licensed System.

3.4  BNYM Failure to Receive Data. BNYM shall not be liable for data or information which the Company, a Permitted User or an agent of either transmits or attempts to transmit to BNYM in connection with its use of a Component System and which is not received by BNYM or for any failure of a Component System to perform a function in connection with any such data or information. BNYM shall not be obligated to ascertain the accuracy, actual receipt by it or successful transmission to it of any data or information in connection with the Company’s or a Permitted User’s use of a Component System or to confirm the performance of any function by a Component System based on the transmission of instructions, data or information to BNYM in connection with such use by the Company or a Permitted User. Sole responsibility for the foregoing shall rest with the party initiating the transmission.

3.5  ACH Activity. To the extent contemplated by the Documentation, and to the extent authorized by the Company and agreed to by BNYM in its sole discretion, BNYM will accept bank account information over the Internet or other communication channel from Permitted Users and take such other actions as may be appropriate to facilitate movement of money to and from shareholder accounts through the Automated Clearing House (“ACH”). The Company shall be solely responsible for all market risk (gain/loss liability) associated with transactions utilizing the ACH process.

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SECTION 4. OWNERSHIP AND OTHER RIGHTS

4.1 BNYM Ownership.

(a)  BNYM and its licensors, subcontractors and suppliers will continue to own all of their respective right, title, and interest, including Intellectual Property Rights, in and to (i) the BNYM System and the Proprietary Items, regardless of any participation, contributions, collaboration or other participation of the Company in or to the foregoing, and including any part of the foregoing that may be created by or on behalf of, at the direction of or pursuant to business requirements and other specifications provided by the Company, such as, but not limited to, Company Modifications, and (ii) all data and information in the BNYM System that is not Company Data. For purposes of clarification: the BNYM System and any modifications to the BNYM System or a Proprietary Item, whether or not ordered or paid for by the Company as a customization, are not intended to be and are not a “works made for hire” under Section 101 of the Copyright Act or under any other applicable law, remain proprietary to and the exclusive property of BNYM and accordingly Company hereby transfers, conveys and assigns any ownership interests or intellectual property rights it may have in and to Proprietary Items to BNYM. To the extent reasonably requested by BNYM, Company shall cooperate with BNYM, at BNYM’s expense, to cause to vest in BNYM any ownership interests or Intellectual Property Rights in any of the forgoing that do not automatically vest in BNYM.

(b)  In the event a Company Web Application contains a Proprietary Item or other intellectual property of BNYM, including, but not limited to, rights in copyrighted works, trademarks and trade dress, BNYM shall retain all rights in such Proprietary Item or other intellectual property. To the extent a Proprietary Item or other intellectual property of BNYM is duplicated within a Company Web Application to replicate the “look and feel,” “trade dress” or other aspect of the appearance or functionality of a BNYM Web Application or other component of the BNYM System, BNYM grants to the Company a limited, non-exclusive, non-transferable right to use such Proprietary Item or other intellectual property for the duration of its authorized use of the applicable Component System. The right granted by the foregoing sentence is limited to the intellectual property needed to replicate the appearance of the particular BNYM Web Application or other component of the BNYM System and does not extend to any other Proprietary Item or other intellectual property owned by BNYM. Company shall immediately cease using such Proprietary Item or other intellectual property immediately upon termination of the Licensed Rights governing the relevant Component System.

(c)  This Agreement is not an agreement of sale, and no title, patent, copyright, trademark, service mark, trade secret, intellectual property or other ownership rights to any Proprietary Items are transferred to Company by virtue of this Agreement. Upon BNYM’s request, the Company shall promptly inform BNYM in writing of the quantity and location of any tangible Proprietary Item furnished to Company in connection with this Agreement. Nothing contained in this Agreement, no disclosure of BNYM Confidential Information and no use of Proprietary Items hereunder shall be construed as granting to or conferring on Company any rights, by license or otherwise, for any invention, discovery or improvement made, conceived, or acquired by BNYM prior to or after the date hereof. No patent application that may hereafter be made, and no claim to any trade secret or other protection, shall be prejudiced by any disclosure of Confidential Information or use of Proprietary Items hereunder. Any sale, assignment or transfer of any nature or in any manner, or any attempt to do such, by Company or any party through Company of any ownership interest or Intellectual Property Right of BNYM in the Proprietary Items shall be void. Any subcontracting or delegation of any right to access or use a Proprietary Item and any subcontracting for or delegation of the performance of any activities or functions involved in accessing or using a Proprietary Item shall be void and unenforceable against BNYM.

4.2  Company Ownership. Company will own its respective right, title, and interest, including Intellectual Property Rights, in and to the Company Data. Company hereby grants BNYM a limited, nonexclusive, nontransferable license to access and use the Company Data, and consents to BNYM’s permitting access to, transferring and transmitting Company Data, all as appropriate to Company’s use of the Licensed Rights or as contemplated by the Documentation.

4.3  Mutual Retention of Certain Rights. Each party acknowledges and agrees that, other than the Licensed Rights provided for by Section 2.1 of this Schedule C, this Agreement does not give a party any right, title or interest in or to any ownership or other rights of the other party to property. Any software, interfaces or other programs a party provides to the other party hereunder (i) shall be used solely by such receiving party and only during the term of the Agreement and only for the purpose it was provided and in accordance with the provisions of this Agreement, and (ii) shall not be used by such party or any affiliate for any other purpose or to connect to or with

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any other person. To the extent the Intellectual Property Rights of one party are cached to expedite communication, such party grants to the other party a limited, non-exclusive, non-transferable right to use such Intellectual Property Rights for a period of time no longer than that reasonably necessary for the communication and a party shall immediately cease using such Intellectual Property Rights immediately upon termination of the Licensed Rights governing the relevant Component System.

4.4  Use of Hyperlinks. To the extent use of hyperlinks is contemplated by the Documentation for a particular Component System: The Company hereby grants to BNYM a royalty-free, nonexclusive, nontransferable and revocable right to use the Company’s hyperlink in connection with the relevant Licensed Services; BNYM hereby grants to the Company a royalty-free, nonexclusive, nontransferable and revocable right to use BNYM ’s hyperlink in connection with providing the relevant Licensed Services; each party shall reasonably cooperate with the other party concerning the placement, location and destination of such hyperlinks; and a party shall immediately cease using another party’s hyperlink immediately upon termination of the Licensed Rights governing the relevant Component System.

4.5  Use of Marks. To the extent one party’s Marks must be utilized by the other party in connection with the operation of a particular Component System or the Licensed Services related to the particular Component System: the Company hereby grants to BNYM a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; BNYM hereby grants to the Company a non-exclusive, limited right to use its Marks solely in connection with the Licensed Services provided by the Component System; all use of Marks shall be in accordance with the granting party’s reasonable policies regarding the advertising and usage of its Marks as established from time to time; the Company hereby grants BNYM the right to display the Company’s Mark’s on applicable BNYM Web Applications and in advertising and marketing materials related to the BNYM Web Application and the Licensed Services provided by the relevant Component System; each party shall retain all right, title and interest in and to its Marks worldwide, including any goodwill associated therewith, subject to the limited right granted in this Section 4.5; use of the Marks hereunder by the grantee pursuant to this limited right shall inure to the benefit of the trademark owner and grantees shall take no action that is inconsistent with the trademark owner’s ownership thereof; each party shall exercise reasonable efforts within commercially reasonable limits, to maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided to it by the other party in writing from time to time, and all “point and click” features relating to Authorized Persons’ acknowledgment and acceptance of such disclaimers and notifications; and a party shall immediately cease using another party’s Marks immediately upon termination of the Licensed Rights governing the relevant Component System.

SECTION 5. REPRESENTATIONS, WARRANTIES & COVENANTS; INDEMNIFICATION

5.1  Right to Grant Rights; No Infringement; BNYM Indemnification.

(a)  BNYM warrants to Company that BNYM has the full legal right to grant Company the right to use the Licensed System, as and to the extent permitted under this Agreement, and that the Licensed System when properly used for the purpose and in the manner specifically authorized by this Agreement, does not to BNYM’s knowledge infringe in any material respect upon any United States patent or copyright or any trade secret or other proprietary right of any person. BNYM shall defend and indemnify Company against any third party claim to the extent attributable to a violation of the foregoing warranty. BNYM shall have no liability or obligation under this Section 5.1 unless Company gives written notice to BNYM within ten (10) days (provided that later notice shall relieve BNYM of its liability and obligations under this Section 5.1 only to the extent that BNYM is prejudiced by such later notice) after any applicable infringement claim is initiated against Company and allows BNYM to have sole control of the defense or settlement of the claim. The remedies provided in this Section 5.1 are the sole remedies for a breach of the warranty contained in this Section 5.1. If any applicable claim is initiated, or in BNYM’s sole opinion is likely to be initiated, then BNYM shall have the option, at its expense, to:

(i)	modify or replace the Licensed System or the infringing part of the Licensed System so that the Licensed System is no longer infringing; or

(ii)	procure the right to continue using or providing the infringing part of the Licensed System; or

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(iii)	if neither of the remedies provided for in clauses (i) and (ii) can be accomplished in a commercially reasonable fashion, limit or terminate the Licensed Rights with respect to the infringing part of the Licensed System and refund any fees paid by the Company with respect to future periods affected by such limitation or termination.

(b)  Neither BNYM nor any Third Party Provider shall have any liability under any provision of this Agreement with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to (i) Company’s use of a Proprietary Item in a negligent manner or any manner not consistent with this Schedule C or Company’s breach of this Schedule C; (ii) any modification or alteration of a Proprietary Item made by anyone other than BNYM or made by BNYM at the request or direction of the Company, (iii) BNYM’s compliance with the instructions or requests of Company relating to a Proprietary Item; (iv) any combination of a Proprietary Item with any item, service, process or data not provided by BNYM, (v) third parties gaining access to a Proprietary Item due to acts or omissions of Company, (vi) third party software not recommended by BNYM or the use of open source software, (vii) Company’s failure to license and maintain copies of any third-party software required to operate the any BNYM Software, (viii) Company’s failure to operate the BNYM Software in accordance with the Documentation, or (ix) Data Faults. (collectively, “Excluded Events”). Company will indemnify, and with respect to third party claims will defend, and hold harmless BNYM and Third Party Providers from and against any and all Loss and claims resulting or arising from any Excluded Events.

5.2  BNYM Warranties. BNYM warrants that:

(i)	except for Direct Third Party Products, with respect to which no warranty is made, and subject to the last sentence of Section 2.3, the Licensed System, if used in accordance with applicable Documentation, will operate in material conformity with applicable Documentation, and in the event of a breach of this clause (i) BNYM shall take commercially reasonable actions to restore performance of the Licensed System to the requirements of the foregoing warranty; and

(ii)	BNYM owns, or has the right to use under valid and enforceable agreements, all Intellectual Property Rights reasonably necessary for and related to the provision of the Licensed Rights and to grant the right granted under Section 2.1.

5.3  Warranty Disclaimer. THE LICENSED SYSTEM AND ALL RELATED SERVICES ARE MADE AVAILABLE TO COMPANY ON AN “AS IS”, “AS AVAILABLE” BASIS. UNLESS A SPECIFIC WARRANTY IS EXPRESSLY GIVEN IN THIS SCHEDULE C, NO WARRANTY OF ANY NATURE, EXPRESS OR IMPLIED, IS MADE IN THIS SCHEDULE C, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO THE AVAILABILITY, CONDITION, MERCHANTABILITY, NON-INFRINGEMENT, DESIGN, OPERATION OR FITNESS FOR OR SATISFACTION IN REGARDS TO A PARTICULAR PURPOSE.

5.4  Limitation of Warranties. The warranties made by BNYM in this Schedule C, and the obligations of BNYM under this Schedule C, run only to Company and not to its affiliates, its customers or any other persons.

SECTION 6 OTHER PROVISIONS

6.1  Scope of Services. The scope of services to be provided by BNYM under this Agreement shall not be increased as a result of new or revised regulatory or other requirements that may become applicable with respect to the Company, unless the parties hereto expressly agree in writing to any such increase. BNYM shall not be obligated to develop or implement Upgrades, but to the extent it elects to do so Section 3.1 shall apply.

6.2  Additional Provision Regarding Governing Law. This Agreement will not be governed by the United Nations Convention on Contracts for the International Sale of Goods. The Uniform Computer Information Transaction Act drafted by the National Conference Of Commissioners On Uniform State Laws, or a version thereof, or any law based on or similar to such Act (“UCITA”), if and as adopted by the jurisdiction whose laws govern with respect to this Agreement in any form, shall not apply to this Agreement or the activities contemplated hereby. To the extent UCITA is applicable notwithstanding the foregoing, the parties agree to opt out of the applicability of UCITA pursuant to the “opt out” provisions contained therein.

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6.3  Third Party Providers. Except for those terms and conditions that specifically apply to Third Party Providers, under no circumstances shall any other person be considered a third party beneficiary of this Agreement or otherwise entitled to any rights or remedies under this Agreement. Except as may be provided in Third Party Agreements, Company shall have no rights or remedies against Third Party Providers, Third Party Providers shall have no liability of any nature to the Company, and the aggregate cumulative liability of all Third Party Providers to the Company shall be $1.

6.4  Liability Provisions.

(a)  Notwithstanding any provision of the Main Agreement or this Schedule C, BNYM shall not be liable under this Schedule C under any theory of tort, contract, strict liability or other legal or equitable theory for lost profits, for exemplary, punitive, special, incidental, indirect or consequential damages, or for any other damages which are not direct damages regardless of whether such damages were or should have been foreseeable and regardless of whether any entity has been advised of the possibility of such damages, all and each of which damages is hereby excluded by agreement of the parties.

(b)  Notwithstanding any provision of the Main Agreement or this Schedule C, BNYM’s cumulative, aggregate liability to the Company for any Loss, including Loss arising from Claims for indemnification pursuant to the Main Agreement and this Schedule C, that arises or relates to a term of this Schedule C, the recovery of which is not otherwise excluded or barred by another provision of this Agreement, shall not exceed the fees paid by Company to BNYM for use of the particular Component System with respect to which the claim of Loss was made for the six (6) months immediately prior to the date the last claim of Loss relating to the particular Component System arose.

(c)  In the event of a material breach of this Schedule C by BNYM with respect to the operation of a particular Component System, Company’s sole and exclusive termination remedy shall be to terminate the Licensed Rights granted by this Schedule C to the particular Component System with respect to which the material breach occurred by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement, but the Company shall not be entitled to terminate any other provision of the Agreement or the Licensed Rights with respect to any other Component System. For purposes of clarification: The foregoing sentence is not intended to restrict, modify or abrogate any remedy available to a Company under another provision of the Agreement for a breach of Schedule C by BNYM other than the termination remedy.

6.5  Assignment. Company may not, and shall not under any circumstances, assign, license, sublicense, grant rights to use or otherwise transfer any Licensed Rights or any right in or part thereof or any obligation under this Schedule C, and any such assignment or transfer or attempted assignment or transfer shall be void.

6.6  Return of Proprietary Items. Upon a termination of this Agreement or a termination of the right to use the Licensed System or a right to use a particular Component System, or at the end of a Continuation Period (as defined in Section 6.15), as applicable, Company shall immediately cease attempts to access and use the relevant Component Systems and related Proprietary Items, and Company shall promptly return to BNYM all copies of the relevant Documentation and any other related Proprietary Items then in Company’s possession. Company shall remain liable for any payments due to BNYM with respect to the period ending on the date of termination or any Continuation Period, as applicable, and any charges arising due to the termination.

6.7  Conflicts. Applicable terms of the Main Agreement shall apply to this Schedule C but any conflict between a term of the Main Agreement and this Schedule C shall be resolved to the fullest extent possible in favor of the term in this Schedule C.

6.8  Exclusivity. Company shall solely and exclusively use the Licensed System to perform the computing functions and services made available to the Company by the Licensed System. For clarification: this means the Company will not use any system, subsystem, component or functionality of another service provider to perform functions or services similar to those provided by the Licensed System.

6.9  Term. The term of this Schedule C shall be the same as the term in effect for the Main Agreement, including with respect to any renewal terms. Additionally, with respect to each Component System to which the

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Company is given access and use, the term applicable to BNYM’s obligation to furnish the Component System and the Company’s obligation to pay the fees and charges applicable to the Component System (“Component System Obligations”) shall be the same as the term applicable to the Core Services, including with respect to any renewal term. For clarification: this Schedule C and the Component System Obligations may be terminated only in connection with a termination of the Main Agreement in accordance with the termination provisions set forth in the Main Agreement, except where this Schedule specifically sets forth an additional termination right.

6.10  Confidentiality. Company agrees to maintain the confidentiality of and protect the Proprietary Items and to prevent access and use not permitted hereunder with at least the same degree of care that it utilizes with respect to its own proprietary and nonpublic material, including without limitation agreeing:

(i)	not to disclose to or otherwise permit any person access to, in any manner, the Proprietary Items, or any part thereof in any form whatsoever, except that such disclosure or access shall be permitted to an employee of Company in the course of his or her employment and who is bound to maintain the confidentiality thereof;

(ii)	not to use the Proprietary Items for any purpose other than in connection with the Company’s exercise of the Licensed Rights, without the consent of BNYM; and

(iii)	to promptly report to BNYM any facts, circumstances or events that are reasonably likely to constitute or result in a breach of this Section 6.10 or a breach of Section 4 of the Main Agreement with respect to the Proprietary Items, and take all reasonable steps requested by BNYM to prevent, control, remediate or remedy any such facts, circumstances or events or any future occurrence of such facts, circumstances or events.

6.11  Provisions Applicable Solely to IAM. In connection with any permitted access and use of IAM, the Company agrees, at its expense, to;

(a)  Provide, or retain other persons to provide, all computers, telecommunications equipment, encryption technology and other materials, services, equipment and software reasonably necessary to develop and maintain a Company Web Application as contemplated by IAM Documentation, including the functionality necessary to maintain the hypertext links to IAM (“Company IAM Site”);

(b)  Promptly provide BNYM written notice of changes in Fund policies or procedures requiring changes to the IAM settings or parameters or services (“Parameter Changes”); provided, however, this provision shall be interpreted to require BNYM to modify only adjustable settings and parameters already provided for in IAM in response to a Parameter Change and not to require BNYM to effect any Upgrade;

(c)  Work with BNYM to develop Internet marketing materials for Permitted Users and forward a copy of appropriate marketing materials to BNYM;

(d)  Promptly revise and update applicable prospectuses and other pertinent materials, such as user agreements, to include the appropriate consents, notices and disclosures, including disclaimers and information reasonably requested by BNYM;

(e)  With respect to the Company IAM Site, maintain all on-screen disclaimers and copyright, trademark and service mark notifications, if any, provided by BNYM in writing from time to time, and all “point and click” features relating to acknowledgment and acceptance of such disclaimers and notifications; and

(f)  Design and develop the Company IAM Site functionality necessary to facilitate, implement and maintain the hypertext links to IAM and the various inquiry and transaction web pages and otherwise make the Company IAM Site available to Permitted Users.

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6.12  Termination and Suspension by BNYM.

(a)  In the event of a material breach of this Schedule C by Company, BNYM may terminate the Licensed Rights in their entirety and all access to and use of the Licensed System by complying with the notice and cure period provisions in the Main Agreement applicable to a material breach of the Agreement.

(b)  In the event BNYM reasonably believes in good faith that any activity (i) of the Company or a Permitted User constitutes a breach of a provision of this Schedule C governing access to or use of the BNYM System, or (ii) any activity presents a threat to the integrity or security of the BNYM System or the information contained within it (a “Use Incident”), BNYM may without incurring any liability hereunder, temporarily suspend access to and use of the Licensed System or a Component System solely for the amount of time necessary for the investigation and resolution of the issues, and shall notify the Company as soon as practicable under the circumstances of such action and the conduct believed to be a Use Incident. BNYM shall exercise this right with diligence to minimize the impact of any such suspension. The parties agree to promptly cooperate in good faith to address such issues. The Company shall indemnify BNYM for all Loss, and to the extent applicable defend BNYM against all Loss, resulting from or arising out of or in connection with a Use Incident attributable to conduct of the Company, an Authorized Person or Permitted User.

6.13  Equitable Relief. Company agrees that BNYM would not have an adequate remedy at law in the event of a breach or threatened breach of a Use Provision by the Company and that BNYM would suffer irreparable injury and damage as a result of any such breach. Accordingly, in the event Company breaches or threatens to breach a Use Provision, in addition to and not in lieu of any legal or other remedies BNYM may pursue hereunder or under applicable law, Company hereby consents to the granting of equitable relief (including the issuance of a temporary restraining order, preliminary injunction or permanent injunction) against it by a court of competent jurisdiction, without the necessity of proving actual damages or posting any bond or other security therefor, prohibiting any such breach or threatened breach. In any proceeding upon a motion for such equitable relief, BNYM’s ability to answer in damages shall not be interposed as a defense to the granting of such equitable relief.

6.14  Survival. Sections 2.1(b), 2.12, 4.1, 4.2, 4.3, 6.10, provisions which by their nature are applicable after an agreement termination, provisions expressly stated to survive termination and any provisions appropriate to interpret such provisions or to determine the rights or obligations of the parties surviving termination of the Agreement by law, shall survive any termination of the Main Agreement, this Schedule C or the Licensed Rights.

6.15  Provisions Applicable Solely to the 22c-2 System. In connection with any permitted access and use of the 22c-2 System, the Company agrees as follows:

(a)  Definitions. The following terms have the following meanings solely for purposes of this Section 6.15:

“Commercially Reasonable Efforts” means efforts that are reasonable under the circumstances for a well managed company in the securities processing industry.

“Company 22c-2 Data” means, collectively, the Fund Data, the Shareholder Data and the Supplemental Data.

“Company Database” means the database maintained within the 22c-2 System by and for Company containing the Company 22c-2 Data.

“Financial Intermediary” means a financial intermediary as that term is defined in Rule 22c-2.

“Front End Data” means the transaction data relating to the Funds and the accounts of Shareholders of the Funds (i) specified by applicable Documentation for use within the 22c-2 System to yield reports intended to assist the Company in determining the Financial Intermediaries from which additional transactional details could be requested for purposes of compliance with SEC Rule 22c-2, and (ii) which has been selected by the Company and transmitted to the Company Database.

“Fund Data” means, collectively, the Front End Data and the Fund Settings.

“Fund Settings” means the Fund preferences, parameters, rules and settings inputted into the Company Database and 22c-2 System by Company to administer a Fund’s Rule 22c-2 policies.

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“Rule 22c-2” means Rule 22c-2 of the SEC promulgated under the 1940 Act.

“Shareholder” means a shareholder, as that term is defined in Rule 22c-2, of any of the Funds.

“Shareholder Data” means the transaction data with respect to Shareholders in a Fund requested by Company that a Financial Intermediary, for access and use by Company in the 22c-2 System, (i) delivers to BNYM by a Designated Method, or (ii) delivers to Company and is inputted into the Company Database by Company.

“SRO” means any self-regulatory organization, including national securities exchanges and national securities associations.

“Supplemental Data” means any data or information, other than the Shareholder Data and Fund Data, inputted into the Company Database by Company, or provided to BNYM and inputted into the Company Database by BNYM as an additional service, that Company has reasonably determined is necessary in the operation of the 22c-2 System for purposes of compliance with Rule 22c-2.

(b)  Availability. BNYM shall make the 22c-2 System available to Company from 8:00 a.m. to 6:00 p.m., Eastern Time, during days the New York Stock Exchange is open for trading, except for periods therein in which BNYM suspends access for maintenance, backup, updates, upgrades, modifications required due to changes in applicable law, or other commercially reasonable purposes as reasonably determined by BNYM. BNYM will use Commercially Reasonable Efforts to limit any periods of nonavailability due to the foregoing activities.

(c)  Third Party Provisions. Company’s use of the 22c-2 System shall be subject to the terms and conditions contained in BNYM’s agreements with Third Party Providers that BNYM is required by such agreements to apply to users of the software or services of the particular Third Party Provider to the extent notified of such terms and conditions by BNYM.

(d)  BNYM Modifications. Company hereby accepts all such modifications, revisions and updates, including changes in programming languages, rules of operation and screen or report format, as and when they are implemented by BNYM, and agrees to take no action intended to have or having the effect of canceling, reversing, nullifying or modifying in any fashion the operation or results of such modifications, revisions and updates. BNYM will make Commercially Reasonable Efforts to give Company advance written notice before any such modifications, revisions or updates to the 22c-2 System go into effect.

(e) Shareholder Data.

(1)  Company acknowledges that Financial Intermediaries, not BNYM, provide the Shareholder Data, that Company’s access to the Shareholder Data through use of the 22c-2 System is dependent upon delivery of the Shareholder Data by the Financial Intermediaries, and that BNYM is not responsible or liable in any manner for any act or omission by a Financial Intermediary with respect to the delivery of Shareholder Data. Company also acknowledges that Financial Intermediaries may deliver Shareholder Data which modifies Shareholder Data previously delivered or may refuse to provide Shareholder Data and that BNYM is not responsible or liable in any manner for any such modification of Shareholder Data or any such refusal to deliver Shareholder Data.

(2)  Company has sole responsibility for authorizing and directing a Financial Intermediary to deliver Shareholder Data that Company may require for purposes of Rule 22c-2. BNYM shall be obligated to receive and input into the Company Database only that Shareholder Data which has been delivered by a Financial Intermediary through the facilities maintained for such purpose by the NSCC or through the internal communications links provided in the 22c-2 System (“Designated Methods”). Company shall be solely responsible for inputting into the Company Database and the 22c-2 System any Shareholder Data delivered by a method other than a Designated Method.

(f)  Company 22c-2 Data. As between Company and BNYM, Company alone shall be responsible for obtaining all Fund Data, Shareholder Data and Supplemental Data that Company determines is required in connection with its use of the 22c-2 System. As between Company and BNYM, Company is also exclusively

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responsible for (i) the accuracy and adequacy of all Company 22c-2 Data; (ii) the review for accuracy and adequacy of all output of the 22c-2 System before reliance or use (provided the 22c-2 System is operating in accordance with the Documentation); and (iii) the establishment and maintenance of appropriate control procedures and back up procedures to reduce any loss of information, interruption or delay in processing Company 22c-2 Data after received by Company. Company shall comply with all applicable laws and obtain all necessary consents from any person, including Financial Intermediaries, regarding the collection, use and distribution to BNYM of Company 22c-2 Data as contemplated herein and of any other information or data regarding Company and the Funds that Company provides or causes to be provided for the purposes set forth herein.

(g)  Communications Configuration. Company shall be responsible, at its expense, for procuring and maintaining the communications equipment, lines and related hardware and software reasonably specified by BNYM to comprise the communications configuration required for Company to use the 22c-2 System and any Updates and General Upgrades to the communications configuration.

(h)  Front End Data. As between Company and BNYM, Company shall be solely responsible for selecting Front End Data, identifying it to BNYM and directing BNYM to transmit the identified Front End Data from the BNYM transfer agent system to the Company 22c-2 Database in the 22c-2 System. Company hereby authorizes BNYM to transmit Front End Data to the 22c-2 System without further action on anyone’s part upon receiving a communication from Company identifying Front End Data for transmission to the 22c-2 System.

(i)  Restricted Use of Company 22c-2 Data. The Company 22c-2 Data constitutes “Confidential Information” for all purposes of Section 4 and other applicable provisions of the Main Agreement. As between the Company and BNYM, title to all Company 22c-2 Data and all related intellectual property and other ownership rights shall remain exclusively with Company. Company authorizes BNYM to maintain and use Company 22c-2 Data solely in the manner contemplated by applicable Documentation and this Agreement and to aggregate Company 22c-2 Data in the Company Database with data of other users of the 22c-2 System to analyze and enhance the effectiveness of the 22c-2 System and to create broad-based statistical analyses and reports for users and potential users of the 22c-2 System and industry forums.

(j)  Application of Results. Except to the extent that the results are inaccurate due to BNYM’s gross negligence, willful misconduct or reckless disregard, neither BNYM nor any Third Party Provider shall have liability for any loss or damage resulting from any application of the results, or from any unintended or unforeseen results, obtained from the use of the 22c-2 System or any related service provided by BNYM.

(k)  Exclusion for Unauthorized Actions. Neither BNYM nor any Third Party Provider shall have any liability with respect to any performance problem, warranty, claim of infringement or other matter to the extent attributable to any unauthorized or improper use, alteration, addition or modification of the 22c-2 System by Company, any combination of the 22c-2 System with software not specified by applicable Documentation and any other use of the 22c-2 System in a manner inconsistent with this Agreement or applicable Documentation.

(l)  Disclaimer. BNYM DOES NOT WARRANT THAT USE OF THE 22C-2 SYSTEM BY COMPANY GUARANTEES COMPLIANCE WITH RULE 22C-2 OR ANY OTHER FEDERAL, STATE, LOCAL OR SRO LAW OR REGULATION. BNYM DOES NOT ASSUME ANY RESPONSIBILITY FOR ANY ASPECT OF LEGAL AND REGULATORY COMPLIANCE BY OR ON BEHALF OF COMPANY, NOR SHALL COMPANY REPRESENT OTHERWISE TO ANY PERSON. COMPANY’S USE OF THE 22C-2 SYSTEM AND ANY OTHER SERVICES PROVIDED UNDER THIS AGREEMENT SHALL NOT BE DEEMED LEGAL ADVICE.

(m)  Hardware Disclaimer. Under no circumstance shall BNYM or a Third Party Provider be liable to Company or any other Person for any loss of profits, loss of use, or for any damage suffered or costs and expenses incurred by Company or any Person, of any nature or from any cause whatsoever, whether direct, special, incidental or consequential, arising out of or related to computer hardware.

(n)  Termination by BNYM. BNYM may immediately terminate Company’s right to use and Company’s access to and use of the 22c-2 System upon the occurrence of any of the following events:

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(a)  Company engages in conduct which infringes or exceeds the scope of the right granted to Company by Section 2.1 of this Schedule C and does not cure the breach within ten (10) business days after receiving written notice from BNYM; or

(b)  A Third Party Provider terminates any relevant agreement the Third Party Provider has with BNYM that is necessary in order for BNYM to be able to license (or continue to license) the 22c-2 System to Company. BNYM agrees to provide Company with as much notice of such termination as BNYM receives from the Third Party Provider.

(o)  Continuation Period. In the event the Agreement is terminated and in connection with such a termination the parties agree that Company will continue to have access to and use of the 22c-2 System, then the terms of this Agreement shall apply during any such continuation period. The term of any such continuation period shall be day to day and the continuation period may be terminated immediately by either party at any time by written notice notwithstanding the contents of any notice or other communication the parties may exchange, unless both parties agree in writing to such contents. A continuation period as described in this subsection (o) is referred to herein as a “Continuation Period”.

(p)  Effect of Termination. Following a termination of the Agreement or at the end of a Continuation Period, as applicable, BNYM will (i) dispose of all Company 22c-2 Data in accordance with its applicable backup and data destruction policies, and (ii) use good faith efforts to make electronic copies of Company 22c-2 Data in existing report formats of the 22c-2 System to the extent reasonably requested by Company no less than thirty (30) days in advance of the termination of the Agreement.

(q)  This Agreement shall benefit and be enforceable by Third Party Providers of the 22c-2 System.

6.16  Internet and Mobile Applications.

(a)  Each party acknowledges that the Internet is an unsecured, unstable, unregulated, unorganized and unreliable network, and that to the extent the ability of the other party to provide or perform services or duties hereunder is dependent upon the Internet and equipment, software, systems, data and services provided by various telecommunications carriers, equipment manufacturers, firewall providers, encryption system developers and other vendors and third parties, each party agrees that the other shall not be liable in any respect for the functions or malfunctions of the Internet.

(b)  In connection with the use of any device by the Company or a Permitted User which utilizes a wireless connection, whether to a router or other computer equipment or to a wireless telecommunications network or system, in whole or in part to access the BYNM System directly or through the Internet, BNYM shall not be responsible in any respect for the functions or malfunctions of such telecommunications network or system or wireless connection or for the loss of personal information or Security Codes or for events of identity theft occurring through such telecommunications network or system or wireless connection.

6.17. Requirement For Written Consent or Written Release. No failure to act, no omission, no failure to respond, object or deny consent, and no other instance of an absence of action or communication (collectively, “Forbearance”) shall be construed as a consent or waiver (implied, constructive, deemed or otherwise) under this Schedule C. Any conduct (as defined in the Main Agreement) not expressly permitted by this Schedule C, notwithstanding any number of occurrences of the conduct, any number of requests to engage in the conduct, any failures of BNYM to discover the conduct and any number of related Forbearances, shall be prohibited in the absence of a written consent to the conduct or a written waiver of a relevant prohibition or restriction.

6.18 Aggregation And Other Third Party Services.

(a)  In the event (i) BNYM facilitates connectivity with, develops or implements functionality, APIs, transmission protocols or any other technological service, product or item that permits or enables a third party acting on behalf of the Company or a Permitted User to access or use a Component System or any part of the BNYM System for any purpose (“Connected Component”), including without limitation to access, use, extract, retrieve, input or modify Company Data or other confidential, private or personal information of the Company or a Permitted

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Use or to conduct financial or non-financial transactions (such access and use being an “Investment Service”, and such third party being an “Investment Service Provider”), (ii) Company elects to access and use or permit Permitted Users to access and use a Connected Component, and (iii) in connection therewith the Company or a Permitted User furnishes one or more Security Codes to the Investment Service Provider:

(1)	Company acknowledges that in order to permit an Investment Service Provider to provide an Investment Service BNYM may implement or operate information security processes, procedures, features or characteristics with respect to the Connected Component that differ from the information security processes, procedures, features and characteristics it maintains for some or all of the other components of the BNYM System (“Security Differences”) and in consideration for its access and use of a Connected Component or for BNYM permitting Permitted Users to access and use a Connected System it consents to the existence of the Security Differences and agrees that the Security Differences do not constitute negligence or other Liable Conduct on the part of BNYM; and

(2)	Company agrees that BNYM bears no liability or responsibility of any nature to Company for any Loss or other consequences arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system, and that it shall indemnify and defend BNYM in accordance with the terms of Section 12 of the Main Agreement for all Loss incurred by BNYM or its affiliates arising to any extent from any access to or use of a Connected Component by or through an Investment Service Provider’s technology system.

(b)  BNYM bears no liability or responsibility for Loss or other consequences arising from the use of a Security Code established by or for the Company or a Permitted User by any person not specifically permissioned by the Security Code to access and use the BNYM System or any of its Component Systems or from the use of such Security Code other than as specifically permissioned by the Security Code.

6.19. Private Label Services. If the Company provides private label services linking to a Component System to any party, including without limitation shareholders, investment advisors, management companies, financial intermediaries, and financial advisors, Company represents and warrants that it will post its own privacy policy on the website or application through which Company delivers the private label service and it must be compliant with any applicable law. BNYM provides the Company with cookies, web beacons and similar functionality (collectively “Cookie(s)”) as part of the private label services, which Cookies are described at https://nexen.bnymellon.com/app/public/cookiePolicy (“BNY Mellon Cookie Notice”). Company represents and warrants that Company will also post a cookie policy if required and in compliance with applicable Law. Some Cookies are provided by third party service providers that require pass through requirements, such as Google LLC. You will include in either your privacy or cookie policy at least the following pass through information, unless otherwise agreed between the parties in writing: “How Google uses data collected via cookies when you use our partners’ sites or apps is located at www.google.com/policies/privacy/partners, or any other URL Google may provide from time to time.” BNY Mellon reserves the right to revise its use of Cookies at any time without notice to you, including third party service provider pass through requirements. The BNY Mellon Cookie Notice will contain the date on which it was last updated. You will regularly update both your privacy policy, and cookie policy as applicable, as necessary to reflect any changes made to the BNY Mellon Cookie Notice and/or applicable Law.

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EXHIBIT 1 TO SCHEDULE C

AdvisorCentral	A portal for trusts, financial advisors, broker/dealers and other financial intermediaries to view mutual fund and client account data on the transfer agent mainframe via the Internet if permitted access by Company and for Company back offices to view the same data.

ACE	ACE Settlement (Automated Control Environment) - Performs automated mutual fund settlement, dividend settlement, tax withholding tracking, and gain loss settlement and produces the supersheet that contains a summary of dollar and share activities. Includes in the foregoing all estimation functions previously performed by ACE Estimate.

AHD	(Automated Help Desk) - a Web based help desk application used to log and track transactional issues.

AOS	AOS (Advanced Output Solutions) Digital Reports - Provides access to and the ability to print certain print/mail output generated by the Document Solutions system in connection with services provided to customers of clients, such as customer statements, customer confirmations and customer tax forms.

CMS*	(Customer Management Suite) - the combination of functionalities, systems and subsystems which together provide the following capabilities: workflow management, electronic document processing, integrated Web-based front-end processing, customer relationship management and automated servicing of brokers and investors. The principal subsystems are Correspondence, Customer Relationship Manager (automates call center activities), Image and Operational Desktop and includes E-Forms.

Data Delivery	Application which extracts broker/dealer data at the representative level, branch level and broker/dealer level and third party administrator data from the transfer agent mainframe and transmits it to Company designated end users for viewing.

DRAS	(Data Repository and Analytics Suite) - a relational data base for management reporting which consists of the Company’s entire customer information base as copied nightly from the transfer agent mainframe and includes an integrated reporting tool.

IFM System	(Intermediary Fee Management System) - application that facilitates the management, processing and payment of amounts owed by Funds to financial intermediaries as distribution expenses.

FPT	(Fund Pricing Transmission) (formerly known as PRAT) - application that receives fund price and rate information from fund accounting agents on a nightly basis, edits and performs quality control checks on the information, then uploads the prices and rates to the mainframe recordkeeping system, allows the user the ability to view, enter, upload, download, and print price/rate information.

FSR	(Full Service Retail) - principal transfer agent mainframe system which performs comprehensive processing and shareholder recordkeeping functions, including: transaction processing (purchases, redemptions, exchanges, transfers, adjustments, and cancellations), distribution processing (dividends and capital gains), commission processing and shareholder event processing (automatic investment plans, systematic withdrawal plans, systematic exchanges); creating and transmitting standard and custom data feeds to support printed output (statements, confirmations, checks), sales and tax reporting. FSR interfaces and exchanges data with various surround systems and subsystems and includes a functionality providing for direct online access. Also includes a functionality that temporarily stores systems-generated reports electronically before being transferred to COLD.

IAM	(Internet Account Management, also known as NextGen or Active Investor) - application permitting account owners via the Internet to view account information and effect certain transactions and account maintenance changes and includes an administrator site. Optional security enhancements may be offered through this site.

NSCC*	(National Securities Clearing Corporation) - application allowing web-based utility at user’s desktop to support processing linked to NSCC activity, including networking, Fund/SERV, DCC&S,

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Commission/SERV, mutual fund profile, and transfer of retirement assets, and includes NEWS (NSCC Exception Workflow Processing) which provides for the inputting of reject and exception information to the NSCC system.

Mobius	Document management system that provides for the storage and retrieval of reports generated on a mainframe. Mobius replaced COLD.

OOM	(Online Output Management) - functionality permitting user to view within the Document Solutions processing system (performs print mail and tax form production and fulfillment services) the location of a specific output, such as a confirmation or statement, in the Document Solutions work flow.

TLM	Centralized, automated, reconciliation platform and governance structure supporting reconciliation as an enterprise-wide business service which has the ability to reconcile cash, asset positions and transactions, real-time trade confirmations, and market value. TLM replaced RECONPlus.

TRS	(Tax Reporting Service) - functionality performing all applicable federal and state tax reporting (tax form processing and corrections), tax-related information reporting, and compliance mailings (including W-9, W-8, RMD, B-Notice, and C-Notice).

22c-2 System	The data warehousing, analytic and administrative applications together with the related software, interfaces, functionalities, databases and other components provided by BNYM to assist fund sponsors and their principal underwriters in satisfying requirements imposed by Rule 22c-2.

*	For clarification: Company or a Permitted User may be given a right to access and use one or more separable components of this system rather than the entire system and any right to access and use one of more of such separable components is limited to the functionalities of the separable components even if certain of functionalities of the separable components may include integration points with functionalities of other system components.

[End to Exhibit 1 to Schedule C]
[End to Schedule C]

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Schedule D
Authorized Persons (All Funds)

This Schedule D is Schedule D to the Transfer Agency And Shareholder Services Agreement, dated as of March 29, 2022, by and between BNY Mellon Investment Servicing (US) Inc. and each of the Investment Companies and Portfolios listed on Schedule B to such agreement, as such agreement and Schedule B may be amended from time to time (“Agreement”).

Each of the following individuals is an Authorized Person of the Fund:

Name:

Name:

Name:

Name:

Name:

Name:

Name:

Name:

Terms not specifically defined in this Schedule D shall have the meaning ascribed elsewhere in the Agreement.

BNYM may at all times rely on the most recently dated Schedule D. For clarification: this means that BNYM will at all times and under all circumstances rely on and use a properly completed Schedule D until it is replaced by a properly completed Schedule D bearing a later date. A Schedule D will take effect on the date signed by BNYM.

For clarification: BNYM is not obligated to verify signatures nor issue nor require any security IDs, passwords or other security codes in connection with its interaction with Authorized Persons in such capacity.

On Behalf of the Investment Company and each Portfolio of the Investment Company listed on Schedule B to the Agreement, each in its individual and separate capacity:	Acknowledged and accepted: BNY Mellon Investment Servicing (US) Inc.

By:	By:

Name:	Name:

Title:	Title:

Date:	Date:

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Schedule E

Interval Fund Services

1.  Scope of Services. BNYM shall perform, as appropriate, for or on behalf of each Interval Fund (solely for purposes of this Schedule E, each an “I-Fund”) all services set forth in Section 3 of the Agreement as reasonably determined by BNYM upon consultation with the I-Fund to be appropriate for the I-Fund or as otherwise instructed in Written Instructions by the I-Fund, subject to the further terms of this Schedule E.

2.  Purchases And Repurchases Through The NSCC. In lieu of performing the services set forth in Sections 3(a)(2) and 3(a)(3) of the Agreement, BNYM shall perform the functions described in this Section 2 of Schedule E with respect to the purchase and repurchase orders respecting I-Fund Shares received through the networking system of the NSCC. BNYM shall perform the administrative and ministerial duties appropriate to (i) to open shareholder accounts pursuant to instructions received from financial intermediaries through the NSCC, and (ii) execute and process purchase and repurchase transactions pursuant to instructions received from financial intermediaries through the NSCC, with each of (i) and (ii) to occur in accordance with the “NSCC Process”, which is hereby defined to mean the reasonable processes, procedures, terms and conditions specified by the NSCC applicable to the I-Fund Shares and the instructions from financial intermediaries with respect to transactions in I-Fund Shares; provided, however, for clarification: (i) BNYM shall have no responsibility or obligation of any nature (A) to obtain, review, retain, process or take any other act with respect to any physical documentation associated with the account opening instructions and purchase and repurchase instructions received from the NSCC and processed in accordance with this Section 2 of Schedule E, or (B) to review or determine whether the purchaser or the purchase order is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase; (ii) as between the I-Fund and BNYM, the I-Fund possesses the sole responsibility for complying with any applicable disclosure obligations, under law or otherwise, to financial intermediaries and I-Fund shareholders relating to the NSCC Process; and (iii) none of the provisions of Sections 3 or 4 of this Schedule E shall apply to instructions received by BNYM through the NSCC as contemplated by this Section 2 of Schedule E, except that Section 4(iv) of Schedule E shall apply to the extent appropriate and I-Fund Shares submitted for repurchase in a repurchase offer pursuant to the NSCC Process shall be included in any proration occurring due to an over-subscribed I-Fund repurchase offer. BNYM shall reject all purchase instructions for I-Fund Shares received through the NSCC after the Purchase Cut-Off Time (as defined below), if any is imposed, unless otherwise instructed in the I-Fund Procedures (as defined below).

3.  Direct Purchases. In lieu of performing the services set forth in Section 3(a)(2) of the Agreement, BNYM shall perform the following functions in connection with purchase orders for I-Fund Shares received directly by BNYM through means other than the networking system of the NSCC:

(i)	BNYM will review Purchase Orders (as defined below) it receives from Persons (as defined below), the Distributor and from Approved Financial Intermediaries (as defined below) prior to the Purchase Cut-Off Time and exercise reasonable care to determine in accordance with the I- Fund Procedures whether the Purchase Order constitutes a “Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Purchase Order”, which is hereby defined to mean a Purchase Order with respect to which one or more of the following criteria are not satisfied:

(a)	The purchase form and any accompanying documentation are in completed proper form and good order;

Execution Version

(b)	The Purchase Order contains all information and documentation necessary or appropriate to create a shareholder account for the purchaser named in the subscription purchase form; and

(c)	BNYM has received confirmation that good funds in sufficient amount to pay for the purchase transaction have been received from the purchaser or have been credited to the account of the purchaser.

(ii)	In the event BNYM determines a Purchase Order to be a Non-Conforming Purchase Order, BNYM shall correspond with the Person, the Distributor or the Approved Financial Intermediary who submitted the Non-Conforming Purchase Order (the “Submitter”) in accordance with applicable provisions of the I-Fund Procedures to attempt to assist with the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order. In the event BNYM is unable to assist in the completion or correction of the Non-Conforming Purchase Order into a Conforming Purchase Order, BNYM shall follow procedures set forth in the I-Fund Procedures or in the absence of such procedures will return the Non-Conforming Purchase Order to the Submitter.

(iii)	In the event BNYM determines a Purchase Order to be a Conforming Purchase Order (including Purchase Orders that were Non-Conforming Purchase Orders when received but have been remediated into Conforming Purchase Orders, including by any applicable Purchase Cut-Off Time) BNYM shall, in accordance with the I-Fund’s prospectus:

(a)	create a shareholder account in the I-Fund in accordance with the instructions of the Submitter;

(b)	execute the Conforming Purchase Order by issuing a number of I-Fund Shares consistent with the Conforming Purchase Order, the amount of funds tendered in connection with the Purchase Order, the applicable NAV and any applicable sales load,

(c)	credit the appropriate I-Fund shareholder account with the I-Fund Shares issued in accordance with clause (b); and

(d)	record the Purchase Trade Date as the purchase date for the transaction effected pursuant to clause (b), unless no Purchase Trade Date has been imposed, in which case BNYM shall record the purchase date in accordance with the Standard Procedures.

(iv)	BNYM will return to sender without processing (i) all Purchase Orders for I-Fund Shares received after the applicable Purchase Cut-Off Time, (ii) all Purchase Orders received prior to the Purchase Cut-Off Time that were Non-Conforming Purchase Orders when received and were not remediated into Conforming Purchase Orders by the Purchase Cut-Off Time, and (iii) all Purchase Orders withdrawn before the Purchase Cut-Off Time.

(v)	BNYM shall have no responsibility or obligation of any nature to review or determine whether a Person submitting a Purchase Order or the Purchase Order of a Person is eligible, qualified, authorized or otherwise approved by the I-Fund with respect to such purchase transaction.

4.  In lieu of performing the services set forth in Section 3(a)(3) of the Agreement, BNYM shall perform the following functions in connection with repurchase orders for I-Fund Shares received directly by BNYM from I-Fund shareholders and not through the networking system of the NSCC:

(i)	In the event BNYM receives a Repurchase Order (as defined below) other than during a Repurchase Offer Period (as defined below) from a shareholder of the I-Fund, BNYM shall return the Repurchase Order to the submitting shareholder without processing the order.

Execution Version

(ii)	After BNYM has received a copy of a Repurchase Offer Notice (as defined below) from the I- Fund, BNYM shall, with respect to Repurchase Orders it receives during a relevant Repurchase Offer Period, review each Repurchase Order and exercise reasonable care to determine in accordance with the I-Fund Procedures (as defined below) whether the Repurchase Order constitutes a “Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which all the following criteria are satisfied, or a “Non-Conforming Repurchase Order”, which is hereby defined to mean a Repurchase Order with respect to which one or more of the following criteria are not satisfied:

(a)	A Repurchase Order must comply with any applicable requirements of the I-Fund Procedures and the Repurchase Offer Notice, must be tendered in proper form and must contain all information and consist of all documentation as BNYM may reasonably determine necessary or appropriate.

(b)	All required or permitted endorsements and signatures must in BNYM’s reasonable judgment be valid and genuine; the requested repurchase must in BNYM’s reasonable judgment be legally authorized, and in BNYM’s reasonable judgment (I) no evidence of any nature whatsoever, whether credible or not credible, exists with respect to a claim adverse to such requested repurchase or the rights of the shareholder to submit a repurchase request, regardless of the merits of the claim; and (II) the Repurchase Order satisfies all applicable requirements for personal property and securities transfer as specified in the Standard Procedures.

(iii)	In the event BNYM determines a Repurchase Order to be a Non-Conforming Repurchase Order, BNYM shall implement any appropriate procedures that may be contained in the I-Fund Procedures and in the event the Non-Conforming Repurchase Order cannot be converted into a Conforming Repurchase Order by the expiration of the Repurchase Offer Period, shall return the Non-Conforming Repurchase Order to the submitting shareholder, the Distributor or the Approved Financial Intermediary, as applicable, together with any written correspondence provided by the I-Fund.

(iv)	In the event BNYM determines a Repurchase Order to be a Conforming Repurchase Order (including Repurchase Orders that were Non-Conforming Repurchase Orders when received but have been remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period) and the Repurchase Order has not been withdrawn by the close of the Repurchase Offer Period, BNYM shall perform the following functions, subject to any applicable provisions of the Repurchase Offer Notice, the Proration Conditions or I-Fund Procedures not in conflict with the following:

(a)	Execute the Conforming Repurchase Order by debiting the appropriate number of I-Fund Shares from the relevant I-Fund shareholder account and cancelling such shares;

(b)	Deliver to the Fund Custodian and the I-Fund or its designee a notification setting forth the number of I-Fund Shares repurchased by the I-Fund and make such additional entries in the I-Fund’s books and records to accurately reflect a reduction in the outstanding Shares of the I-Fund; and

(c)	Upon receipt of the monies from the Fund Custodian in an amount appropriate for the particular repurchase, pay such monies to the tendering shareholder in accordance with the I-Fund Procedures.

Execution Version

(v)	BNYM will also return to sender without processing (i) all Repurchase Orders received prior to the close of the Repurchase Offer Period that were Non-Conforming Repurchase Orders when received and were not remediated into Conforming Repurchase Orders by the close of the Repurchase Offer Period, and (ii) all Repurchase Orders withdrawn before the close of the Repurchase Offer Period.

5. For purposes of this Schedule E:

(i)	“Approved Financial Intermediary” means a broker-dealer, registered investment advisor or other financial intermediary that the I-Fund or the Distributor has identified in writing to BNYM as authorized to purchase Shares of the I-Fund.

(ii)	“Distributor” means Lord Abbett Distributor LLC and its legal successors and assigns.

(iii)	“Person” means a person other than the Distributor and an Approved Financial Intermediary seeking to purchase and own I-Fund Shares directly with the I-Fund rather than beneficially through an account with an Approved Financial Intermediary.

(iv)	“Proration Conditions” means any terms limiting the number of I-Fund Shares that will be accepted for repurchase in a repurchase offer, whether applied individually or in the aggregate, and any procedures or conditions governing the processing of Repurchase Orders in the event of an over-subscribed I-Fund repurchase offer (I) contained in the Repurchase Offer Notice and I- Fund Procedures, and (II) to the extent not contained in the Repurchase Offer Notice or I-Fund Procedures, reasonably adopted by BNYM.

(v)	“Purchase Cut-Off Time” means any time designated by the I-Fund on any date designated by the I-Fund (in the I-Fund Procedures, or if not contained in the I-Fund Procedures, in a Written Instruction) by which a NSCC purchase instruction and Conforming Purchase Order must be received by BNYM in order to be processed for the purchase of I-Fund Shares.

(vi)	“Purchase Order” means a purchase form or instructions for the purchase of I-Fund Shares and any accompanying documentation.

(vii)	“Purchase Trade Date” means, if implemented by the I-Fund, the single trade date for all purchases of I-Fund Shares as set by the I-Fund in the I-Fund Procedures, or, in the absence of such date in the I-Fund Procedures, in a Written Instruction, for Conforming Purchase Orders received on or prior to that date.

(viii)	“Repurchase Order” means, collectively, written instructions on the repurchase form required by the I-Fund from a shareholder of the I-Fund, conforming to all requirements of such form, containing a request that some or all I-Fund shares held by the shareholder be repurchased by the I-Fund, together with any documentation accompanying such written instrument.

(ix)	“Repurchase Offer Notice” means the written notification of a repurchase offer from the I-Fund sent to I-Fund shareholders containing the terms and conditions of the I-Fund’s offer to repurchase I-Fund Shares from I-Fund shareholders in the repurchase offer, including a designation of the Repurchase Offer Period (as defined below) together with any restrictions applicable to the repurchase offer, including without limitation any Proration Conditions.

Execution Version

(x)	“Repurchase Offer Period” means the period during which a Repurchase Order must be received in order for the shareholder submitting the Repurchase Order to participate in the particular repurchase offer.

(xi)	“I-Fund Procedures” means Standard Procedures supplemented by any Exception Procedures (as defined in Section 14 of the Agreement) relating to the purchase or repurchase of I-Fund Shares.
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